     As filed with the Securities and Exchange Commission on August 8, 1995


                                                      Registration No. 33-60391

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-4/A

                                 AMENDMENT #1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 BANCTEC, INC.
            (Exact name of registrant as specified in its charter)




    DELAWARE                        3670                      75-1559633
(State or other               (Primary Standard             (IRS Employer
 jurisdiction of               Industrial                Identification Number)
 incorporation or              Classification
 organization)                 Code Number)

                            4435 SPRING VALLEY ROAD
                             DALLAS, TEXAS  75244
                                (214) 450-7700
              (Address, including zip code, and telephone number,
       including area code, or registrant's principal executive offices)

                                 TOD V. MONGAN
                             SENIOR VICE PRESIDENT
                         SECRETARY AND GENERAL COUNSEL
                            4435 SPRING VALLEY ROAD
                             DALLAS, TEXAS  75244
                                (214) 450-7700

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                                  Copies to:


              Jim A. Watson                         Don M. Glendenning
         Vinson & Elkins L.L.P.                 Locke Purnell Rain Harrell
        3700 Trammell Crow Center              (A Professional Corporation)
            2001 Ross Avenue                   2200 Ross Avenue, Suite 2200
          Dallas, Texas  75201                     Dallas, Texas  75201


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                               PROPOSED             PROPOSED
                                                               MAXIMUM             MAXIMUM               AMOUNT OF
       TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE       AGGREGATE            REGISTRATION
      SECURITIES TO BE REGISTERED         REGISTERED          PER SHARE(1)       OFFERING PRICE(1)         FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share
(includes associated Rights)(2)           9,200,000             $15.57           $143,244,000           $49,394.48

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), using the average of the high and low prices reported on The Nasdaq National Market System for the Registrant's
      Common Stock on June 16, 1995.
(2) The Registration Statement also pertains to rights to purchase shares of Common Stock of the Registrant. One right is attached to and trades with each share of Common Stock of the Registrant. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Common Stock.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                                               August ____, 1995

To the Stockholders of BancTec, Inc.:

      Enclosed are a Notice of Annual Meeting of Stockholders, a Joint Proxy Statement and Prospectus, and a Proxy for an Annual Meeting of Stockholders (the "Meeting") of BancTec, Inc. ("BancTec") to be held on August ___, 1995, at ______ a.m., Dallas, Texas time, at Texas Commerce Bank Tower, Fourth Floor Boardroom, 2200 Ross Avenue, Dallas, Texas.

      At the Meeting you will be asked to consider and vote on the issuance of shares of BancTec Common Stock in accordance with the terms of an Agreement and Plan of Merger ("Merger Agreement") pursuant to which a wholly-owned subsidiary of BancTec will be merged with and into Recognition International Inc. ("Recognition"), with Recognition becoming a wholly-owned subsidiary of BancTec. The terms of the Merger Agreement provide that holders of Recognition Common Stock owned as of the effective time of the merger will receive 0.59 of a share of BancTec Common Stock for each Recognition share. Immediately after the Merger, the current stockholders of Recognition will own approximately 45% of the then outstanding BancTec Common Stock. In addition, you will be asked to vote upon three nominees for directors of BancTec and to approve an increase in the number of shares available for issuance pursuant to the BancTec, Inc. 1990 Employee Stock Purchase Plan. Details of the proposals are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.
      After careful consideration, the Board of Directors of BancTec has approved the Merger Agreement and recommends that all stockholders vote for its approval. The Board of Directors of BancTec believes that the proposed merger presents significant opportunities for growth in shareholder value, international market coverage, and product and technology diversity. The combined company, we believe, will be more cost efficient and therefore financially stronger, and better able to compete in its chosen markets as a result of its larger critical mass.

      All stockholders are invited to attend the Meeting in person. The affirmative vote of a majority of the shares of BancTec Common Stock present, in person or by proxy, at the Meeting will be necessary for approval and adoption of the Merger Agreement, the election of the three directors and the approval of the increase in shares available for issuance pursuant the Employee Stock Purchase Plan.

      IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, YOU ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS AND PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you attend the Meeting in person you may, if you wish, vote personally on all matters brought before the Meeting even if you have previously returned your Proxy.

                                                Sincerely,



                                                Grahame N. Clark, Jr.
                                                Chairman of the Board and
                                                Chief Executive Officer






                            YOUR VOTE IS IMPORTANT

                 PLEASE READ, SIGN, DATE AND RETURN YOUR PROXY

                                 BANCTEC, INC.
                            4435 SPRING VALLEY ROAD
                             DALLAS, TEXAS  75244

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON AUGUST ___, 1995

To the Stockholders of BancTec, Inc.:

      Notice is hereby given that an Annual Meeting of Stockholders (the "Meeting") of BancTec, Inc. ("BancTec") will be held on August ___, 1995, at ______:00 a.m., Dallas, Texas at Texas Commerce Bank Tower, Fourth Floor Boardroom, 2200 Ross Avenue, Dallas, Texas, for the following purposes:

            (1) to consider and vote on the issuance of shares of BancTec Common Stock in accordance with the terms of an Agreement and Plan of Merger dated as of May 19, 1995 (the "Merger Agreement") among BTEC Merger Subsidiary, Inc. ("BancTec Sub") and Recognition International Inc. ("Recognition"), pursuant to which among other things, (a) BancTec Sub would be merged with and into Recognition (the "Merger") and (b) each stockholder of Recognition would receive for each share of Recognition Common Stock owned as of the effective time of the Merger 0.59 of a share of BancTec Common Stock (which approval and adoption shall constitute, among other things, approval of the issuance of shares of BancTec Common Stock in connection with the Merger) as described in the accompanying Joint Proxy Statement and Prospectus;

            (2) to consider and vote on the election of three nominees for directors;

            (3) to consider and vote on a proposal to increase in the number of shares available for issuance pursuant to the BancTec, Inc. 1990 Employee Stock Purchase Plan by 200,000 shares; and

            (4) to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      Notwithstanding stockholder approval of the foregoing Proposals, BancTec reserves the right to abandon the Merger at any time prior to the consummation of the Merger. See "The Merger Agreement-Termination" for a discussion of BancTec's ability to abandon the Merger.

      The Board of Directors of BancTec (the "BancTec Board") has fixed the close of business on ________________, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the Meeting. A list of BancTec stockholders entitled to vote at the Meeting will be available for examination, during ordinary business hours, at Banctec's offices at 4435 Spring Valley Road, Dallas, Texas 75244, for ten days prior to the Meeting.

      A form of Proxy and a Joint Proxy Statement and Prospectus containing more detailed information with respect to the matters to be considered at the Meeting accompany this notice.

      You are cordially invited and urged to attend the Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy in the enclosed, self-addressed, stamped envelope. If you attend the Meeting and desire to revoke your Proxy and vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE ABOVE PROPOSALS.

      IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE READ THE JOINT PROXY STATEMENT AND PROSPECTUS AND COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AN ADDRESSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                    By Order of the Board of Directors,

                                    Tod V. Mongan
                                    Senior Vice President, General Counsel and
                                    Secretary

Dallas, Texas

August ___, 1995

                                                               August ____, 1995

To the Stockholders of Recognition International Inc.:

      Enclosed are a Notice of Special Meeting of Stockholders, a Joint Proxy Statement and Prospectus, and a Proxy for a Special Meeting of Stockholders (the "Meeting") of Recognition International Inc. ("Recognition") to be held on _____________, 1995, at _____ a.m. Dallas, Texas time, at _____________________.

      At the Meeting you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger ("Merger Agreement") pursuant to which a wholly-owned subsidiary of BancTec, Inc. ("BancTec") will be merged with and into Recognition, with Recognition becoming a wholly-owned subsidiary of BancTec. The terms of the Merger Agreement provide that holders of Recognition Common Stock owned as of the effective time of the merger will receive 0.59 of a share of BancTec Common Stock for each Recognition share. Immediately after the Merger, the current stockholders of Recognition will own approximately 45% of the then outstanding BancTec Common Stock. Details of the proposal are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

      After careful consideration, the Board of Directors of Recognition has approved the Merger Agreement and recommends that all stockholders vote for its approval. The Board of Directors of Recognition believes that the proposed merger presents significant opportunities for enhancement of shareholder value both in the near term and in the future. Going forward, the combination presents opportunities for operating efficiencies and synergies which should make the combined company financially stronger and more competitive. In the meantime, the number of shares of BancTec stock to be received by Recognition stockholders in the proposed merger represents a premium over the market price of Recognition stock at the time the Merger Agreement was signed.

      All stockholders are invited to attend the Meeting in person. The affirmative vote of a majority of the shares of Recognition Common Stock present, in person or by proxy, at the Meeting will be necessary for approval and adoption of the merger Agreement.

      IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, YOU ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS AND PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you attend the Meeting in person you may, if you wish, vote personally on all matters brought before the meeting even if you have previously returned your Proxy.

                                           Sincerely,



                                           Robert A. Vanourek
                                           President and Chief Executive Officer






                            YOUR VOTE IS IMPORTANT
                 PLEASE READ, SIGN, DATE AND RETURN YOUR PROXY

                        RECOGNITION INTERNATIONAL INC.
                           2701 EAST GRAUWYLER ROAD
                              IRVING, TEXAS 75061


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ______, 1995


To the Stockholders of Recognition International Inc.:

      Notice is hereby given that a Special Meeting of Stockholders of Recognition International Inc., a Delaware corporation ("Recognition"), will be held on _______, 1995, at __ o'clock in the morning, Central Standard Time, at _____________________, Dallas, Texas for the following purpose:

            (1) to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger dated as of May 19, 1995 (the "Merger Agreement") among Recognition, BancTec, Inc. ("BancTec") and BTEC Merger Subsidiary, Inc. ("BancTec Sub") pursuant to which, among other things,
      (a) BancTec Sub would be merged with and into Recognition (the "Merger") and (b) each stockholder of Recognition would receive for each share of Recognition Common Stock owned as of the effective time of the Merger 0.59 of a share of BancTec Common Stock as described in the accompanying Joint Proxy Statement and Prospectus; and

            (2) to transact such other business as may properly be brought before said meeting or any adjournment(s) or postponement(s) thereof.

      Notwithstanding stockholder approval of the foregoing proposals Recognition reserves the right to abandon the Merger at any time prior to the consummation thereof.

      Only stockholders of record at the close of business on _________, 1995, are entitled to notice of, and to vote at, such meeting or any adjournment(s) or postponement(s)thereof. A complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder at the offices of Locke Purnell Rain Harrell, Suite 2200, 2200 Ross Avenue, Dallas, Texas, for a period of at least ten days before the meeting.

      A form of Proxy and a Joint Proxy Statement and Prospectus containing more detailed information with respect to the matters to be considered at the Meeting accompany this notice.

      You are cordially invited to attend the meeting in person, but if you cannot do so, please read the Joint Proxy Statement and Prospectus and complete, date, sign and return the accompanying proxy card at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save the company additional solicitation expense.


                                          By Order of the Board of Directors

                                          Carol S. Lyon
                                          Vice President and Secretary


Dallas, Texas

August ____, 1995

                 Subject to completion, Dated August 8, 1995


Preliminary Copy                                    Confidential- For Use of the
                                         Securities and Exchange Commission only


              BANCTEC, INC.       RECOGNITION INTERNATIONAL INC.
                                 _____________

                     JOINT PROXY STATEMENT AND PROSPECTUS
                                 _____________

                              GENERAL INFORMATION

This Joint Proxy Statement and Prospectus (the "Proxy Statement/Prospectus") is furnished in connection with the solicitation of proxies by the Board of Directors of BancTec, Inc., a Delaware corporation ("BancTec"), and Recognition International Inc., a Delaware corporation ("Recognition"), for use in connection with an Annual Meeting of Stockholders of BancTec (the "BancTec Meeting") and a Special Meeting of Stockholders of Recognition (the "Recognition Meeting"), respectively, each of which is to be held on _____, 1995, or any adjournment(s) or postponement(s) thereof. At such meetings, the stockholders of each of BancTec and Recognition will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of May 19, 1995 (the "Merger Agreement") among BancTec, BTEC Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of BancTec ("BancTec Sub"), and Recognition, pursuant to which BancTec Sub would be merged with and into Recognition (the "Merger") with Recognition becoming a wholly-owned subsidiary of BancTec. As a result of the Merger, each of the then outstanding shares of Common Stock, $.25 par value, of Recognition (the "Recognition Common Stock") would be converted into the right to receive 0.59 of a share of Common Stock, $.01 par value, of BancTec (the "BancTec Common Stock"). Immediately after the Merger, the current stockholders of Recognition will own approximately 45% of the then outstanding BancTec Common Stock.

      In addition, at the BancTec Meeting, the stockholders of BancTec will consider and vote upon the election of three nominees as directors of BancTec and will consider and vote upon a proposal to approve an increase in the number of shares available for issuance pursuant to the BancTec, Inc. 1990 Employee Stock Purchase Plan by 200,000 shares.

      The stockholders of BancTec and Recognition also will consider and vote upon such other business as may properly come before the meetings or any adjournment(s) or postponement(s) thereof. A representative of Arthur Andersen LLP will be present at the BancTec Meeting with an opportunity to make a statement and to respond to appropriate questions. Likewise, a representative of Price Waterhouse LLP will be present at the Recognition Meeting with an opportunity to make a statement and to respond to appropriate questions.

      This Proxy Statement/Prospectus also constitutes a prospectus of BancTec with respect to the shares of BancTec Common Stock (including the associated rights under the BancTec Stockholder Rights Plan) to be issued pursuant to the Merger.

      FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "CERTAIN CONSIDERATIONS."

      This Proxy Statement/Prospectus is first being mailed to the stockholders of BancTec and Recognition on or about ________, 1995.

                               _________________

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 _____________

   THE DATE OF THIS JOINT PROXY STATEMENT AND PROSPECTUS IS ________, 1995.

                             AVAILABLE INFORMATION

      BancTec and Recognition are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifty Street, N.W., Judiciary Plaza, Washington, D.C., 20549 at prescribed rates. The shares of Common Stock of Recognition (the "Recognition Common Stock") are listed on the New York Stock Exchange and, as such, the periodic reports, proxy statements and other information filed by Recognition with the Commission can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Shares of Common Stock of BancTec (the "BancTec Common Stock") are quoted on The Nasdaq National Market System. Reports and other information concerning BancTec can be inspected at the offices of The Nasdaq Stock Market, Inc. Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

      BancTec has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of BancTec Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus also constitutes the Prospectus of BancTec filed as part of the Registration Statement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                      DOCUMENTS INCORPORATED BY REFERENCE

      THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO BANCTEC AND RECOGNITION WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO BANCTEC (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM BANCTEC, INC., 4435 SPRING VALLEY ROAD, DALLAS, TEXAS 75244, ATTENTION TOD
V. MONGAN, SECRETARY, TELEPHONE: (214) 450-7700. DOCUMENTS RELATING TO RECOGNITION (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM RECOGNITION INTERNATIONAL INC., P.
O. BOX 660204, DALLAS, TEXAS 75266-0204, ATTENTION CAROL LYON, SECRETARY,
TELEPHONE: (214) 579-6382. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY ________, 1995. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

      The following BancTec documents are incorporated by reference herein:

            1. Annual Report on Form 10-K for the year ended March 26, 1995, (the "1995 BancTec 10-K");

            2. BancTec's Current Report on Form 8-K dated May 19, 1995 (filed with the Commission on May 31, 1995);

            3. The description of the BancTec Common Stock and associated stock purchase rights contained in the Registration Statement on Form 8-A dated July 6, 1988; and

            4. BancTec Quarterly Report on Form 10-Q dated August 4, 1995 for the quarter ended June 25, 1995.

      The following Recognition documents are incorporated by reference herein:

            1. Recognition's Annual Report on Form 10-K for the year ended October 31, 1994;

            2. Recognition's Quarterly Report on Form 10-Q for the quarter ended January 31, 1995;

            3. Recognition's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995;

            4.  Recognition's Current Report on Form 8-K dated May 31, 1995;

            5. The description of Recognition's Common Stock contained in Form 8-A declared effective February 11, 1980; and

            6. The description of Recognition's Preferred Stock Purchase Rights contained in Form 8-A dated September 25, 1992.

      All documents filed by BancTec or Recognition with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the BancTec and Recognition stockholder meetings shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein or contained in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
                                 _____________

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BANCTEC OR RECOGNITION SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                               TABLE OF CONTENTS


GENERAL INFORMATION.........................................................   i

AVAILABLE INFORMATION.......................................................  ii

DOCUMENTS INCORPORATED BY REFERENCE.........................................  ii

SUMMARY.....................................................................   1

RISK FACTORS...............................................................   12
      Integration of the Business..........................................   12
      Substantial Dilution of Ownership....................................   12
      Costs Relating to the Merger.........................................   12
      Management of Combined Company.......................................   13
      Factors Affecting Market Price of BancTec Common Stock...............   13
      Interests of Certain Persons Relating to Recognition in the Merger...   13
      Shares Eligible for Future Sale......................................   13
      Certain Anti-Takeover Provisions.....................................   13

THE MEETINGS...............................................................   13
      Matters to be Considered at the Meetings.............................   14
      Votes Required.......................................................   14
      Voting of Proxies....................................................   14
      Revocability of Proxies..............................................   14
      Record Date; Shares Entitled to Vote; Quorum.........................   14
      No Dissenters' Rights................................................   15
      Solicitation of Proxies..............................................   15

THE MERGER.................................................................   16
      General..............................................................   16
      Background of the Merger.............................................   16
      Reasons for the Merger; Recommendations of the Boards of Directors...   17
      Opinions of Financial Advisors.......................................   19
      Interests of Certain Persons in the Merger...........................   25
      Accounting Treatment.................................................   26
      Certain Federal Income Tax Consequences..............................   27
      Regulatory Approval..................................................   28
      Resale Restrictions..................................................   28

THE MERGER AGREEMENT.......................................................   28
      The Merger...........................................................   28
      Exchange Procedures..................................................   29
      Representations and Warranties.......................................   30
      Certain Covenants....................................................   30
      No Solicitation of Transactions......................................   31
      Indemnification and Insurance........................................   32
      Conditions...........................................................   32
      Termination..........................................................   32
      Termination Fee......................................................   33
      Expenses.............................................................   33
      Amendment and Waiver.................................................   33

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................   34

DESCRIPTION OF CAPITAL STOCK...............................................   40
      BancTec Capital Stock................................................   40
      Recognition Capital Stock............................................   42

COMPARATIVE RIGHTS OF STOCKHOLDERS.........................................   43
      General..............................................................   43
      Classified Board of Directors........................................   43
      Stockholders Rights Plans............................................   44
      Number of Directors; Removal; Filling Vacancies......................   45
      Stockholder Action by Written Consent; Special Meetings..............   45
      Fair Price Provisions................................................   45
      Amendment of the Certificate of Incorporation and Bylaws.............   48
      Limitation of Liability of Directors.................................   48
      Indemnification of Directors and Officers............................   48
      Delaware Anti-Takeover Statute.......................................   49
      Advance Notice Provisions for Stockholder Nominations and
       Stockholder Proposals...............................................   50

ELECTION OF BANCTEC DIRECTORS..............................................   52

MEETINGS AND COMMITTEES OF THE BANCTEC BOARD...............................   53

BANCTEC EXECUTIVE COMPENSATION.............................................   53
      Summary Compensation Table...........................................   53
      BancTec Option Grants in Fiscal 1995.................................   56
      Aggregated Option Exercises in Fiscal 1995 and Fiscal Year-End
       Option Values                                                          57
      Compensation of BancTec Directors ...................................   57
      BancTec Employment Agreements........................................   57
      BancTec Compensation Committee and Option Committee Interlocks and
       Insider Participation...............................................   58
      BancTec Compensation Committee Report on Executive Compensation......   58
      Performance Graph....................................................   60

PROPOSAL TO AMEND BANCTEC'S 1990 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
THE NUMBER OF SHARES OF BANCTEC COMMON STOCK RESERVED FOR ISSUANCE.........   61
      General..............................................................   61
      The Amendment........................................................   61
      Reasons for the 1990 Plan............................................   61
      Administration of the 1990 Plan......................................   61
      Eligibility..........................................................   61
      Stock Offerings......................................................   62
      Election to Participate..............................................   62
      Restrictions on Options..............................................   63
      Amendment and Termination of the 1990 Plan...........................   63
      Tax Considerations...................................................   63
      Vote Required and Recommendation for Approval of the Proposed
       Amendment to the 1990 Plan..........................................   64

CERTAIN STOCKHOLDERS.......................................................   65

LEGAL MATTERS..............................................................   67

EXPERTS....................................................................   67

STOCKHOLDER PROPOSALS......................................................   67

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS...........................   67

OTHER MATTERS..............................................................   67

APPENDIX A - Agreement and Plan of Merger..................................  A-1
APPENDIX B - Opinion of Merrill Lynch......................................  B-1
APPENDIX C - Opinion of Bear Stearns.......................................  C-1
APPENDIX D - BancTec, Inc. 1990 Employee Stock Purchase Plan...............  D-1

                                    SUMMARY

      The following summary of certain information contained elsewhere in this Joint Proxy Statement and Prospectus (the "Proxy Statement/Prospectus"), does not purport to be complete and is qualified in its entirety by reference to the full text, including the Appendices attached hereto. As used in this Proxy Statement/Prospectus, "BancTec" refers to BancTec, Inc. and "Recognition" refers to Recognition International Inc. and unless the context otherwise requires, such entities and their respective subsidiaries and affiliated partnerships. The information contained in this Proxy Statement/Prospectus with respect to BancTec and its affiliates has been supplied by BancTec, and the information with respect to Recognition and its affiliates has been supplied by Recognition. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Proxy Statement/Prospectus.

BANCTEC

      BancTec is a provider of electronic and document-based financial transaction processing systems, application software and support services. BancTec develops products for banking, financial services, insurance, government, utility, telecommunications, retail, and other industries. In addition, BancTec designs and manufactures document transports and scanners for value added resellers and original equipment manufacturers and provides support services to users of local area networks and personal computers.

      Document Processing Systems. BancTec offers a variety of products which are used to process financial or full page documents. BancTec's ImageFIRST(R) and 9400 series products provide solutions for financial document processing requirements, such as high-speed check sorting and remittance payment processing. By accelerating the processing of financial documents, customers are able to improve their cash flow and maximize funds availability. BancTec's DocuScan(R) 2000 and 4000 series products utilize photo-optical technology, gray scale capture capabilities, image character recognition software and high precision document transports to efficiently scan, digitize, route and archive full-sized business documents such as contracts, letters, insurance forms and engineering drawings.

      Integrated Core Processing And Bank Automation Software Products. BancTec provides several hardware and software products to community banks. Banker II(R) and ACCESS(TM) are core processing software products which integrate check sorting, platform automation, loan processing, deposit management, ATM and teller processing and other bank operations activities. PODExpress(R) combines PC UNIX-based software products with the Company's reader/sorters to provide solutions for proof-of-deposit and other check sorting applications.

      Electronic Payment Processing Products. BancTec markets software products for electronic credit, debit and courtesy card processing, electronic check authorization, inventory management and other electronic funds transfer and point of sale applications. The Company's products enable retailers to process consumers' electronic transactions in-lane, in-store, at the main office or at the electronic payment switch.

      Network Services and Personal Computer Support. BancTec provides LAN and PC hardware support, systems integration services, asset management, help desk services and installation coordination. It's service engineers provide on-site or on-call support for file servers, personal computers, laptop computers, engineering workstations, printers and other peripheral equipment. BancTec also provides technical telephone support for Novell network operating systems software and is the U.S. warranty service provider for Dell Computer Corp. and AST Research Inc. As a key aspect of BancTec's strategy of providing its customers with a total system solution, BancTec installs and maintains its own products.

      Sales and Distribution. In the United States, BancTec's U.S. Banking and Commercial Systems focuses on the following areas:

      1. Document processing systems sold directly to high-volume document processors such as large banks, financial service providers, telephone companies, gas and electric utilities, petroleum companies, service bureaus, insurance companies, retailers and other end-users.

      2. Systems solutions and integrated products for community banks and smaller regional banks.

      3. Software products for electronic funds transfer and point-of-sale applications for retailers, grocery chains and financial institutions.

      The Company's North American Service and Manufacturing Group focuses on the following areas:

      1. PC/LAN network support services, PC warranty services, third party maintenance and other maintenance-related products and services for major North American companies and government institutions.

      2. Document processing equipment, imaging products and electronic components for original equipment manufacturers and value added resellers.

      Internationally, BancTec sells its products through a variety of channels. The Company has direct sales forces in the United Kingdom, Canada, Japan and Australia. In 1992, BancTec and Thomson-CSF established a joint venture company, ScanData N.V., which has exclusive rights to market and service BancTec's products in continental Europe, Scandinavia and North Africa. The Company also has a 33% interest in Servibanca, a South American company which specializes in financial document processing.

      BancTec's principal executive offices are located at 4435 Spring Valley Road, Dallas, Texas 75244, and its telephone number at such address is
(214) 450-7700.

RECOGNITION

      Recognition is a supplier of document recognition and imaging systems, workflow and image software and related customer service. Recognition's products are designed primarily to manage and process the flow of paper documents, information and work activities. Recognition operates its business through several strategic business units: the Worldwide Systems Group (comprised of the OEM & Technology Division, the Solutions Division, the International Solutions Division and the Service Division); and the Software Division.

      The OEM & Technology Division develops and manufactures equipment and software products designed to automate the input of data from paper documents for processing in centralized and distributed environments. These products utilize Recognition's core technical competencies which include magnetic ink character recognition ("MICR"), optical character recognition ("OCR"), image character recognition ("ICR"), high-speed paper handling, image capture and local area networking. Examples of applications for Recognition's systems include the sorting and encoding of checks and airline tickets, the processing and encoding of customer payments for utilities, credit card, insurance and similar industries, and the image capture, manipulation and processing of forms such as medical claims, employee applications and purchase orders.

      The Solutions Division was formed in 1994 to take advantage of Recognition's application expertise in order to develop and market complete system solutions for forms processing, remittance and payment processing and document management processing. In developing these solutions, the Division integrates equipment, application software and professional services provided by the Division, other Recognition divisions and/or third parties.

      The International Solutions Division markets products to the international marketplace through Recognition's wholly-owned subsidiaries and a network of resellers and distributors. The Division sells products which are produced by other Recognition divisions and products supplied by other vendors. The Division also markets PC-based wide and local area network products purchased from various vendors and integrated for use by government agencies and commercial customers. Such network products are primarily marketed by Recognition's Canadian subsidiary. In addition, the Division markets equipment and software maintenance and support services similar to those provided by the Service Division.

      The Service Division's staff of over 500 U.S. field technicians provides hardware and software maintenance and support services on an on-call, on-site or return-to-factory basis to its customers. These services are provided for Recognition's products and other manufacturers' electro-mechanical equipment, such as item processing transports and high-speed laser printers. The Division also provides telephone support services, contract programming services, software updates and training for equipment and software products.

      The Software Division has developed and markets a family of open system software products under the brand name Plexus(R). The Division also markets products developed by other vendors. These products allow users to streamline and redesign the flow of information through the work environment. The Division's imaging software products consist of optical storage management software and a development environment for network-based imaging systems. Its workflow products manage the flow of data between various steps in a user-defined business process. The Plexus product line improves employee productivity and customer service by eliminating the need for the retrieval of information records typically stored as paper documents and permitting the electronic routing of such records and related information between computers and other data processing equipment in the workplace. The Division also provides telephone support services, contract programming services, consulting services, software updates and training for its products.

      Recognition was founded in 1961. In March 1993, the company changed its name to Recognition International Inc. from Recognition Equipment Incorporated. Recognition's principal executive office is located at 2701 East Grauwyler Road, Irving, Texas 75061 and its telephone number is (214) 579-6000.

ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS


      This Proxy Statement/Prospectus relates to an Annual Meeting of Stockholders of BancTec (the "BancTec Meeting") and a Special Meeting of Stockholders of Recognition (the "Recognition Meeting," and collectively with the BancTec Meeting, the "Meetings"). At the Recognition Meeting, the stockholders of Recognition will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of May 19, 1995 (the "Merger Agreement") among BancTec, BTEC Merger Subsidiary, Inc., a wholly owned subsidiary of BancTec ("BancTec Sub"), and Recognition pursuant to which BancTec Sub would be merged with and into Recognition (the "Merger"). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. At the BancTec Meeting, the stockholders of BancTec will consider and vote on the issuance of shares of BancTec Common Stock pursuant to the terms of the Merger Agreement. In addition, the stockholders of BancTec will consider and vote upon the election of three nominees as directors of BancTec (the "Election of Directors") and a proposal to approve an increase in the number of shares available for issuance pursuant to the BancTec, Inc. 1990 Employee Stock Purchase Plan by 200,000 shares (the "Purchase Plan Approval").

      The BancTec Meeting will be held on ________, 1995, at __:00 a.m., Dallas, Texas time, at Texas Commerce Bank Tower, Fourth Floor Boardroom, 2200 Ross Avenue, Dallas, Texas. The record date for stockholders of BancTec entitled to notice of and to vote at the BancTec Meeting is as of the close of business on ____________, 1995. Voting rights for BancTec are vested in the holders of the BancTec Common Stock, with each share of BancTec Common Stock entitled to one vote on each matter coming before the stockholders. As of _______, 1995, there were approximately _______________ shares of BancTec Common Stock outstanding and approximately _______ holders of record.

      The Recognition Meeting will be held on ____________, 1995, at __:00 a.m., Dallas, Texas time, at _________. The record date for stockholders of Recognition entitled to notice of and to vote at the Recognition Meeting is as of the close of business on ___________, 1995. Voting rights for Recognition are vested in the holders of the Common Stock, $.25 par value, of Recognition ("Recognition Common Stock"), with each share of Recognition Common Stock entitled to one vote on each matter coming before the stockholders. As of June 1, 1995, there were 15,355,740 shares of Recognition Common Stock outstanding and approximately 4,940 holders of record.

VOTES REQUIRED

     BancTec. In accordance with the National Association of Securities Dealers, Inc. ("NASD") By-Laws, the affirmative vote of a majority of the shares of BancTec Common Stock present, in person or by proxy, at the BancTec Meeting will be necessary for approval of the issuance of shares of BancTec Common Stock to Recognition stockholders pursuant to the terms of the Merger Agreement. Additionally, pursuant to General Corporation Law of the State of Delaware (the "DGCL"), the affirmative vote of a majority of the shares of BancTec Common Stock present, in person or by proxy, at the BancTec Meeting will be necessary for the election of the nominees for Directors and the approval and adoption of the proposed amendment to the BancTec Inc. 1990 Employee Stock Purchase Plan.
As of June 6, 1995, directors and executive officers of BancTec were beneficial owners of approximately ____% of the outstanding shares of BancTec Common Stock (excluding 712,080 shares which may be acquired upon exercise of options or other rights which are exercisable within 60 days of June 6, 1995).

      Recognition. Pursuant to the DGCL, the favorable vote of the holders of at least a majority of the outstanding shares of Recognition Common Stock is required for the approval and adoption of the Merger Agreement. As of June 1, 1995, directors and executive officers of Recognition were beneficial owners of approximately 0.78% of the outstanding shares of Recognition Common Stock (excluding 902,483 shares which may be acquired upon exercise of options or other rights which are exercisable within 60 days of June 1, 1995)

THE MERGER

      Conversion of Securities. Upon consummation of the transactions contemplated by the Merger Agreement, (a) BancTec Sub will be merged with and into Recognition (the "Merger") and (b) each issued and outstanding share of Recognition Common Stock will be converted into the right to receive 0.59 of a share of BancTec Common Stock (the "Exchange Ratio"). Immediately after the Merger, the current Stockholders of Recognition will own approximately 45% of the then outstanding BancTec Common Stock. Fractional shares of BancTec Common stock will not be issued in connection with the Merger. A holder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to the product of the Average Price (as defined) of a share of the BancTec Common Stock multiplied by the fraction of a share to which such holder would otherwise be entitled.

      Recommendations of the Boards of Directors. The BancTec Board has approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement by the stockholders of BancTec. The BancTec Board believes that the terms of the Merger are fair to and in the best interests of BancTec and its stockholders. The Board of Directors of Recognition (the "Recognition Board") has approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement by the stockholders of Recognition. The Recognition Board believes that the terms of the Merger are fair to and are in the best interests of Recognition and its stockholders.

      For a discussion of the factors considered by the respective Boards of Directors in reaching their decisions, see "The Merger-Reasons for the Merger; Recommendations of the Boards of Directors."

      Opinions of Financial Advisors. On May 19, 1995, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") delivered its oral opinion to BancTec's Board, which opinion was subsequently confirmed in writing, that, as of such date and based on the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as discussed by Merrill Lynch with Banctec's Board, the Exchange Ratio was fair to BancTec from a financial point of view. Merrill Lynch subsequently delivered its written opinion dated the date of this Proxy Statement/Prospectus (the "Merrill Lynch Opinion") that, as of such date and based on the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as set forth therein, the Exchange Ratio was fair to BancTec from a financial point of view.

      On May 19, 1995, Bear, Stearns & Co. Inc. ("Bear Stearns") delivered its written opinion to Recognition's Board to the effect that, based on various considerations and assumptions, the Exchange Ratio was fair from a financial point of view to the holders of Recognition Common Stock. Bear Stearns subsequently confirmed such opinion by delivery of its written opinion dated the date of this Proxy Statement/Prospectus.

      Copies of the full text of the written opinions of Merrill Lynch and Bear Stearns, dated the date of this Proxy Statement/Prospectus, which set forth the assumptions made, procedures followed, matters considered and limits of their respective reviews, are attached to this Proxy Statement/Prospectus as Appendices B and C, respectively, and should be read carefully in their entirety. See "The Merger-Opinions of Financial Advisors."

      Interests of Certain Persons in the Merger. In considering the recommendation of Recognition's Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain employees and members of the management and the Board of Directors of Recognition have certain interests in the Merger that are in addition to the interests of stockholders of Recognition generally, including without limitation, severance agreements entered into in December 1994 providing for immediate exercisability of stock options and extension of exercisability periods of such options under certain circumstances, the acceleration of stock options, the continuation of indemnification and insurance coverage, and the acceleration of the vesting and payment of benefits under the Executive Benefit Plan. See "The Merger--Interests of Certain Persons in the Merger," and "The Merger Agreement--Indemnification and Insurance.

      Conditions to the Merger. The obligations of BancTec and Recognition to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) obtaining requisite stockholder approvals, (ii) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the absence of any material adverse change in the financial condition, business, operations or prospects of the other party, except that certain changes occurring because of the Merger Agreement and its announcement shall not be considered as material adverse changes, (iv) the absence of any injunction prohibiting consummation of the Merger, (v) the receipt of certain legal opinions with respect to the tax consequences of the Merger and (vi) the qualification of the Merger as a pooling of interests.

      The obligation of BancTec to consummate the Merger is further subject to the following conditions to be satisfied at or prior to the Effective Time: (a) the absence of a determination by BancTec, upon review of certain matters described in a disclosure letter provided to BancTec pursuant to the terms of the Merger Agreement, that in its reasonable judgment such matters are likely to have a material adverse affect upon the business, financial condition or result of operations of Recognition and its subsidiaries taken as a whole, (b) the performance in all material respects of Recognition's obligations required to be performed by it under the Merger Agreement, and (c) the truth and correctness of the representations and warranties of Recognition contained in the Merger Agreement. In addition, the obligation of Recognition to consummate the Merger is further subject to the following conditions to be satisfied at or prior to the Effective Time: (a) the performance in all material respects of BancTec's obligations required to be performed by it under the Merger Agreement, and (b) the truth and correctness of the representations and warranties of BancTec contained in the Merger Agreement. See "The Merger-Certain Federal Income Tax Consequences," "The Merger-Accounting Treatment" and "The Merger Agreement-Conditions."

      Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), which certificate will be filed as promptly as practicable after the requisite stockholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived. Subject to the satisfaction (or waiver) of the other conditions to the obligations of BancTec and Recognition to consummate the Merger, it is presently expected that the Merger will be consummated immediately following the Meetings or as soon thereafter as such other conditions are satisfied.

      Exchange of Recognition Stock Certificates. Upon consummation of the Merger, each holder of a certificate or certificates representing shares of Recognition Common Stock ("Certificates") outstanding immediately prior to the Merger will, upon the surrender thereof (duly endorsed, if required) to a designated exchange agent (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of whole shares of BancTec Common Stock into which such shares of Recognition Common Stock will have been automatically converted as a result of the Merger. After the consummation of the Merger, the Exchange Agent will mail a letter of transmittal with instructions to all holders of record of Recognition Common Stock as of the Effective Time for use in surrendering their Certificates in exchange for certificates representing shares of BancTec Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. See "The Merger Agreement-Exchange Procedures."

      No Dissenters' Rights. Holders of BancTec Common Stock and Recognition Common Stock are not entitled to dissenters' rights in connection with the Merger.

      Certain Federal Income Tax Consequences. The obligations of Recognition and BancTec to consummate the Merger are conditioned on the receipt of opinions of their respective counsel, Locke Purnell Rain Harrell (A Professional Corporation) and Vinson & Elkins L.L.P., to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If so treated, no gain or loss will be recognized by Recognition stockholders upon the receipt of BancTec Common Stock in exchange for Recognition Common Stock except with respect to cash received in lieu of a fractional interest in BancTec Common Stock. See "The Merger-Certain Federal Income Tax Consequences" and "The Merger Agreement-Conditions."

      Accounting Treatment. Both BancTec and Recognition believe that the Merger will qualify as a pooling of interests for accounting and financial reporting purposes. Recognition has received a "pooling letter" from Price Waterhouse LLP, their independent accountants, dated May 19, 1995, to the effect that, subject to customary qualifications, no event has occurred with respect to Recognition which would preclude the Merger from being treated as a pooling of interests for accounting purposes. BancTec has received a "pooling letter" from Arthur Andersen LLP, their independant public accountants, dated May 19, 1995, to the effect that, subject to customary qualifications, the Merger will be treated as a pooling of interests for accounting purposes. Consummation of the Merger is conditioned upon the Merger being treated as a pooling of interests as reflected in the unaudited pro forma condensed combined financial statements contained in this Registration Statement. See "The Merger-Accounting Treatment" and "The Merger Agreement-Conditions."

      Resale Restrictions. All shares of BancTec Common Stock received by Recognition stockholders in the Merger will be freely transferable, except that shares of BancTec Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Recognition at the time of the Recognition Meeting may be resold by them only in certain permitted circumstances. See "The Merger-Resale Restrictions."

      Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Recognition and BancTec, respectively, in a number of circumstances, which include, among others: (a) by the mutual consent of Recognition and BancTec by action of their respective Boards of Directors; (b) by action of the Board of Directors of either Recognition or BancTec if (i) the Merger shall not have been consummated by December 31, 1995, (ii) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby by Recognition's stockholders shall not have been obtained at a stockholders' meeting duly convened for such purpose (or any adjournment thereof), (iii) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby by BancTec's stockholders shall not have been obtained at a stockholders' meeting duly convened for such purpose (or any adjournment thereof) or (iv) a court or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement which shall have become final and nonappealable; and (c) by action of Recognition's Board, if in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, Recognition's Board determines that such termination is required by reason of an Alternative Proposal (hereinafter defined) being made for Recognition. See "The Merger Agreement-Termination."

      Termination Fee. If any person makes an Alternative Proposal for Recognition and the Merger Agreement is thereafter terminated by Recognition or by BancTec if Recognition's stockholders did not approve the Merger Agreement, Recognition is required to pay BancTec a fee of $5,500,000. See "The Merger Agreement-Termination Fee."

      Regulatory Approval. Under the HSR Act, the Merger cannot be consummated until notifications and certain information have been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. BancTec and Recognition each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on June 8, 1995, along with requests for early termination of the waiting period, and on ______________, 1995, early termination of the waiting period was granted.

                      SELECTED HISTORICAL FINANCIAL DATA

      Set forth below are selected historical financial data of BancTec and Recognition which are based upon the historical consolidated financial statements of BancTec and Recognition. The following data should be read in conjunction with the respective consolidated financial statements incorporated by reference in this Joint Proxy Statement/Prospectus.


                                 BANCTEC, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        FOR THE THREE
                                        MONTHS ENDED                        FOR THE FISCAL YEARS ENDED
                                  ------------------------  -------------------------------------------------------
                                    JUNE 25,     JUNE 26,    MARCH 26,   MARCH 27,   MARCH 28,  MARCH 29, MARCH 31,
                                     1995         1994        1995         1994       1993       1992      1991
                                  -----------  -----------  ----------  ----------  ---------  ---------  ---------
SUMMARY OF OPERATIONS
  (FOR THE PERIOD):
  Revenue........................ $ 73,152     $ 69,466     $297,539    $247,538   $233,885   $190,968   $183,761
  Income before cumulative
    effect of accounting change..    3,825        3,702       12,509      16,343     14,351     11,721     10,672
  Net income.....................    3,825        3,702       12,509      16,343     15,186     11,721     10,672
  Income per share before
    cumulative effect of
    accounting change............     0.35         0.33         1.12        1.45       1.32       1.15       1.08
  Net income per share...........     0.35         0.33         1.12        1.45       1.40       1.15       1.08

FINANCIAL POSITION
  (AT PERIOD END):
  Total assets................... $301,705           --     $307,366    $276,270   $194,846   $171,254   $152,707
  Working capital................   35,850           --       32,013      46,085     49,687     43,143     41,764
  Long-term debt.................   42,577           --       42,459      50,564     12,239     19,629     27,392
  Stockholders' equity...........  141,153           --      137,128     128,273    109,972     92,252     78,920

Weighted average shares             10,934       11,227       11,128      11,294     10,870     10,173      9,861

                          RECOGNITION INTERNATIONAL INC.
                  SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         FOR THE SIX MONTHS
                                           ENDED APRIL 30,             FOR THE FISCAL YEARS ENDED OCTOBER 31,
                                        --------------------   ------------------------------------------------------
                                          1995        1994         1994       1993       1992       1991       1990
                                        --------    --------   ----------  ---------  ---------   ---------  --------
SUMMARY OF OPERATIONS
  (FOR THE PERIOD):
  Revenue.........................      $108,852    $112,925     $219,393   $230,578   $199,186   $155,153   $230,618
  Income (loss) before
    extraordinary items...........           146        (735)     (26,580)     7,936      4,052      2,709    (31,687)
  Net income (loss)...............           146        (735)     (26,580)     7,936      4,836      6,238    (31,687)
  Income (loss) per share before
    extraordinary items...........          0.01       (0.05)       (1.70)      0.55       0.32       0.25      (3.10)
  Net income (loss) per share.....          0.01       (0.05)       (1.70)      0.55       0.38       0.57      (3.10)

FINANCIAL POSITION
  (AT PERIOD END):
  Total assets....................      $203,476          --     $204,463   $217,364   $188,383   $163,793   $181,291
  Working capital.................        55,898          --       52,592     75,044     42,193     57,651     59,933
  Long-term debt..................        49,472          --       51,722     53,656     63,781     57,688     77,628
  Stockholders' equity............        79,856          --       77,837    100,802     61,416     56,232     39,495

Weighted average shares...........        15,492      15,806       15,623     14,496     12,649     10,878     10,213

    SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA


      The following selected unaudited pro forma condensed combined financial data are presented assuming the Merger will be accounted for as a pooling of interests. The Financial Position data reflect the combined historical data of BancTec at June 25, 1995 and Recognition at April 30, 1995. The Summary of Operations data for the three months ended June 25,1995 and June 26, 1994 include BancTec financial data for the three months ended June 25, 1995 and June 26, 1994 combined with the Recognition financial data for the three months ended April 30, 1995 and April 30, 1994, respectively. The Summary of Operations data for the years ended March 26, 1995, March 27, 1994 and March 28, 1993 include BancTec fiscal year-end data for the years ended March 26, 1995, March 27, 1994 and March 28, 1993 combined with the Recognition financial data for the twelve months ended April 30, 1995 and the fiscal years ended October 31, 1993 and 1992, respectively. The twelve months ended April 30, 1995 for Recognition were determined by subtracting the six months ended April 30, 1994 from the year ended October 31, 1994, and adding the six months ended April 30, 1995. Therefore, Recognition's results of operations for the three months ended April 30, 1995 have been included in the pro forma condensed combined financial data for both the three months ended April 30, 1995 and the twelve months ended April 30, 1995. Recognition's revenue and income from continuing operations for the three months ended April 30, 1995 were $55,451,000 and $617,000, respectively. As the six months ended April 30, 1994 have been subtracted out to arrive at the twelve months ended April 30, 1995, they are excluded from the pro forma condensed combined financial statements. Recognition's revenue and loss from continuing operations for the six months ended April 30, 1994 were $112,925,000 and $735,000, respectively.

      The unaudited pro forma condensed combined financial data do not reflect expenses expected to be incurred by BancTec and Recognition in connection with the Merger or the effect of cost savings, if any, which may be realized after the consummation of the Merger. BancTec expects to incur charges to operations currently estimated at approximately $65,000,000 to $75,000,000 in the quarters ended September 30, 1995 and December 31, 1995, the quarters in which the Merger is expected to be consummated, to reflect costs associated with combining the operations of the two companies, primarily the closing of duplicate facilities of approximately $12,600,000, write-off of inventory related to duplicate product lines of approximately $10,000,000, writeoff of goodwill and other intangible assets of approximately $18,000,000, writeoff of other assets of approximately $9,700,000, severance of approximately $14,700,000, and transaction fees and costs incident to the Merger of approximately $5,000,000. The midpoint of the estimated charge after effecting for estimated tax benefits of $20,000,000, is reflected in the unaudited pro forma condensed combined balance sheet. The future cash requirements related to these charges are estimated to be in the range of $36,000,000. These preliminary estimates are subject to change based upon additional information. The unaudited pro forma condensed combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been in effect as of the beginning of the periods presented and should not be construed as representative of future operations. See "Unaudited Pro Forma Condensed Combined Financial Statements."


                                 BANCTEC, INC.
        SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                              FOR THE THREE MONTHS ENDED                 FOR THE FISCAL YEARS ENDED
                            ------------------------------   -------------------------------------------------------
                             JUNE 25, 1995  JUNE 26, 1994     MARCH 26, 1995    MARCH 27, 1994     MARCH 28, 1993
                            -------------- ---------------   ---------------  -----------------  -------------------
SUMMARY OF OPERATIONS
   (FOR THE PERIOD):
    Revenue.................   $128,603       $132,043          $512,859         $478,116            $433,071
    Income (loss) from
     continuing operations..      4,442          2,311            (3,190)          24,279              18,403
    Income (loss) from
     continuing operations
     per share..............       0.22           0.11             (0.16)            1.22                1.00


FINANCIAL POSITION           JUNE 25, 1995
   (AT PERIOD END):         --------------
    Total assets............   $476,181
    Working capital.........     55,248
    Long-term debt..........     92,049
    Stockholders' equity....    181,009

Weighted average shares.....     20,052         20,505            20,253           19,847              18,333


COMPARATIVE PER SHARE DATA

    The following tables set forth certain historical per share data of BancTec and Recognition and combined per share data on an unaudited pro forma basis after giving effect to the merger on a pooling of interests basis assuming the issuance of 0.59 of a share of BancTec Common Stock in the Merger in exchange for each share of Recognition Common Stock. This data should be read in conjunction with the selected financial data, the pro forma condensed combined financial statements included elsewhere in the Joint Proxy Statement/Prospectus and the separate historical financial statements of BancTec and Recognition incorporated by reference herein.

                                  FOR THE THREE MONTHS ENDED                  FOR THE FISCAL YEARS ENDED
                              ---------------------------------  -------------------------------------------------------
                               JUNE 25, 1995    JUNE 26, 1994    MARCH 26, 1995    MARCH 27, 1994     MARCH 28, 1993
                              --------------   ----------------  ---------------  -----------------  -------------------
HISTORICAL BANCTEC:
    Income from continuing
     operations per share         $ 0.35             $0.33          $ 1.12             $1.45              $1.32
    Book value per share (4)      $13.25

                                  FOR THE THREE MONTHS ENDED             FOR THE FISCAL YEARS ENDED OCTOBER 31,
                              ---------------------------------  ------------------------------------------------------
                              APRIL 30,1995    APRIL 30,1994          1994             1993               1992
                              --------------   --------------    ---------------  -----------------  -------------------
HISTORICAL RECOGNITION:
    Income (loss) from
     continuing operations
     per share (3)                 $0.04          ($0.09)           ($1.70)            $0.55              $0.32
    Book value per share (4)       $5.18

                                  FOR THE THREE MONTHS ENDED                 FOR THE FISCAL YEARS ENDED
                              ---------------------------------  -------------------------------------------------------
                              JUNE 25, 1995      JUNE 26, 1994   MARCH 26, 1995     MARCH 27, 1994      MARCH 28, 1993
                              ---------------  ----------------  ---------------  -----------------  -------------------
PRO FORMA COMBINED:(1)
    Income (loss) from
     continuing operations
     per share (2)(3)               $0.22           $0.11            ($0.16)          $1.22              $1.00
    Book value per share (4)        $9.17
    Income (loss) from
     continuing operations
     per equivalent share (5)       $0.13           $0.06            ($0.09)          $0.72              $0.59
    Book value per equivalent
     share (5)                      $5.41

(1) For the purposes of the pro forma condensed combined data, BancTec's financial data for the three months ended June 25, 1995 and June 26, 1994 and for the three fiscal years ended March 26, 1995, March 27, 1994 and March 28, 1993 have been combined with Recognition's financial data for the three months ended April 30, 1995 and 1994 and for the twelve months ended April 30, 1995 and the fiscal years ended October 31, 1993 and 1992, respectively. Intercompany transactions between the companies are minimal and therefore, no adjustments for such transactions have been made.

(2) The pro forma combined per share amounts have been calculated by factoring the historical Recognition weighted average shares outstanding by the Exchange Ratio of 0.59 shares of BancTec Common Stock for each share of Recognition Common Stock.

(3) For the computation of earnings per share for both Recognition on a stand-alone basis, and for the companies on a combined basis, Recognition has convertible debt that is anti-dilutive; therefore it has been excluded from the calculations.

(4) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding as reported on the face of each companies' latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Shares of Recognition stock have been converted using the Exchange Ratio for the pro forma combined book value computation. The pro forma book value computation also takes into account the midpoint of the estimated range for the transaction cost charges estimated at $50,000,000 (net of estimated tax benefits), and $10,000,000 in benefits from utilization of Recognition income tax valuation reserves.

(5) The pro forma equivalent income (loss) from continuing operations per share and the pro forma equivalent book value represents the pro forma combined income (loss) from continuing operations per share and book value multiplied by the exchange ratio.

COMPARATIVE MARKET DATA

    The BancTec Common Stock is traded through The Nasdaq National Market System. The Recognition Common Stock has been primarily traded on the NYSE (symbol "REC") since February 14, 1980 (the date on which such shares commenced public trading). The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on the NYSE Composite Tape or by The Nasdaq National Market System, as appropriate, for the BancTec Common Stock and the Recognition Common Stock. The information with respect to The Nasdaq quotations was obtained from the National Association of Securities Dealers, Inc. and reflects interdealer prices, without retail markup, markdown or commissions and may not represent actual transactions.


                                                BANCTEC        RECOGNITION
                                             COMMON STOCK      COMMON STOCK
                                             ------------      ------------
                                              HIGH   LOW       HIGH   LOW
                                             ------ ------     ----  ------
1993:
    First Quarter........................... $20.13 $15.50    $16.25 $11.88
    Second Quarter.......................... $20.00 $15.50    $16.50 $12.63
    Third Quarter........................... $22.75 $17.25    $16.88 $11.75
    Fourth Quarter.......................... $24.25 $18.75    $17.75 $13.75

1994:
    First Quarter........................... $24.75 $20.00    $15.13 $11.88
    Second Quarter.......................... $23.50 $18.75    $14.13 $ 8.13
    Third Quarter........................... $26.50 $19.50    $ 8.88 $ 6.38
    Fourth Quarter.......................... $27.25 $18.25    $ 9.63 $ 6.88

1995:
    First Quarter........................... $22.00 $14.75    $ 9.38 $ 6.50
    Second Quarter.......................... $19.75 $14.75    $ 9.13 $ 6.50

    The last reported sale prices per share of BancTec Common Stock and Recognition Common Stock on May 18, 1995, the last trading day preceding public announcement of the Merger, were $17.63 and $7.00, respectively. The Exchange Ratio of Recognition Common Stock to BancTec Common Stock has been fixed at one share of Recognition exchanged for 0.59 of a share of BancTec.

    Because the Exchange Ratio is fixed and because the market price of BancTec Common Stock is subject to fluctuation, the market value of the shares of BancTec Common Stock that holders of Recognition Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE BANCTEC COMMON STOCK AND THE RECOGNITION COMMON STOCK.

    On ________, 1995, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the last reported Common Stock sales price was $___________ for BancTec and $_________ for Recognition.

DIVIDEND POLICY

    Both companies have had a policy of retaining their earnings for use in the company. No dividends have been paid by either company in the past. At this time there are no plans to declare and pay dividends on the combined companies in the future.

RISK FACTORS

    See "Risk Factors" with respect to factors which should be considered in evaluating the Merger.

                                 RISK FACTORS


      The following factors should be considered carefully by the stockholders of BancTec and Recognition in connection with voting upon the Merger.


INTEGRATION OF THE BUSINESS

      Following the Merger, BancTec intends to integrate certain of the operations, including research and development, sales and marketing, finance and administrative functions of the two companies as soon as reasonably practicable. The Merger involves the integration of two companies that have previously operated independently. While BancTec has experience in the integration of acquired operations there can be no assurance that BancTec will not encounter difficulties in integrating the operations of Recognition with those of BancTec or that all of the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. Furthermore, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that BancTec or Recognition will not experience the loss of key personnel. Among the factors considered by the Boards of Directors of BancTec and Recognition in connection with their approval of the Merger Agreement were the opportunities for economies of scale and operating efficiencies that should result from the Merger. While BancTec and Recognition expect to achieve savings in operating costs as a result of the Merger (including, without limitation, integration of office facilities, information systems and support functions and the combined purchasing power of the two companies), there can be no assurances that the savings will be realized.

SUBSTANTIAL DILUTION OF OWNERSHIP

      Following consummation of the Merger, the current shareholders of Recognition as a group will beneficially own approximately 45% of the outstanding shares of BancTec Common Stock. The Merger will represent a substantial dilution of the ownership interests of BancTec's current stockholders.

COSTS RELATING TO THE MERGER

      In connection with the Merger, the combined company expects to incur substantial costs in the quarters ending September 30 and December 31, 1995. These include costs, currently estimated to be at least $5,000,000, related to transaction fees and costs incident to the Merger, including the fees of financial advisors, attorneys and accountants. In addition, the combined company expects to incur approximately $45,000,000 of costs associated with elimination of duplicate facilities, severance costs relating to the termination of certain employees and the writeoff of costs relating to inventories for duplicate product lines and other intangible assets, net of related income tax benefit of $20,000,000. In addition, costs related to the Merger could increase if BancTec and Recognition encounter difficulties in the consummation of the Merger or in the integration of their businesses. There can be no assurance that the combined company will not incur charges in subsequent quarters to reflect additional costs which could have an adverse effect on the business, financial condition, results of operations and price of the Common Stock of the combined company.

MANAGEMENT OF COMBINED COMPANY; RECOGNITION LOSSES

      The transition to the combined company will require substantial attention from management. In addition, last year, Recognition had losses of approximately $27,000,000, which included a restructuring charge of approximately $20,000,000, and other non-recurring charges of approximately $6,000,000. The diversion of management attention and any difficulties encountered in the transition process or continued losses by Recognition could have an adverse effect on the business, financial condition and results of operations of the combined company.

INTERESTS OF CERTAIN PERSONS RELATED TO RECOGNITION IN THE MERGER

      Certain persons related to Recognition could be deemed to have an interest in the Merger. BancTec has agreed to assume all outstanding options granted under the Recognition Stock Option Plans. Pursuant to agreements entered into in December 1994 with several executives, the Merger and a subsequent termination of an executive's employment will cause immediate exercisability of options and extend exercisability of such options for periods of 12 to 24 months after such termination. BancTec has also agreed to keep in effect in the Bylaws of the combined company a provision for mandatory indemnification of the past and present officers and directors of Recognition and each other person who has been afforded indemnification by Recognition as of the date of the Merger Agreement to the fullest extent permitted by the DGCL for a period of not less than five years from the Effective Time. In addition, BancTec has agreed to maintain, for a minimum of five years following the Merger, Recognition's current directors' and officers' liability insurance, or comparable insurance, with respect to matters occurring prior to the Merger. Finally, the Merger will trigger the accelerated vesting provisions of Recognition's Executive Benefit Plan. See "The Merger--Interests of Certain Persons in the Merger."

FACTORS AFFECTING MARKET PRICE OF BANCTEC COMMON STOCK

      Because the Exchange Ratio is fixed and the market price of BancTec Common Stock is subject to fluctuation, the market value of the shares of BancTec Common Stock that holders of Recognition Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. There can be no assurance that at or after the Effective Time such shares of BancTec Common Stock will maintain or equal the prices at which such shares have traded in the past. The closing price of BancTec Common Stock on the day prior to the announcement of the Merger was $17.63. The stock traded as low as $14.75 on May 26 and May 29, 1995, and closed at $17.75 on July 31, 1995. The prices at which BancTec Common Stock trades after the Merger may be influenced by many factors including, among others, the liquidity of the market for BancTec Common Stock, investor perceptions of BancTec and the industry in which it operates, the operating results of BancTec, and general economic and market conditions. Similar factors affect the prices at which the Recognition (or any other) Common Stock currently trades.

SHARES ELIGIBLE FOR FUTURE SALE

      As a result of this transaction, BancTec will issue approximately 9,060,000 shares of its Common Stock. All such shares will, subject to any resale restrictions imposed by Rules 144 and 145 of the Securities Act, be freely tradeable shortly following the consummation of the Merger. See "Resale Restrictions." Additionally, the price of BancTec Common Stock following the consummation of the Merger will reflect the performance and prospects of the combined company.

CERTAIN ANTI-TAKEOVER PROVISIONS

      Certain provisions of the Restated Certificate of Incorporation and Bylaws of BancTec may make an unsolicited acquisition of control of BancTec more difficult or expensive. Furthermore, BancTec has adopted a stockholder rights plan which may also make an unsolicited acquisition of BancTec more difficult or expensive. See "Description of BancTec Capital Stock."


                                 THE MEETINGS

MATTERS TO BE CONSIDERED AT THE MEETINGS

      BancTec. At the BancTec Meeting, holders of BancTec Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. BancTec stockholders will also consider and vote upon the election of three directors, the proposal to amend the BancTec, Inc. 1990 Stock Purchase Plan, and such other matters as may properly be brought before the BancTec Meeting or any adjournment(s) or postponement(s) thereof.

      THE BANCTEC BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT BANCTEC STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE ISSUANCE OF SHARES OF BANCTEC COMMON STOCK IN CONNECTION WITH THE MERGER). The BancTec Board also recommends that stockholders vote for the election of the three nominees for Director: Rawles Fulgham, Thomas G. Kamp and Norton A. Stuart, Jr. Lastly, the BancTec Board recommends that stockholders vote for the approval and adoption of the proposal to amend the BancTec, Inc. 1990 Stock Purchase Plan.

      Recognition. At the Recognition Meeting, holders of Recognition Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and such other matters as may properly be brought before the Recognition Meeting or any adjournment(s) or postponement(s) thereof.

      THE RECOGNITION BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT RECOGNITION STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTES REQUIRED


      BancTec. In accordance with the NASD By-Laws, the affirmative vote of a majority of the shares of BancTec Common Stock present, in person or by proxy, at the BancTec Meeting will be necessary for approval of the issuance of shares of BancTec Common Stock to Recognition stockholders pursuant to the terms of the Merger Agreement. Additionally, pursuant to DGCL, the affirmative vote of a majority of the shares of BancTec Common Stock present, in person or by proxy, at the BancTec Meeting will be necessary for the election of the nominees for Directors and the approval and adoption of the proposed amendment to the BancTec, Inc. 1990 Employee Stock Purchase Plan.

      At June 6, 1995, BancTec's directors and executive officers may be deemed to be beneficial owners of 370,378 shares of BancTec Common Stock (excluding 712,080 shares which may be acquired upon exercise of options and other rights which are exercisable within 60 days of June 6, 1995), or approximately _______% of the then outstanding shares of BancTec Common Stock. The directors and executive officers of BancTec have indicated that they intend to vote their shares for approval and adoption of the Merger Agreement, for the election of the nominees for Directors, and for the amendment to the BancTec, Inc. 1990 Employee Stock Option Plan.

      Recognition. Pursuant to the DGCL, the affirmative vote of the holders of at least a majority of the outstanding shares of Recognition Common Stock is required to approve and adopt the Merger Agreement. Each share of Recognition Common Stock is entitled to one vote.

      At June 1, 1995, Recognition's directors and executive officers may be deemed to be beneficial owners of 120,189 shares of Recognition Common Stock (excluding 902,483 shares which may be acquired upon exercise of options or other rights which are exercisable within 60 days of June 1, 1995), or approximately 0.78% of the then outstanding shares of Recognition Common Stock. The directors and executive officers of Recognition have indicated that they intend to vote their shares for approval and adoption of the Merger Agreement.

VOTING OF PROXIES

      Shares of BancTec Common Stock or Recognition Common Stock, as the case may be, represented by properly executed proxies received at or prior to the Meetings, will be voted at the appropriate Meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted FOR approval and adoption of the Merger Agreement, and, in the case of BancTec stockholders, FOR election of the nominees for Director and FOR approval of the increase in the number of shares available for issuance pursuant to the 1990 Stock Plan. Abstention from voting on the Merger Agreement or a broker non-vote on the Merger Agreement by Recognition stockholders will have the practical effect of voting against such matters. Broker non-votes by BancTec stockholders will have no impact since such broker non-votes are not considered "shares present" for voting purposes.

      If any other matters are properly presented at either the BancTec Meeting or the Recognition Meeting for consideration, the person or persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless the proxy indicates otherwise. Neither BancTec nor Recognition has any knowledge of any matters to be presented at the BancTec Meeting or the Recognition Meeting, as the case may be, other than those matters referred to and described herein.

REVOCABILITY OF PROXIES

      The grant of a proxy on the BancTec or Recognition form of proxy does not preclude a stockholder from voting in person or otherwise revoking a proxy. Attendance at the relevant Meeting will not in and of itself constitute revocation of a proxy. A stockholder may revoke a proxy at any time prior to its exercise by delivering to BancTec, Inc., Attention: Tod V. Mongan, Secretary, 4435 Spring Valley Road, Dallas, Texas 75244 (in the case of a BancTec stockholder) or Recognition International Inc., Attention: Carol Lyon, Secretary, P. O. Box 660204, Dallas, Texas 75266-0204 (in the case of a Recognition stockholder) a duly executed revocation or a proxy bearing a later date or by voting in person at the appropriate Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

      BancTec. Only holders of BancTec Common Stock at the close of business on ________________, 1995, will be entitled to receive notice of and to vote at the BancTec Meeting. At ________________, 1995,

BancTec had outstanding approximately ______________ shares of BancTec Common Stock. A majority of the outstanding shares of BancTec Common Stock entitled to vote must be represented in person or by proxy at the BancTec Meeting in order for a quorum to be present at the BancTec Meeting.

      Recognition. Only holders of record of Recognition Common Stock at the close of business on _______________, 1995, will be entitled to receive notice at the Recognition Meeting. At June 1, 1995, Recognition had outstanding 15,355,740 shares of Recognition Common Stock. A majority of the outstanding shares of Recognition Common Stock entitled to vote must be represented in person or by proxy at the Recognition Meeting in order for a quorum to be present at the Recognition Meeting.

NO DISSENTERS' RIGHTS

      Holders of BancTec Common Stock and Recognition Common Stock are not entitled to dissenters' rights in connection with the Merger. An affirmative vote may be raised by the companies as a defense in potential legal claims that may arise as a result of this transaction.

SOLICITATION OF PROXIES

      Each of BancTec and Recognition will bear the cost of the solicitation of proxies from its own stockholders, except that BancTec and Recognition will share equally the cost of printing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of each company and their respective subsidiaries may solicit proxies from stockholders of such company by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held by record by such persons, and BancTec and Recognition will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

      Chemical Mellon Shareholder Services will assist in the solicitation of proxies by BancTec for a fee of $4,500, plus reimbursement of reasonable out-of-pocket expenses. Corporate Investor Communications, Inc. will assist in the solicitation of proxies by Recognition for a fee of $5,000, plus reimbursement of reasonable out-of-pocket expenses.


                STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS

                                  THE MERGER

GENERAL

      The Merger Agreement provides for a business combination between BancTec and Recognition in which a wholly owned subsidiary of BancTec will be merged with and into Recognition and the holders of Recognition Common Stock will be issued shares of BancTec Common Stock in a transaction intended to qualify as a pooling of interests for accounting purposes and as a tax-free reorganization for federal income tax purposes. The discussion in this Proxy Statement/Prospectus of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and which is incorporated herein by reference.

BACKGROUND OF THE MERGER

      Starting in 1991, Recognition commenced a transition from closed, proprietary hardware products to open system solutions for document processing customers. During 1994, sales of the older, proprietary products declined at a faster rate than their replacement by the new, open systems products. This led to Recognition's decision to close its manufacturing facility in Charlotte, North Carolina. Also, the growth rate in Recognition's software business slowed to approximately 20% in 1994 compared to the 50-75% annual growth previously experienced. As a result of this transition taking place in its hardware business and the slowing growth of its software business, Recognition, in the third fiscal quarter of 1994, adopted a restructuring plan to improve its operations and enhance profitability.

      For many years, Recognition had been actively evaluating strategic and tactical alternatives seeking to enhance shareholder value. As a result of this evaluation process, Recognition sold numerous business units, acquired other companies, invested in internal business development, and partnered with other companies in its industry. At the time of the adoption of the 1994 restructuring plan, Recognition's Board encouraged Recognition's management to continue to investigate the strategic and tactical alternatives available to enhance shareholder value. Recognition's management had exploratory conversations with a number of companies regarding strategic and tactical alternatives including strategic partnerships, acquisitions and dispositions, all with the view of enhancing shareholder value. Recognition did not receive any offers or significant indications of interest in an acquisition of the corporation during the course of these conversations and inquiries. While Recognition did not solicit bids during this process, Recognition's management believed that the nature and scope of these conversations and inquiries indicated that the formal solicitation of bids would not be well calculated to maximize shareholder value, particularly in light of the potential damage to the corporation if key personnel were to leave the company or if customers were to defer orders in the face of any announced solicitation of bids.

      At the November 1994 meeting of Recognition's Board of Directors, following management's review and assessment of its various strategic alternatives and a report from Bear Stearns, Recognition's financial advisor, the Board concluded that management should focus on completion of the restructuring plan and implementation of management's fiscal 1995 operating plan while exploring strategic options for its software business and seeking the acquisition of companies compatible with its solutions business. While Bear Stearns had been advising Recognition with respect to its strategic alternatives for several months during 1994, Recognition entered into a letter agreement with Bear Stearns in November 1994 to compensate Bear Stearns for the services performed and to set forth the basis upon which Bear Stearns would be compensated for future assistance.

      In January 1995, a member of Recognition's Board was contacted by an investment banker who inquired as to whether Recognition would be interested in a transaction with BancTec. Recognition responded that it would consider any reasonable proposal in the exercise of its fiduciary duties. The investment banker also contacted, but was not engaged by, BancTec. After Bear Stearns contacted the investment banker at Recognition's request, it was determined that no proposal had been made by either party, and there was no further contact between the parties with respect to the matter.

      Recognition remained focused on its internal operations until April 1995. At that time, a decline in the price of BancTec Common Stock resulting from an announcement by BancTec that it expected lower earnings for its fiscal year due to settlement of a lawsuit and a restructuring charge, as well as Recognition's awareness that pursuing strategic alternatives such as dispositions of some of its businesses might affect pooling of interests treatment for any prospective merger, caused Recognition's management to consider whether it might be appropriate to contact BancTec management concerning a possible transaction.

      It was the belief of Recognition's management and Board that a business combination with BancTec could enhance stockholder value at a rate faster than could be achieved by Recognition independently. In April 1995, after consultation with members of Recognition's Board and Recognition's other advisors, Robert A. Vanourek, Chief Executive Officer of Recognition, contacted Grahame N. Clark, Jr., Chief

Executive Officer of BancTec, to arrange a meeting to discuss a potential business combination between the two companies. Over the past several years BancTec has pursued an active acquisition strategy to enhance its position in markets BancTec considered strategic to its operations.

      On April 29, 1995, a meeting was held between Messrs. Clark and Vanourek where it was agreed, subject to the concurrence of the BancTec Board, to have a further confidential discussion among a limited number of persons to determine whether a business combination could be arranged which would be in the best interests of both companies.

      On May 3, 1995, a meeting of BancTec's Board was held to discuss the potential acquisition of Recognition by BancTec. At the conclusion of the meeting Mr. Clark was instructed to proceed with negotiations on the basis of a stock-for-stock exchange of shares between the two companies and also under the condition that the acquisition be accounted for as a pooling of interests. BancTec's Board also determined that it was in the best interest of the stockholders of BancTec to engage an investment banking firm to assist in the analysis and to provide the Board with a fairness opinion regarding the proposed transaction. Prior to this transaction, BancTec did not maintain a relationship with any investment banking or financial advisory firm. At the time of the transaction, the Board of BancTec determined that, because of the broad distribution of BancTec shares and the relative size of the proposed transaction, a large well known national firm should be chosen. Thus, following the meeting of BancTec's Board, management of BancTec contacted Merrill Lynch, who, a number of years earlier, had submitted a proposal to provide similar services to BancTec, to investigate Merrill Lynch's interest in acting as BancTec's financial advisor in this transaction. Merrill Lynch indicated that they were interested in providing these services to BancTec and thereafter submitted a proposal. BancTec management negotiated the terms of the Merrill Lynch proposal and reached terms the BancTec Board found satisfactory. During the following week, BancTec and Merrill Lynch entered into a formal agreement whereby Merrill Lynch agreed to act as BancTec's financial advisor in the proposed transaction with Recognition.

      On May 4, 1995, Mr. Vanourek advised Recognition's Board of the decisions reached by BancTec's Board on May 3, 1995, and Recognition's Board unanimously authorized Recognition's management and advisors to continue the discussions with BancTec.

      During the period from May 2, 1995 through May 18, 1995, a limited number of executives from BancTec and Recognition, together with their respective legal and financial advisors, met on numerous occasions. It was during the course of these meetings that due diligence was conducted and completed, and the proposed Merger Agreement, including the Exchange Ratio, was negotiated.

      On May 19, 1995, Recognition's Board met to consider the proposed Merger Agreement, including the proposed Exchange Ratio as well as other provisions contained in the Merger Agreement. Representatives of Bear Stearns, Recognition's financial advisor, together with members of Recognition's senior management and its other legal and financial advisors, reviewed with Recognition's Board, among other things, the terms of the Merger Agreement, Recognition's strategic alternatives, the potential risks and benefits of the Merger, financial and valuation analyses relating thereto and due diligence findings. Bear Stearns delivered its written opinion to Recognition's Board that, based upon various considerations and assumptions, the proposed Exchange Ratio was fair from a financial point of view to the holders of Recognition Common Stock. After extensive discussion and consideration, Recognition's Board approved the Merger Agreement and the transactions contemplated thereby, and authorized the execution of the Merger Agreement.

      The BancTec Board held a special meeting on May 19, 1995 to consider the proposed Merger Agreement and the transactions contemplated thereby, including the proposed Exchange Ratio as well as other provisions contained in the Merger Agreement. At this meeting members of BancTec's senior management, together with BancTec's legal and financial advisors, reviewed with BancTec's Board, among other things, the background of the proposed merger, the strategic rationale for the merger, the potential risks and benefits of the merger, a summary of the due diligence findings, financial and valuation analyses, and the terms of the Merger Agreement. In addition, Merrill Lynch delivered its oral opinion to BancTec's Board, which opinion was subsequently confirmed in writing, that as of such date and based on the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as discussed by Merrill Lynch with BancTec's Board, the Exchange Ratio was fair to BancTec from a financial point of view. After extensive discussion and consideration, BancTec's Board approved the Merger Agreement and the transactions contemplated thereby, and authorized the execution of the Merger Agreement.



REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

      BancTec. The BancTec Board believes that the terms of the Merger Agreement are fair to and in the best interests of BancTec and its stockholders. Accordingly, BancTec's Board has approved the Merger Agreement and recommends approval thereof by the stockholders of BancTec. In reaching its determination, the BancTec Board consulted with BancTec management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

            (i) the opportunities for economies of scale and operating efficiencies that should result from the Merger, particularly in terms of the integration of office facilities, information systems and support functions;

            (ii) based on the companies' combined earning potential and the Exchange Ratio, the Merger, although dilutive in 1995, would be accretive to BancTec's projected earnings per share on a stand-alone basis for the calendar years 1996 through 1999, assuming certain synergies and operating forecasts under the Recognition Base Case (as hereinafter defined) are achieved;

            (iii) the market capitalization of the combined company will be larger than BancTec's current market capitalization, providing BancTec stockholders with enhanced liquidity;

            (iv) the combination of Recognition's and BancTec's service organizations will establish an organization with an expanded market presence to provide additional services to current customers as well as providing a viable alternative to potential customers;

            (v) Each company's customer base of its legacy system will provide an expanded market for sales of the other company's current products;

            (vi) Recognition's Plexus software products will provide BancTec with an opportunity to combine workflow software with its page imaging products in order to better compete in the large market for page imaging systems;

            (vii) Recognition's strategic alliances will provide BancTec with an expanded distribution channel for BancTec's current products and support services;

            (viii) Recognition's operation in Japan will provide BancTec with an established Japanese operation where BancTec has identified potential sales opportunities for its current product offerings;

            (ix) Recognition's operations in Canada provide products which are complementary to those offered by BancTec's Canadian operation and will provide BancTec with an expanded presence in the Canadian marketplace;

            (x) Recognition's operations in Europe will provide BancTec with established operations in certain countries that BancTec has identified as potential sales opportunities for its current product offerings;

            (xi) the past financial performance of Recognition, including the special charge of $ 25.6 million recorded in fiscal 1994;

            (xii) the oral opinion of Merrill Lynch (which was subsequently confirmed in writing) that, as of May 19, 1995 and based on the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as discussed by Merrill Lynch with BancTec's Board, the Exchange Ratio was fair to BancTec from a financial point of view;

            (xiii) the terms of the Merger Agreement; and

            (xix) the conditions to the Merger Agreement that the Merger will be accounted for under the pooling of interests method of accounting and will be a tax-free reorganization for federal income tax purposes.


      The BancTec Board considered the above, understanding that the implication of some of the factors were negative, in light of its knowledge of the business and operations of BancTec and Recognition, information about Recognition provided by BancTec's management, and its business judgment. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the BancTec Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. However, the BancTec Board placed special emphasis on the complementary business and products of Recognition, particularly Recognition's workflow software, maintenance base and Canadian and Japanese markets, BancTec's financial and management strengths, BancTec's strength in being able to integrate operations of previous acquisitions and its view that these complementing strengths would enhance the value of BancTec in the eyes of its customers and the investment community.

      THE BANCTEC BOARD RECOMMENDS THAT BANCTEC STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT.

      Recognition. The Recognition Board believes that the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of Recognition and its stockholders. Accordingly, Recognition's Board has approved the Merger Agreement and recommends approval thereof by the stockholders of Recognition. In reaching its determination, the Recognition Board consulted with Recognition management, as well as its legal counsel, Locke Purnell Rain Harrell and Skadden, Arps, Slate, Meagher & Flom, and its financial advisors, Bear Stearns, and considered a number of factors, including, without limitation, the following:

            (i) information concerning the financial condition, results of operations, businesses and prospects of BancTec and Recognition;

            (ii) the enhanced position of the combined company to succeed through the combination of complementary product lines;

            (iii) the ability of the combined company to compete more effectively with larger, better capitalized competitors;

            (iv) the opportunities for operating efficiencies and synergies as a result of the Merger, particularly through the integration of office and manufacturing facilities, information systems and support functions and the combined purchasing power of the two companies;

            (v) the increased market capitalization and financial strength of the combined company;

            (vi) Recognition's strategic alternatives, including remaining an independent company or effecting a business combination with one or more parties;

            (vii) the terms and conditions of the Merger Agreement, including the condition that Recognition receive comfort that the Merger will be a tax-free reorganization for federal income tax purposes;

            (viii) the ability of the Recognition Board to entertain alternative proposals, negotiate and give information to third parties and terminate the Merger Agreement in the event of an alternative proposal if required by the Recognition Board's fiduciary duties to Recognition stockholders;

            (ix) the opportunity for the holders of Recognition Common Stock to receive a premium over the market price for their shares immediately prior to the announcement of the Merger (the Exchange Ratio represented a premium of approximately 49% over the closing sales price of $7.00 per share of Recognition Common Stock on May 18, 1995, the day prior to the announcement of the Merger, based upon 0.59 times the closing sales price per share of BancTec Common Stock ($17.63) on such date); and

            (x) the financial presentation of Bear Stearns delivered to the Recognition Board, including the opinion of Bear Stearns rendered on May 19, 1995, that the Exchange Ratio was fair from a financial point of view to the holders of Recognition Common Stock.

      With respect to items (i), (ii), (iii) and (v) above, the Recognition Board believes that the businesses in which Recognition is involved face increasing competitive pressures from larger, better-capitalized competitors. As the markets for Recognition's products are increasingly characterized by rapidly changing technologies, product obsolescence and evolving industry standards, access to capital and the ability to fund substantial research and development and introduce new products at a level competitive with larger competitors has become increasingly important. The Recognition Board believes that the increased market capitalization and financial strength of the combined company should provide enhanced access to both public and private sources of financing, which should increase the combined company's ability to compete with larger competitors in new product developments and enhancements.

      Similarly, the Recognition Board believes that the integration of office and manufacturing facilities, information systems and support functions and the combined purchasing power of the two companies as described in (iv) above should provide operating efficiencies and synergies that should increase the competitiveness of the combined company. The Recognition Board also believes that the premium over market price immediately prior to announcement of the Merger as described in (ix) above coupled with the assurance that the Merger will be a tax-free reorganization for federal income tax purposes as described in (vii) above provide an economic benefit that is in the best interests of Recognition's stockholders.

      While Recognition will forego its other strategic alternatives as described in (vi) above, the Recognition Board believes that the Merger is a preferable alternative to maintaining an independent Recognition both because of the competitive pressures described above and because of the economic benefit to stockholders as described in (ix) and addressed in the financial presentation of Bear Stearns noted in (x) and described in detail below. Furthermore, the Recognition Board has been careful to preserve the ability, as described in
(viii) above, to entertain any alternative proposals that might be presented and to negotiate, give information to third parties, and terminate the Merger Agreement in the event of an alternative proposal if required by the Recognition Board's fiduciary duties to Recognition stockholders. Accordingly, the Recognition Board believes that the positive factors in favor of the Merger greatly outweigh any negative considerations, and the Recognition Board believes that the Merger offers the opportunity to create a combined company with greater financial resources and flexibility, competitive strengths and business opportunities than would be possible for Recognition alone.

      In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Recognition Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

      THE RECOGNITION BOARD RECOMMENDS THAT RECOGNITION STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

      BancTec

      On May 19, 1995, Merrill Lynch delivered its oral opinion to the Board of Directors of BancTec, which opinion was subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as reviewed by Merrill Lynch with the Board of Directors of BancTec, the Exchange Ratio was fair to BancTec from a financial point of view. Merrill Lynch subsequently delivered to the Board of Directors of BancTec the Merrill Lynch Opinion to the effect that, as of the date of this Proxy Statement/Prospectus and based upon and subject to the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch as set forth in the Merrill Lynch Opinion, the Exchange Ratio was fair to BancTec from a financial point of view.

      A copy of the Merrill Lynch Opinion, which sets forth the assumptions made and matters considered in, and the limitations on, the review undertaken by Merrill Lynch, is attached as Appendix B to this Proxy Statement/Prospectus.
The summary of the Merrill Lynch Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. The May 19, 1995 opinion is substantially similar to the Merrill Lynch Opinion. STOCKHOLDERS OF BANCTEC ARE URGED TO, AND SHOULD, READ THE MERRILL LYNCH OPINION IN ITS ENTIRETY.

      The Merrill Lynch Opinion is directed only to the fairness of the Exchange Ratio to BancTec from a financial point of view, and does not constitute a recommendation to any BancTec stockholder as to how such stockholder should vote at the BancTec Meeting. The Exchange Ratio was determined through negotiations between BancTec and Recognition and was approved by the Board of Directors of BancTec. Merrill Lynch provided advice to BancTec during the course of such negotiations, but did not make a recommendation with respect to what the Exchange Ratio should be or the range the Exchange Ratio should fall within.

      In arriving at its opinion dated May 19, 1995, Merrill Lynch, among other things: (i) reviewed Recognition's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended October 31, 1994 and Recognition's Form 10-Q and the related unaudited financial information for the quarterly period ending January 31, 1995; (ii) reviewed BancTec's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended March 27, 1994 and BancTec's Forms 10-Q and the related unaudited financial information for the quarterly periods ending June 26, 1994, September 25, 1994 and December 25, 1994; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Recognition and BancTec furnished to Merrill Lynch by Recognition and BancTec; (iv) conducted discussions with members of senior management of Recognition and BancTec concerning their respective businesses and prospects;
(v) reviewed certain information furnished to Merrill Lynch by BancTec and conducted discussions with members of senior management of BancTec concerning the potential combination effects resulting from the Merger on the operations of the combined entity; (vi) reviewed the historical market prices and trading activity for shares of Recognition Common Stock and shares of BancTec Common

Stock and compared them with that of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to Recognition and BancTec, respectively; (vii) compared the results of operations of Recognition and BancTec with that of certain companies which Merrill Lynch deemed to be reasonably similar to Recognition and BancTec, respectively; (viii) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (ix) considered the pro forma effect of the Merger on BancTec's capitalization ratios and earnings, cash flow and book value per share; (x) reviewed a draft of the Merger Agreement dated May 15, 1995; and (xi) reviewed such other financial studies and information, performed such other analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions as they existed on May 19, 1995.

      In preparing its opinion dated May 19, 1995, Merrill Lynch relied upon the accuracy and completeness of all information supplied or otherwise made available to it by Recognition and BancTec, and Merrill Lynch did not independently verify such information or undertake an independent appraisal of the assets or the liabilities, contingent or otherwise, of Recognition or BancTec. Merrill Lynch did not visit any of the facilities of Recognition or BancTec. With respect to the financial forecasts furnished by Recognition and BancTec, including forecasts regarding the timing, nature and magnitude of potential combination effects resulting from the Merger which were furnished by BancTec, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgments of Recognition's or BancTec's management as to the expected future financial performance of Recognition or BancTec, either on a stand-alone basis or giving effect for the Merger, as the case may be. Furthermore, in rendering the opinion, Merrill Lynch assumed that the Merger will be accounted for as a pooling of interests transaction.

      The following is a summary of the analyses performed by Merrill Lynch in connection with its opinion dated May 19, 1995. In connection with the Merrill Lynch Opinion, Merrill Lynch performed certain procedures, including each of the financial analyses described below, to update its analyses made in connection with the delivery of its opinion dated May 19, 1995, and reviewed with the managements of BancTec and Recognition the financial information on which such analyses were based and other factors, including the current financial results of such companies and the future prospects for such companies.

      Discounted Cash Flow Analysis. Merrill Lynch calculated ranges of equity value for Recognition based upon the value, discounted to the present, of its five-year stream of projected unlevered after-tax free cash flow and its projected calendar year 1999 terminal value based upon a range of multiples of its projected calendar year 1999 earnings before interest, taxes, depreciation and amortization ("EBITDA"). In conducting its analysis, Merrill Lynch utilized financial projections prepared by BancTec's management which were based on certain operating assumptions and projections and included certain material potential costs and benefits of the Merger reasonably foreseen by BancTec's management, including synergies, restructuring charges, the expected impact of the announcement of the Merger upon the operations of Recognition, and tax benefits of net operating losses carried forward by Recognition (the "Recognition Base Case"). Merrill Lynch also performed a sensitivity analysis on the Recognition Base Case which assumed that the aggregate amount of potential annual synergies utilized by BancTec management in the Recognition Base Case was reduced by 25% (the "Recognition Conservative Case"). In both the Recognition Base Case and the Recognition Conservative Case, Merrill Lynch utilized discount rates reflecting a weighted cost of capital ranging from 13.0% to 16.0% and terminal value multiples of calendar year 1999 EBITDA ranging from 4.0x to 6.0x. Based on this analysis, Merrill Lynch calculated a range of values of between $9.67 and $15.21 per share of Recognition Common Stock based on the Recognition Base Case, and of between $8.08 and $12.97 per share of Recognition Common Stock based on the Recognition Conservative Case.

      Merrill Lynch also calculated ranges of equity value for BancTec on a stand-alone basis based upon the value, discounted to the present, of its five-year stream of projected unlevered after-tax free cash flow and its projected calendar year 1999 terminal value based upon a range of multiples of its projected calendar year 1999 EBITDA. In conducting its analysis, Merrill Lynch utilized financial projections prepared by the management of BancTec based on certain operating assumptions and projections. Utilizing the same range of discount rates and terminal value EBITDA multiples as were applied to Recognition, Merrill Lynch calculated a range of values of between $18.89 and $30.41 per share of BancTec Common Stock.

      Merrill Lynch utilized the discounted cash flow methodology to calculate implied exchange ratios based on the relative ranges of value for Recognition and BancTec. The comparison of the BancTec value ranges to the Recognition value ranges under the Recognition Base Case and the Recognition Conservative Case yielded, respectively, implied exchange ratios of between 0.318 and 0.805 and between 0.266 and 0.687 shares of BancTec Common Stock for each share of Recognition Common Stock.

      Analysis of Selected Comparable Publicly Traded Companies. Merrill Lynch compared certain historical financial and operating data and projected financial performance of Recognition under both the Recognition Base Case and the Recognition Conservative Case with similar publicly available historical financial and operating data and projections of future financial performance (reflecting a composite of research analysts' estimates) of five companies deemed by Merrill Lynch to be reasonably similar to Recognition: Caere Corporation, Cornerstone Imaging, Inc., Filenet Corporation, National Computer Systems, Inc., and Scan Optics, Inc. (collectively, the "Recognition Comparable

Companies"). Merrill Lynch determined that, in view of the potential synergies and other savings anticipated from the Merger, the comparison of the market value as multiples of calendar 1996 estimated earnings per share ("EPS", which for the Recognition Comparable Companies were obtained from First Call, IBES and Zacks and were adjusted by Merrill Lynch to reflect a December 31 year end) was the most relevant basis for valuation under this methodology. For purposes of this analysis, Merrill Lynch defined "market value" as the closing price per share on May 18, 1995 multiplied by the number of shares outstanding. Merrill Lynch determined that an appropriate range of multiples of market value to projected 1996 EPS for Recognition was between 9.0x and 11.0x, based upon a range of multiples for the Recognition Comparable Companies of between 6.3x and 15.0x. Based on the foregoing ranges, Merrill Lynch calculated implied value ranges of between $11.88 and $14.52 per share of Recognition Common Stock under the Recognition Base Case and between $10.17 and $12.43 per share of Recognition Common Stock under the Recognition Conservative Case.

      Merrill Lynch also compared certain historical financial and operating data and projected financial performance of BancTec with similar publicly available historical financial and operating data and projections of future financial performance (reflecting a composite of research analysts' estimates) of 14 companies deemed by Merrill Lynch to be reasonably similar to BancTec:
Affiliated Computer Services, Bisys Group, Inc., Broadway & Seymour, Inc., Fiserv, Inc., Henry (Jack) & Associates, Hogan Systems, Inc., Verifone, Inc., Bell & Howell Holdings Company, Caere Corporation, Cornerstone Imaging, Inc., Filenet Corporation, National Computer Systems, Inc., Scan Optics, Inc., and Wang Labs, Inc. (collectively, the "BancTec Comparable Companies"). Merrill Lynch determined that an appropriate range of multiples of market value to projected 1996 EPS for BancTec was between 10.0x and 13.0x, based upon a range of multiples for the BancTec Comparable Companies of between 6.3x and 15.5x. Based on the foregoing ranges, Merrill Lynch calculated an implied value range of between $15.30 and $19.89 per share of BancTec Common Stock.

      Based on its analysis, Merrill Lynch calculated ranges of implied exchange ratios of between 0.597 and 0.949 (under the Recognition Base Case) and between
0.511 and 0.812 (under the Recognition Conservative Case) shares of BancTec Common Stock for each share of Recognition Common Stock.

      No company utilized in the selected comparable publicly traded companies analysis was identical to Recognition or BancTec. Accordingly, an analysis of the results of such a comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

      Analysis of Selected Comparable Acquisition Transactions. Merrill Lynch reviewed certain publicly available information regarding 15 selected business combinations involving companies in the data processing, computer programming and other computer-related industries announced since February 1988 (collectively, the "Comparable Transactions"). These transactions, in reverse chronological order of public announcement, were the following: (i) the acquisition of Calera Recognition Systems, Inc. by Caere Corporation; (ii) the acquisition of ElectroCom Automation Inc. by AEG AG; (iii) the acquisition of The Ask Group, Inc. by Computer Associates International, Inc.; (iv) the acquisition of Advanced Computer Systems, Inc., by BancTec, Inc.; (v) the acquisition of Imagesolve International Ltd. by BancTec, Inc.; (vi) the acquisition of Terminal Data Corporation by BancTec, Inc.; (vii) the acquisition of Digital Communications Associates, Inc. by DCA Holdings, Inc.; (viii) the acquisition of Leroux Pitts and Associates by BancTec, Inc.; (ix) the acquisition of Cybertek Corporation by Policy Management Systems Corporation;
(x) the acquisition of Springfield Computer Consultants by BancTec, Inc.; (xi) the acquisition of Monitronics, Inc. by BancTec, Inc.; (xii) the acquisition of ebm Systems, Inc. by BancTec, Inc.; (xiii) the acquisition of Intermec Corporation by Litton Industries, Inc.; (xiv) the acquisition of Gesco, Inc. by Fiserv, Inc.; and (xv) the acquisition of Mtech Corporation by Electronic Data Systems Corporation.

      Merrill Lynch compared the prices paid in such transactions in terms of, among other things, the equity value as a multiple of net income for the last twelve months ("LTM") prior to announcement and the transaction value (defined as equity value plus long-term debt and short-term debt plus the liquidation value of preferred stock plus minority interest less cash, cash equivalents and proceeds received upon exercise of options) as a multiple of LTM sales, LTM EBITDA and LTM earnings before interest and taxes ("EBIT"). In view of Recognition's weak historical operating performance relative to the operating assumptions and financial projections utilized by the management of BancTec in arriving at the Recognition Base Case, Merrill Lynch determined that the transaction value as a multiple of LTM sales was the most relevant basis for valuation under this methodology. Merrill Lynch thus determined that an appropriate range of multiples of transaction value to LTM sales was between 0.80x and 0.90x for Recognition based upon a range of multiples of between 0.53x and 2.29x for the Comparable Transactions.

      Merrill Lynch then calculated the implied values per share of Recognition Common Stock by applying its LTM sales (through January 31, 1995) to the range of multiples derived from Merrill Lynch's analysis of the Comparable Transactions. Based on its analysis, Merrill Lynch calculated that the Comparable Transactions indicated a value range of between $10.44 and $11.90 per share of Recognition Common Stock and a range of implied exchange ratios of between 0.485 and 0.633 shares of BancTec Common Stock for each share of Recognition Common Stock.

      No company utilized in the selected comparable acquisition transaction analysis was identical to Recognition or BancTec. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies included in the selected comparable acquisition transaction analysis and other factors (including the value of the anticipated synergies of the Merger) that could affect the transaction consideration for such companies and Recognition.

      Pro Forma Merger Analysis. Utilizing the Exchange Ratio, Merrill Lynch analyzed certain pro forma effects resulting from the Merger, including the effect on BancTec's projected EPS on a stand-alone basis. In its analysis, Merrill Lynch made certain assumptions with respect to the use of pro forma generation of cash, including an assumption that BancTec would use excess cash to repurchase BancTec's stock and to redeem Recognition's convertible debt prior to maturity, and took into account BancTec's proposed change of fiscal year end to December 31. Based on the Recognition Base Case, Merrill Lynch's analysis indicated that the Merger would be dilutive to BancTec's projected EPS for the period between April 1 and December 31, 1995 and would be accretive to BancTec's projected EPS for the calendar years 1996, 1997, 1998 and 1999. Merrill Lynch's analysis under the Recognition Conservative Case indicated that the Merger would be dilutive to BancTec's projected EPS for the period between April 1 and December 31, 1995, neutral to BancTec's projected EPS for the calendar year 1996, and accretive to BancTec's projected EPS for the calendar years 1997, 1998 and 1999.

      Historical Stock Price Analysis. Merrill Lynch reviewed the performance of the per share daily closing market price of Recognition Common Stock over the period from May 18, 1990 to May 17, 1995 and compared such daily closing prices with the performance of the Standard & Poor's 500 Index and a composite index of the Recognition Comparable Companies. Merrill Lynch also reviewed the performance of the per share daily closing market price of BancTec Common Stock over the same period and compared such daily closing prices with the performance of the Standard & Poor's 500 Index and a composite index of the BancTec Comparable Companies.

      The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch. In arriving at its opinion dated May 19, 1995, Merrill Lynch performed a variety of financial analyses, the material portions of which are summarized above. In addition, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create a misleading view of the process underlying its opinion. In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BancTec or Recognition. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to reflect the prices at which such businesses or assets may actually be sold. Because such estimates are inherently subject to uncertainty, neither Merrill Lynch, BancTec nor any other person assumes responsibility for their accuracy. The preparation of a fairness opinion is a complex process not necessarily susceptible to partial or summary description. Merrill Lynch did not assign any relative weights to any of its analyses in preparing its fairness opinion.

      As part of its investment banking business, Merrill Lynch is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. The Board of Directors of BancTec retained Merrill Lynch to act as its financial advisor because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger.

      In the ordinary course of business, Merrill Lynch may actively trade the securities of both BancTec and Recognition for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

      For its financial advisory services in connection with the Merger, BancTec has agreed to pay Merrill Lynch a retainer fee of $100,000, an additional fee of $250,000 upon the execution of the Merger Agreement, and an additional $900,000 payable upon the consummation of the Merger. BancTec has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement.

      Recognition

      Bear Stearns advised Recognition with respect to its strategic alternatives for several months during 1994, and Recognition entered into a letter agreement with Bear Stearns in November 1994 to compensate Bear Stearns for the services performed and to set forth the basis upon which Bear Stearns would be compensated for future assistance. This engagement was expanded in May 1995 to include rendering its fairness opinion to the Recognition Board as to the fairness of the Exchange Ratio, from a financial point of view, to the common stockholders of Recognition. The Recognition Board selected Bear Stearns based on its qualifications, expertise, prior investment banking relationship and familiarity with Recognition.

      Bear Stearns delivered its written opinion to the Recognition Board to the effect that, as of May 19, 1995, the Exchange Ratio was fair, from a financial point of view, to the stockholders of Recognition. Bear Stearns subsequently updated its opinion to the date of this Joint Proxy Statement/Prospectus.

      The full text of Bear Stearns' fairness opinion, which sets forth certain assumptions made, certain procedures followed and certain matters considered by Bear Stearns, is attached as Appendix C to this Joint Proxy Statement/Prospectus. As set forth therein, Bear Stearns relied upon and assumed the accuracy and completeness of the financial and other information provided to it by Recognition and BancTec. With respect to Recognition's and BancTec's projected financial results, Bear Stearns assumed that the projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Recognition and BancTec as to the expected future performance of Recognition and BancTec, respectively. Bear Stearns did not perform any independent verification of the information or projections provided to it and Bear Stearns relied upon the assurances of the managements of Recognition and BancTec that they are unaware of any facts that would make the information or projections provided to Bear Stearns incomplete or misleading. In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets of Recognition or BancTec. Bear Stearns' Opinion is necessarily based on economics, market and other conditions, and the information made available to it, as of the date of its opinion. Bear Stearns further assumed that the Merger would be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16 and would qualify as a tax-free reorganization under Section (S) 328(a) of the Code. Bear Stearns' opinion addresses only the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any stockholder of Recognition as to how such stockholder should vote on the Merger Agreement. Bear Stearns did not recommend what the Exchange Ratio should be nor the range the Exchange Ratio should fall within. The Exchange Ratio in the Merger was determined through arm's-length negotiations between Recognition and BancTec.

The summary of the opinion of Bear Stearns set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. RECOGNITION STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY BEAR STEARNS.

      In rendering the fairness opinion, Bear Stearns, among other things: (i) reviewed the Joint Proxy Statement/Prospectus in substantially final form to be sent to the stockholders of Recognition; (ii) reviewed Recognition's Annual Reports to Stockholders, Annual Reports on Form 10-K and Proxy Statements for the fiscal years ended October 31, 1991 through 1994, and its Quarterly Reports on Form 10-Q for the fiscal periods ended January 31 and April 30, 1995; (iii) reviewed BancTec's Annual Reports to Stockholders, Annual Reports on Form 10-K and Proxy Statements, for the fiscal years ended in March 1991 through 1995;
(iv) reviewed certain operating and financial information, including projections, provided to Bear Stearns by the managements of Recognition and BancTec relating to their respective businesses and prospects; (v) met with certain members of Recognition's and BancTec's senior managements to discuss their operations, historical financial statements and future prospects, and their views of the business, operational and strategic benefits, potential synergies and other implications of the Merger; (vi) reviewed the pro forma financial impact of the Merger on Recognition stockholders; (vii) reviewed the historical stock prices and trading volumes of the common shares of Recognition and BancTec; (viii) reviewed publicly available financial information and stock market performance data of other publicly-held companies which Bear Stearns deemed generally comparable to Recognition and BancTec; (ix) reviewed the financial terms of certain other recent acquisitions of companies which Bear Stearns deemed generally comparable to

Recognition and BancTec; and (x) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

      The following is a brief summary of certain of the financial analyses used by Bear Stearns in connection with providing its opinions to the Recognition Board.

      Contribution Analysis. Bear Stearns analyzed the pro forma contribution of each of Recognition and BancTec to the combined company, if the Merger were to be consummated, and reviewed certain historical and estimated future operating and financial information including, among other things, the revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income of Recognition and BancTec, and the pro forma revenues, EBITDA, EBIT and net income of the combined company resulting from the Merger based on internal financial analyses and projections for Recognition and BancTec prepared by their respective managements. The contribution analysis did not take into account any potential synergies or cost savings that might be realized after the Merger and excluded restructuring and litigation charges and other one time write-offs. Such analysis indicated that, based on management projections, pro forma for the fiscal year ended in March 1995 and projected for March 1996 and 1997 (March is currently the end of BancTec's fiscal year) Recognition's relative contribution to the financial results of the combined company would be (i) 42.6%, 41.7% and 41.2%, respectively, of revenues, (ii) 29.6%, 31.5% and 33.7%, respectively, of EBITDA,
(iii) 15.1%, 22.9% and 28.0%, respectively, of EBIT and (iv) 5.4%, 26.8% and 37.3%, respectively, of net income. Bear Stearns noted that the approximately 47.5% of the pro forma fully diluted number of shares for the combined company to be owned by former Recognition stockholders after the Merger is higher than Recognition's amount contributed to total pro forma EBITDA, EBIT and net income. Bear Stearns further noted that the contribution analysis did not consider the different valuation multiples, such as the price-earnings multiples, that the market ascribed to Recognition and BancTec both on a current basis and on a historical basis.

      Pro Forma Combination Analysis. Bear Stearns analyzed earnings per share pro forma for the fiscal year ended in March 1995 and projected for March 1996 and 1997 for both Recognition and, on a pro forma basis, for the combined company after the Merger. These analyses were based upon projections provided by the senior managements of Recognition and BancTec. Such analysis did not take into account any potential synergies or cost savings that might be realized after the Merger and excluded restructuring and litigation charges and other one time write-offs. Based on managements' projections, and after taking into account the Exchange Ratio, such analysis showed accretion in Recognition's fully diluted earnings per share resulting from the Merger of 666.7%, 64.1% and 10.5% for 1995, 1996 and 1997, respectively. Bear Stearns also analyzed earnings per share projected for March 1996 and 1997, assuming that potential synergies and cost savings of $10 million were realized in fiscal 1996 and $20 million were realized in fiscal 1997. Based on managements' projections, and after taking into account the Exchange Ratio and such synergies, such analysis showed accretion in Recognition's fully diluted earnings per share resulting from the Merger of 104.9% for 1996 and 56.6% for 1997. Bear Stearns further noted that the combination analysis did not consider the different valuation multiples, such as the price-earnings multiples, that the market ascribed to Recognition and BancTec both on a current basis and on a historical basis.

      Historic Stock Trading Analysis. Bear Stearns reviewed the historical public trading prices of Recognition and BancTec Common Stock for the last five years. Bear Stearns also reviewed both the historical ratio of the public trading price per share of Recognition Common Stock to the public trading price per share of BancTec Common Stock on a weekly basis from May 18, 1990 to May
12, 1995 as well as the daily average public trading prices of Recognition Common Stock and BancTec Common Stock over periods ranging from 5 to the 180 days immediately preceding May 16, 1995. Such analysis indicated that the ratio of the public trading price per share of Recognition Common Stock to the public trading price per share of BancTec Common Stock averaged 0.42 for the 180 days preceding May 16, 1995 and 0.41 for the 5 days preceding May 16, 1995. From the week ended March 31, 1995 to the week ended May 12, 1995, the ratio of the closing price of Recognition Common Stock at the end of each week to the closing price of BancTec Common Stock at the end of each week ranged from 0.40 to 0.45. From May 18, 1990 to May 12, 1995, the ratio of the weekly closing price of Recognition Common Stock to the weekly closing price of BancTec Common Stock ranged from 0.26 to 0.97. Bear Stearns noted that during the past 12 months, the highest ratio of the weekly closing price of Recognition's Common Stock to the weekly closing price of BancTec Common Stock price was 0.48, a level below the Exchange Ratio of 0.59.

      Selected Transactions Analysis. Bear Stearns reviewed certain information relating to sixteen recent transactions accounted for as a pooling of interests under the requirements of APB No. 16, in which the pro forma fully diluted number of shares for the combined company to be owned by the target company was equal to or greater than 29% ("Selected Pooling Transactions"). None of the Selected Pooling Transactions were deemed directly comparable to the Merger. Such analysis indicated that the premiums represented by the market value of the consideration paid in the Selected Pooling Transactions ranged from -18.2% to 57.5% for the one day prior to the date of announcement of the transaction as compared to a premium of approximately 49% in the Merger based on the Exchange Ratio and the closing market prices of Recognition Common Stock and BancTec Common Stock on May 18, 1995. Bear Stearns also reviewed certain information relating to eight acquisitions of companies in similar businesses to Recognition ("Selected Acquisition Transactions"). As part of this analysis, Bear Stearns calculated a transaction value (defined as the offer value plus liquidation value of preferred stock plus the principal amount of debt less cash and option proceeds) as a multiple of the respective acquired companies' latest twelve months ("LTM") revenues and EBITDA. The calculations for the Selected Acquisition Transactions yielded harmonic mean multiples of .8x and 6.5x for LTM revenues and EBITDA compared to multiples of 0.8x and 7.9x, respectively, based on the transaction value in the Merger derived from the Exchange Ratio of 0.59x.

      Selected Comparable Companies Analysis. Bear Stearns compared certain financial information for Recognition with corresponding publicly available information of certain other publicly traded companies that Bear Stearns considered comparable in certain respects to Recognition. Such comparable companies included Bell & Howell, FileNet, Jack Henry & Associates, National Computer Systems, Scan Optics and Wang Laboratories (the "Comparable Group"). An analysis of multiples for the Comparable Group yielded the following range of multiples: (i) market value to estimated 1995 calendar earnings per share of 12.0x to 19.3x (with a harmonic mean of 15.8x); (ii) market value to estimated 1996 calendar earnings per share of 6.3x to 15.6x (with a harmonic mean of 10.5x); (iii) market capitalization to LTM revenues of .5x to 2.7x (with a harmonic mean of 1.0x); and (iv) market capitalization to LTM EBITDA of 5.4x to 12.0x (with a harmonic mean of 8.0x). Based upon a price per share of Recognition of $7.00 (the closing price on May 16th), the multiples for Recognition are as follows: (i) market value to estimated calendar 1995 earnings per share of 22.0x; (ii) market value to estimated 1996 calendar year earnings per share of 10.6x; (iii) market capitalization to LTM revenues of 0.6x; and 4) market capitalization to LTM EBITDA of 5.6x.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Bear Stearns' opinion. In arriving at its opinion, Bear Stearns considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of the Exchange Ratio, from a financial point of view, to the stockholders of Recognition. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Bear Stearns' opinion and presentation to the Recognition Board was one of many factors taken into consideration by the Recognition Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Bear Stearns.

      Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and other purposes.

      Bear Stearns has served as the principal financial advisor to Recognition for some time, having advised the corporation in connection with its acquisition of the Lundy Financial Systems Division of TransTechnology Corporation in 1992 and having served as lead underwriter of the corporation's public offering of common stock in 1993. Bear Stearns advised Recognition with respect to its strategic alternatives for much of 1994, and Recognition entered into a letter agreement with Bear Stearns in November of 1994 to compensate Bear Stearns for the services performed and to set forth the basis upon which Bear Stearns would be compensated for future assistance. Accordingly, Bear Stearns already had been engaged by Recognition at the time Recognition determined to contact BancTec in April of 1995, and in light of Bear Stearns' experience and reputation in such matters, Recognition did not believe it was necessary or in the best interests of the company to interview other financial advisor candidates.

      Pursuant to a letter agreement, dated November 17, 1994 and supplemented May 9, 1995, Recognition paid Bear Stearns a retainer of $50,000 and an additional $350,000 for rendering its opinion in connection with the Merger, and upon consummation of the Merger will pay Bear Stearns an additional fee of approximately $1,400,000. Recognition has also agreed to reimburse Bear
Stearns for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel, and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the federal securities laws.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of the Recognition Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain employees and members of the management and the Board of Directors of Recognition have certain interests in the Merger that are in addition to the interests of stockholders of Recognition generally.

      Stock Plans. As provided in the Merger Agreement, by virtue of the Merger, all options (the "Recognition Options") outstanding at the Effective Time under any Recognition stock option plan (collectively, the "Recognition Stock Option Plans"), whether or not then exercisable, will be assumed by BancTec and converted into and become a right to purchase BancTec Common Stock. Each Recognition Option assumed by BancTec will be exercisable upon the same terms and conditions as under the applicable Recognition Stock Option Plans and applicable option agreements issued thereunder, except that (i) each BancTec Option shall be exercisable for the number of shares of BancTec Common Stock equal to the product, rounded to the nearest whole share, of (A) the number of shares of Recognition Common Stock subject to the original Recognition Option immediately prior to the Effective Time, times (B) the Exchange Ratio and (ii) the per share exercise price for each such Recognition Option will be equal to
(A) the per share exercise price for the share of Recognition Common Stock subject to such Recognition Option immediately prior to the Effective Time divided by (B) the Exchange Ratio, rounded upward to the nearest full cent. As of June 1, 1995, employees (or former employees) and directors of Recognition owned Recognition Options to purchase an aggregate of 2,528,036 shares of Recognition Common Stock at a weighted average price of $9.693 per share (at exercise prices ranging from $4.88 to $16.75 per share). Approval of the Merger Agreement by the stockholders of BancTec will constitute stockholder approval of the assumption by BancTec of the rights and obligations of Recognition under the Recognition Stock Option Plans. See "The Merger Agreement-The Merger."

      Recognition has two compensation plans for its outside directors: a stock option plan and a restricted stock plan. Pursuant to the terms of Recognition's stock option plan for outside directors, options previously granted to outside directors will become immediately exercisable upon the occurrence of a "change of control" as defined in the plan. Pursuant to the terms of Recognition's restricted stock plan for outside directors, shares of Recognition Common Stock previously granted to outside directors which are subject to forfeiture will become non-forfeitable immediately upon the occurrence of a "change of control" as defined in the plan. The Merger will trigger the change in control provisions in both plans.

  Severance Agreements. Recognition commenced a review and revision of executive compensation in February 1993 with the assistance of Towers, Perrin, Forster & Crosby, Inc., an outside compensation consultant. This process resulted in, among other things, agreements with six of its executive officers, Robert A. Vanourek, Dennis R. Constantine, Thomas D. Neitzel, Thomas E. Hoefert, Larry H. Lattig, and Carol S. Lyon; one former officer, Robert M. Swartz; and one non-executive management employee, N. Michael Potts, containing "change in control" provisions which were approved by the Recognition Board in November 1994 and executed in December 1994. The agreements provide that in the event of certain change in control circumstances, each of such persons will receive an amount which, when added to all other "parachute payments" as defined in Section 280G of the Code, does not exceed approximately three times such person's average annual compensation for the preceding five years. With respect to the former executive, such amount is payable upon a change in control. With respect to the six current executives and the non-executive management employee, such amounts are payable in the event of termination of employment (other than for cause, disability, death or voluntary resignation) within six months prior to (in the case of Mr. Vanourek) or within 36 months after (for all six current executives and the non-executive management employee) a change in control of Recognition. The agreements with the six current executives, one former executive and the non-executive management employee also provide for immediate exercisability of all such persons' stock options upon termination of employment in the context of a change in control and extend exercisability of such options for periods of 12 to 24 months after such termination. Recognition also has a contract entered into in June 1994 with another former executive, Thomas A. Loose, relating to his retirement which provides for the exercisability of each of his outstanding stock options at any time prior to October 31, 1997 and amended in December 1994 to provide for a payment of approximately three times his current compensation upon a change in control. The Merger will trigger the change in control provisions.

  Executive Benefit Plan and Other Payments. In addition to severance benefits, the persons named above are entitled to payment of currently earned and vested compensation, including any earned bonuses and previously vested benefits pursuant to Recognition's Executive Benefit Plan (the "Plan"), which provides for the payment of benefits upon death, retirement at age 65, or retirement after age 55, with benefits payable in the form of designated monthly payments for 20 years. The Plan's vested percentages range from 25% following 3 years' participation in the Plan, up to 100% following 10 years' participation in the Plan. The Plan provides that, upon an "Event of Nonforfeitability," a participant's vested percentage in his benefit is increased to 100%. The Plan further provides that, if a participant's employment is terminated within 24 months following an "Event of Nonforfeitability," for any reason other than death, termination for cause, disability or voluntary resignation, then the present value of the benefit is paid to the participant in a lump sum immediately following the termination of employment. The Merger is an "Event of Nonforfeitability" and will trigger the accelerated vesting and payment provisions of the Plan.













  Summary of Payments. The following chart sets forth the estimated currently earned and vested amounts with respect to which payment would be accelerated by the Merger and the estimated severance benefits for each of the named persons.




                                    Estimate of                                       Total of Estimated Currently
                                    Currently                                                Vested Benefits
                                     Vested                Estimate of Maximum           and Maximum Severance
                                Benefits/(1)//(2)/     Severance Amounts/(2)//(3)/            Amounts/(2)/
-------------------------------------------------------------------------------------------------------------------
Robert A. Vanourek                      $  708,221                      $1,224,049                      $1,932,270
 President and Chief
 Executive Officer
-------------------------------------------------------------------------------------------------------------------
Dennis R. Constantine                   $   75,000                      $  837,589                      $  912,589
 Vice President; President,
 OEM & Technology Division
-------------------------------------------------------------------------------------------------------------------
Thomas E. Hoefert                       $   92,589                      $  531,362                      $  623,951
 Vice President, Chief
 Financial Officer and Controller
-------------------------------------------------------------------------------------------------------------------
Larry H. Lattig                         $   50,000                      $  398,367                      $  448,367
 Vice President and Treasurer
-------------------------------------------------------------------------------------------------------------------
Thomas A. Loose                         $1,094,321                      $  550,000                      $1,644,321
 Of Counsel; Former Senior
 Vice President and
 General Counsel
-------------------------------------------------------------------------------------------------------------------
Carol S. Lyon                           $   45,000                      $  292,966                      $  337,966
 Vice President, Secretary
 and Associate General Counsel
-------------------------------------------------------------------------------------------------------------------
Thomas D. Neitzel                       $  271,348                      $  865,722                      $1,137,070
 Vice President; President,
 Service Division
-------------------------------------------------------------------------------------------------------------------
N. Michael Potts                        $   44,048                      $  441,788                      $  485,836
 General Manager, Solutions
 Division
-------------------------------------------------------------------------------------------------------------------
Robert M. Swartz                        $  198,846                      $1,009,133                      $1,207,979
 Former Senior Vice
 President; President,
 Worldwide System Group
-------------------------------------------------------------------------------------------------------------------
TOTAL                                   $2,579,373                      $6,150,976                      $8,730,349
===================================================================================================================

/(1)/ Estimate of currently vested benefits under the Executive Benefit Plan and of earned bonuses for fiscal year 1995, assuming 100% of targeted bonus is earned. The targeted bonus amounts would decrease if a lower percentage were earned or if it is determined that no bonuses are payable. As Mr. Loose does not participate in the bonus plan under his retirement arrangement with Recognition, the amount shown for Mr. Loose is his currently vested benefits under the Executive Benefit Plan. As Mr. Potts does not participate in the Executive Benefit Plan, the amount shown for Mr. Potts is earned bonus, which is an actual amount for Mr. Potts, who participates in a management incentive plan, rather than the executive bonus plan in which the other named persons participate.

/(2)/ Payments could be increased to the extent that a greater percentage of targeted bonus is earned and to the extent that amounts, if any, otherwise capped by the limitation imposed by Section 280G of the Code are assigned to the value of noncompetition agreements. Such increase would not exceed $993,500.

/(3)/ Consists of estimated cash payments including contractual severance amount, unearned bonus amounts for fiscal year 1995, and accelerated vesting of benefits under the Executive Benefit Plan, and the estimated non-cash benefit resulting from accelerated vesting of stock options assuming a stock price of $17 per share of the Company's Common Stock. This column sets forth the lesser of the contractual severance amount or the severance amount as capped by the limit determined by Section 280G of the Code.

      In addition BancTec has agreed that, from and after the Effective Time, for one year, it will continue to implement the Recognition Termination and Severance Pay Plan for the employees of Recognition.

      Indemnification and Insurance. In accordance with Recognition's existing policies and agreements, BancTec has agreed to indemnify and advance expenses to each person who was on May 19, 1995, or has been at any time prior to May 19, 1995, an officer, directors, employee, trustee or agent of Recognition (or any subsidiary thereof) (the "Indemnified Parties"), to the fullest extent permitted under applicable law, against all liabilities, costs or expenses and amounts paid in settlement in connection with any claim or action arising out of or pertaining to acts or omissions by them in their capacities as such, whether commenced or claimed before or after the Effective Time. For a period of five years after the Effective Time, BancTec is obligated to maintain in effect policies of directors' and officers' liability insurance that are substantially no less advantageous to the Indemnified Parties than the policies presently maintained by Recognition, subject to certain maximum annual payments. See "The Merger Agreement-Indemnification and Insurance."

ACCOUNTING TREATMENT

      The Merger will qualify as a pooling of interests for accounting and financial reporting purposes. BancTec has received a "pooling letter" from Arthur Andersen LLP, their independent public accountants, dated May 19, 1995, to the effect that the Merger will be treated as a pooling of interests for accounting purposes. In addition, Recognition has received a letter from Price Waterhouse LLP, their independent accountants, dated May 19, 1995, to the effect that, subject to customary qualifications, no event has occurred with respect to Recognition that would preclude the Merger from being treated as a pooling of interests for accounting purposes. Under this method of accounting, the assets and liabilities of BancTec and Recognition will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of BancTec and Recognition for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined company.

      Consummation of the Merger is conditioned upon this Registration Statement treating the accounting for the Merger as a pooling of interests for accounting purposes. See "The Merger-Conditions" and "Unaudited Pro Forma Condensed Combined Financial Statements." Certain events, including certain transactions with respect to BancTec Common Stock by affiliates of Recognition or BancTec, respectively, may prevent the Merger from qualifying as a pooling of interests for accounting and financial reporting purposes. See "The Merger-Resale Restrictions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material federal income tax consequences of the Merger and the tax opinions to be received by both companies and is based upon current provisions of the Code, existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. Holders of Recognition Common Stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.

      No ruling from the Internal Revenue Service ("IRS") has been or will be requested in connection with the Merger. The respective obligations of Recognition and BancTec to consummate the Merger are conditioned upon the receipt of opinions of their respective special counsel, Locke Purnell Rain Harrell and Vinson & Elkins L.L.P., that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code. See "The Merger Agreement - Conditions." Such opinions will be subject to certain assumptions and based on certain representations of Recognition and BancTec, including a representation by Recognition that the historic stockholders of Recognition will retain a significant continuing equity interest in BancTec and representations by both BancTec and Recognition that substantially all of the assets of Recognition and BancTec Sub will be retained by BancTec. Stockholders of Recognition should be aware that such opinions are not binding on the IRS and no assurance can be given that the IRS will not adopt a contrary position or that the IRS position would not be sustained by a court.

      The following federal income tax consequences will occur upon a reorganization under Section 368(a) of the Code:

            (a) no gain or loss will be recognized by BancTec, BancTec Sub or Recognition in connection with the Merger;

            (b) no gain or loss will be recognized by a holder of Recognition Common Stock upon the exchange of all of such holder's shares of Recognition Common Stock solely for shares of BancTec Common Stock in the Merger;

            (c) the aggregate basis of the shares of BancTec Common Stock received by a Recognition stockholder in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of Recognition Common Stock surrendered in exchange therefor;

            (d) the holding period of the shares of BancTec Common Stock received by a Recognition stockholder in the Merger will include the holding period of the shares of Recognition Common Stock surrendered in exchange therefor, provided that such shares of Recognition Common Stock are held as capital assets at the Effective Time; and

            (e) a stockholder of Recognition who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share as described in paragraph (c) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the Recognition Common Stock is held by such stockholder as a capital asset at the Effective Time.

REGULATORY APPROVAL

      Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. BancTec and Recognition each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on June 8, 1995 along with requests for early termination of the waiting period and on ____________, 1995 early termination of the waiting period was granted. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, the Antitrust Division, the FTC or any state could take action under the antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Recognition or businesses of BancTec or Recognition by BancTec. Private parties may also be able to take legal action under the antitrust laws under certain circumstances.

RESALE RESTRICTIONS

      All shares of BancTec Common Stock received by Recognition stockholders in the Merger will be freely transferable, except that the shares of BancTec Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Recognition at the time of the Recognition Meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of BancTec) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Recognition or BancTec generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires Recognition to exercise its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the shares of BancTec Common Stock issued to such person in or pursuant to the Merger unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (c) in the opinion of counsel or pursuant to a "no-action" letter obtained from the Commission by such person, such sale, transfer or other disposition is exempt from registration under the Securities Act. In order to qualify for pooling of interests treatment, an affiliate of either BancTec or Recognition may not sell (subject to certain de minimus exceptions), or in any other way reduce said affiliate's relative risk to, the shares of BancTec Common Stock until after such time as BancTec publishes results covering at least 30 days of combined operations of BancTec and Recognition. Recognition and BancTec have each agreed to use their best efforts to obtain agreements from their respective affiliates not to engage in any such transactions. See "The Merger-Accounting Treatment" and "The Merger Agreement-Certain Covenants."


                             THE MERGER AGREEMENT

      The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

THE MERGER

      Pursuant to the Merger Agreement, subject to the terms and conditions thereof, at the Effective Time (as defined below), BancTec Sub will be merged with and into Recognition. The Merger will have the effects specified in the DGCL.

      Upon the satisfaction or waiver of all conditions to the Merger, and provided that the Merger Agreement has not been terminated or abandoned, BancTec and Recognition will cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in
Section 251 of the DGCL (the "Certificate of Merger"). The time at which the Merger becomes effective is referred to as the Effective Time.

      As a result of the Merger and without any action on the part of the holders thereof, each share of Recognition Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.59 of a share of BancTec Common Stock and will cease to be outstanding and will be cancelled and retired. Each holder of a Certificate representing any such shares of Recognition Common Stock will thereafter cease to have any rights with respect to such shares of Recognition Common Stock, except the right to receive, without interest, shares of BancTec Common Stock and cash for fractional interests of BancTec Common Stock (as described in "-Exchange Procedures") upon the surrender of such Certificate. Each share of Recognition Common Stock held in Recognition's treasury at the Effective Time will cease to be outstanding and will be cancelled and retired without payment of any consideration therefor.

      At the Effective Time, all Recognition Options then outstanding under the Recognition Stock Option Plans will remain outstanding and will be assumed by BancTec. Each such Recognition Option will be exercisable upon the same terms and conditions as under the applicable Recognition Stock Option Plan and the applicable option agreement issued thereunder, except that (a) each such Recognition Option will be exercisable for that whole number of shares of BancTec Common Stock (to the nearest whole share) into which the number of shares of BancTec Common Stock under the unexercised portion of such option would be converted at the Effective Time and (b) the exercise price per share of BancTec Common Stock will be an amount equal to the exercise price per share subject to such Recognition Option prior to the Effective Time divided by the Exchange Ratio (rounded upward to the nearest full cent). Approval of the Merger Agreement by the stockholders of BancTec will constitute stockholder approval of the assumption by BancTec of the rights and obligations of Recognition under the Recognition Stock Option Plans and of the amendment of such plans to provide for, among other things, the conversion at the Effective Time of each outstanding stock option into an option to purchase shares of BancTec Common Stock at the Exchange Ratio. See "The Merger-Interests of Certain Persons in the Merger."

EXCHANGE PROCEDURES

      Promptly after the Effective Time, the Exchange Agent will mail to each person who was, at the Effective Time, a holder of record of shares of Recognition Common Stock, a letter of transmittal to be used by such holders in forwarding their certificates representing shares of Recognition Common Stock ("Certificates"), and instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of BancTec Common Stock. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, the holder of such Certificate will be entitled to receive a certificate representing that number of whole shares of BancTec Common Stock, cash in lieu of any fractional shares (as described below) and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered, and the Certificate so surrendered will be cancelled. RECOGNITION STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

      No fractional shares of BancTec Common Stock will be issued and any holder of shares of Recognition Common Stock entitled under the Merger Agreement to receive a fractional share will be entitled to receive only a cash payment in lieu thereof, which payment will be in an amount equal to the product of the Average Price of a share of the BancTec Common Stock multiplied by the fractional percentage of a share of BancTec Common Stock to which such holder would otherwise be entitled. The "Average Price" of a share of BancTec Common Stock will be the average of the closing bid and asked prices (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source) over the ten business days immediately preceding the closing date of the Merger.

      No dividends on shares of BancTec Common Stock, if applicable, will be paid with respect to any shares of Recognition Common Stock or other securities represented by a Certificate until such Certificate is surrendered for exchange as provided in the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of certificates representing shares of BancTec Common Stock issued in exchange therefor, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of BancTec Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such whole shares of BancTec Common Stock less the amount of any withholding taxes which may be required thereon.

      At or after the Effective Time, there will be no transfers on the transfer books of Recognition of shares of Recognition Common Stock which were outstanding immediately prior to the Effective Time.

      Any portion of the monies from which cash payments in lieu of fractional interests in shares of BancTec Common Stock will be made (including the proceeds of any investments thereof) and any shares of BancTec Common Stock that are unclaimed by the former stockholders of Recognition one year after the Effective Time will be delivered to the surviving corporation in the Merger (Recognition). Any former stockholders of Recognition who have not theretofore complied with the exchange procedures in the Merger Agreement may thereafter look to the surviving corporation in the Merger (Recognition) for payment of their shares of BancTec Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of BancTec Common Stock, deliverable in respect of each share of Recognition Common Stock such stockholder holds. Notwithstanding the foregoing, neither Recognition, BancTec, the Exchange Agent nor any other person will be liable to any former holder of shares of Recognition Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      No interest will be paid or accrued on cash in lieu of fractional shares and unpaid dividends and distributions, if any, which will be paid upon surrender of Certificates.

      In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required, by the surviving corporation in the Merger (Recognition), the posting by such person of a bond in such reasonable amount as BancTec may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BancTec Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of BancTec Common Stock, as described above.

REPRESENTATIONS AND WARRANTIES

      The Merger Agreement contains various representations and warranties relating to, among other things: (a) the due organization, power and standing of Recognition and BancTec and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement; (c) the capital structure of Recognition and BancTec; (d) subsidiaries of Recognition and BancTec; (e) investment interests of Recognition and BancTec; (f) the absence of conflicts under charters or bylaws and violations of any instruments or law, and required consents or approvals; (g) certain documents filed by each of Recognition and BancTec with the Commission and the accuracy of information contained therein; (h) litigation; (i) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (j) taxes; (k) labor matters; (l) qualification for "pooling of interests" accounting treatment; (m) brokers' and finders' fees with respect to the Merger;
(n) receipt of fairness opinions; and (o) ownership of the capital stock of the other company.

CERTAIN COVENANTS

      Recognition has agreed, among other things, prior to the consummation of the Merger, unless BancTec agrees in writing or as otherwise required or permitted by the Merger Agreement, to (i) conduct its operations with no material change and according to the ordinary and usual course of business, and
(ii) to use its reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory business relationships. Furthermore, Recognition has agreed, among other things, prior to the consummation of the Merger, unless BancTec agrees in writing or as otherwise required or permitted by the Merger Agreement, not to (i) sell, pledge, or agree to sell or pledge any stock owned by it in any subsidiary, (ii) amend its Certificate of Incorporation or Bylaws, (iii) split, combine or reclassify any shares of its outstanding capital stock, (iv) declare, set aside or pay any dividends or other distribution payable in cash, stock or property or redeem or otherwise acquire any shares of its capital stock or the capital stock of any of its subsidiaries,
(v) authorize for issuance, issue, sell or agree to issue or sell any additional shares of its capital stock of any class, except for unissued shares of Recognition Common Stock reserved for issuance upon the exercise of currently outstanding Recognition stock options, (vi) dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, except for product sales and other than in the ordinary course of business, in amounts greater than $1,500,000 in the aggregate for Recognition and its subsidiaries collectively, (vii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices, nor assume, guarantee, endorse or otherwise become liable for the obligations of any other person, except for Recognition's subsidiaries in the ordinary course of business, (viii) make any loans, advances or capital contributions to, or investments in, any other person, other than to a subsidiary in the ordinary course of business, (ix) authorize capital expenditures in excess of $250,000 per expenditure or $6,000,000 in the aggregate for Recognition and its subsidiaries collectively, (x) permit any insurance policy naming Recognition or any of its subsidiaries as a beneficiary or a loss payee to be cancelled or terminated by failure to pay premiums or (xi) enter into any new agreements with any of its officers, directors or employees or any officers, directors or employees of any subsidiary of Recognition, nor grant any increases in the compensation of their respective officers, directors and employees, nor enter into, adopt or amend any employee compensation or benefit plans.

      BancTec has agreed, among other things, prior to the consummation of the Merger, unless Recognition agrees in writing or as otherwise required or permitted by the Merger Agreement, to (i) conduct its operations with no material change and according to the ordinary and usual course of business, and
(ii) to use its reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory business relationships. Furthermore, BancTec has agreed, among other things, prior to the consummation of the Merger, unless Recognition agrees in writing or as otherwise required or permitted by the Merger Agreement, not to (i) sell, pledge, or agree to sell or pledge any stock owned by it in any subsidiary, (ii) amend its Restated Certificate of Incorporation or Bylaws, (iii) split, combine or reclassify any shares of its outstanding capital stock, (iv) declare, set aside or pay any dividends or other distribution payable in cash, stock or property or redeem or otherwise acquire any shares of its capital stock or the capital stock of any of its subsidiaries,
(v) authorize for issuance, issue, sell or agree to issue or sell any additional shares of its capital stock of any class, except for unissued shares of BancTec Common Stock granted or reserved for issuance upon the exercise of BancTec employee stock options and except for grants of options under the BancTec Employee Stock Option Plan, in the ordinary course of business, or (vi) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices or assume, guarantee, endorse or otherwise become liable for the obligations of any other person, except for BancTec's subsidiaries in the ordinary course of business.

      Recognition and BancTec have agreed that, during the period from May 19, 1995 until the Effective Time, except as otherwise contemplated by the Merger Agreement, neither Recognition nor BancTec will knowingly take or knowingly fail to take any action which would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Both companies have also agreed: (a) to cooperate in the prompt preparation and filing of certain documents under federal and state securities laws and with applicable government entities, and
(b) to use their best efforts to obtain and deliver to each other certain letters from "affiliates," as defined under Rule 145 under the Securities Act or by applicable accounting rules.

NO SOLICITATION OF TRANSACTIONS

      Recognition has agreed that it will not, and will direct and use its best efforts to cause its officers, directors, employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Recognition or any of its significant subsidiaries (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. Recognition has agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any of the foregoing and to take the necessary steps to inform the appropriate individuals or entities of these obligations. Recognition has also agreed to notify BancTec immediately if any such inquiries or proposals are received by, any such information is requested from, or any negotiations or discussions are sought to be initiated or continued with it; provided that the Recognition Board may (i) furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire Recognition pursuant to a merger, consolidation, share exchange, business combination, purchase of a substantial portion of its assets, or other similar transactions, if, and only to the extent that, (a) the Recognition Board determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (b) prior to furnishing such information to, or entering into discussions or negotiations with, the other person or entity, Recognition provides written notice to BancTec to the effect that it is furnishing information to, or entering into discussions or negotiations with, the other person or entity, or (c) subject to any confidentiality agreement with the other person or entity (which Recognition determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law), Recognition keeps BancTec informed of its status (not the terms) of any such discussions or negotiations, and (ii) to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with regard to the Alternative Proposal.

INDEMNIFICATION AND INSURANCE

      BancTec has agreed to indemnify and advance expenses to each person who was on May 19, 1995, or has been at any time prior to May 19, 1995, an officer, director, employee, trustee or agent of Recognition (or any subsidiary thereof) (the "Indemnified Parties"), to the fullest extent permitted under applicable law, against all losses, claims, damages, liabilities, costs or expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws in connection with the Merger.

      For a period of five years after the Effective Time, BancTec is obligated to maintain in effect policies of directors' and officers' liability insurance covering certain Indemnified Parties presently covered by Recognition insurance policies that are substantially no less advantageous to such Indemnified Parties than the policies presently maintained by Recognition; provided that BancTec shall not be required in order to maintain such coverage to pay an annual premium in excess of two times the current annual premium paid by Recognition for its existing coverage (the "Cap"); and provided further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, BancTec shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

CONDITIONS

      The respective obligations of Recognition and BancTec to consummate the Merger are subject to the fulfillment of each of the following additional conditions, among others: (a) the Merger Agreement and the transactions contemplated thereby shall have been approved in the manner required by law or by applicable regulations of any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of Recognition and BancTec entitled to vote thereon; (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (c) none of the parties to the Merger Agreement shall be subject to any order or injunction against the consummation of the transactions contemplated by the Merger Agreement; and (d) the Registration Statement shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect.

      The obligations of each of Recognition and BancTec to effect the Merger are also subject to the satisfaction or waiver by the other party prior to the Effective Time of the following conditions, among others: (a) the other party shall have performed, in all material respects, all obligations required to be performed by it under the Merger Agreement; (b) each party shall have received the opinion of its tax counsel that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Recognition and BancTec will each be a party to that reorganization within the meaning of Section 386(b) of the Code; and (c) from the date of the Merger Agreement through the Effective Time, there shall not have occurred any event, change or development that individually or in the aggregate with other such events, changes or developments materially and adversely affects the business, financial condition or results of operations of the other party and its subsidiaries taken as a whole, except that any adverse impact on the revenues, income, balance sheet or operations of the other party or its subsidiaries caused by adverse changes in orders, backlog, bidding qualifications, relations with resellers, integrators, OEM customers, cancellations and rescheduling of orders, or the ability to retain agreed upon employees or attract new employees, will be presumed, unless there is clear evidence to the contrary, to have occurred as a result of the transactions contemplated by the Merger Agreement or the announcement thereof.

      Further, in accordance with the terms of the Merger Agreement and the terms of the Indenture governing Recognition's 7-1/4% Convertible Subordinated Debentures due 2011 (the "Debentures"), prior to the Merger BancTec must execute a supplemental indenture providing that the holder of each Debenture shall have the right to convert such Debenture into the same amount of BancTec Common Stock (and other property, including cash) receivable after the Merger by a holder of the number of shares of Recognition Common Stock deliverable upon conversion of such Debenture immediately prior to the Merger. The supplemental indenture will provide for adjustments of the conversion price in accordance with the terms of the Indenture.

TERMINATION

      The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Recognition and BancTec, respectively: (a) by the mutual consent of Recognition and BancTec, (b) by action of the Board of Directors of either Recognition or BancTec if (i) the Merger shall not have been consummated by December 31, 1995, provided that the terminating party shall not have breached in any material respect its obligations under the Merger, Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger; (ii) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby by Recognition's stockholders shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof;
(iii) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby by BancTec's stockholders shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; or (iv) if a United States Federal or state court of competent jurisdiction or United States

Federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate the Merger Agreement pursuant to this clause (iv) shall have used all reasonable efforts to remove such injunction, order or decree; and
(c) by action of the Recognition Board, if in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, based on advice of legal counsel and receipt of financial advisors evaluations, the Recognition Board determines that such termination is required by reason of an Alternative Proposal being made for Recognition.

TERMINATION FEE

      In the event that any person shall have made an Alternative Proposal for Recognition and thereafter the Merger Agreement is terminated by Recognition or by BancTec if Recognition's stockholders have not approved the Merger Agreement, then Recognition shall be required to pay BancTec a fee of $5,500,000 ("Alternative Proposal Fee"). If Recognition fails to make such payment and BancTec receives a judgment against Recognition therefor, Recognition shall be required to pay BancTec for its costs in connection with such suit.

EXPENSES

      Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except as otherwise provided in the Merger Agreement. The Merger Agreement provides that the following expenses will be shared equally by BancTec and Recognition: (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Registration Statement with the Commission and
(c) the expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus.

AMENDMENT AND WAIVER

      The parties may modify or amend the Merger Agreement by written agreement at any time prior to the Effective Time, to the extent permitted by applicable law. The conditions to each party's obligation to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


      The following unaudited pro forma condensed combined financial statements are presented assuming the Merger will be accounted for as a pooling of interests.

      The unaudited pro forma condensed combined balance sheet reflects the combined historical consolidated balance sheets of BancTec as of June 25, 1995, and Recognition as of April 30, 1995. The unaudited condensed combined statements of income are based on the consolidated financial statements of Banctec for the three months ended June 25, 1995 and June 26, 1994, and fiscal years ended March 26, 1995, March 27, 1994, and March 28, 1993, and the consolidated financial statements of Recognition for the three months ended April 30, 1995 and April 30, 1994 and the twelve months ended April 30, 1995 and the fiscal years ended October 31, 1993 and 1992, respectively.

      For all applicable periods presented in the pro forma condensed combined statements of income, shares used in the computation of earnings per common and common equivalent shares give effect to the Exchange Ratio.

      The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been achieved had the Merger occurred on the dates indicated and should not be construed as representative of future operations. These pro forma condensed combined financial statements should be read in conjunction with the related historical financial statements and notes thereto of BancTec and Recognition incorporated by reference in this Proxy Statement/Prospectus.

                                 BANCTEC, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 25, 1995
                            (DOLLARS IN THOUSANDS)


                                       BANCTEC         RECOGNITION      PRO FORMA           PRO FORMA
                                    JUNE 25,1995      APRIL 30,1995    ADJUSTMENTS          COMBINED
                                   ---------------   ---------------  ---------------    ---------------
  Cash and Cash Equivalents.....     $  13,427         $ 43,937         $ (24,000)(C)     $  33,364
  Accounts Receivable - net.....        72,813           51,629              ---            124,442
  Inventories - net.............        51,183           23,784           (10,000)(C)        64,967
  Other Current ................        13,196            3,907            10,000 (A)        27,103
                                     ---------         --------         ---------         ---------
    Current Assets..............       150,619          123,257           (24,000)          249,876

  Fixed Assets - net............        52,258           42,052            (3,000)(C)        91,310
  Long Term Receivables.........          ---             3,802              ---              3,802
  Goodwill......................        85,658           15,114            (9,000)(C)        91,772
  Other Assets..................        13,170           19,251           (13,000)(C)        39,421
                                                                           20,000 (C)
                                     ---------         --------         ---------         ---------
    Total Assets................     $ 301,705         $203,476         $ (29,000)        $ 476,181
                                      ========          =======          ========          ========

  Revolving Credit Facility.....     $  13,132         $   ---          $    ---          $  13,132
  Short Term Debt...............           ---            9,044              ---              9,044
  Current Portion LTD...........        15,699             ---               ---             15,699
  Trade Accounts Payables.......        14,412           14,533              ---             28,945
  Taxes Payable.................         7,095            1,454              ---              8,549
  Accrued Liabilities...........        38,273           24,176            12,500 (C)        74,949
  Advances......................        26,158           18,152              ---             44,310
                                     ---------         --------         ---------         ---------
    Current Liabilities.........       114,769           67,359            12,500           194,628

  Other Debt....................        42,577           49,472              ---             92,049
  Other LT Liabilities..........         3,206            6,789            (1,500)(C)         8,495

Stockholders' Equity
  Common Stock..................           107            3,464            (3,373)(D)           198

  Paid in Capital...............        40,129          142,008             3,373 (D)       185,510
  Retained Earnings.............       100,693          (63,802)          (50,000)(C)        (3,109)
                                                                           10,000 (A)

  Translation Adjustments.......           224           (1,814)             ---             (1,590)
                                     ---------         --------         ---------         ---------
  Total Stockholders' Equity....       141,153           79,856           (40,000)          181,009
                                     ---------         --------         ---------         ---------

  Total Liabilities and
    Stockholders' Equity........     $ 301,705         $203,476         $ (29,000)        $ 476,181
                                      ========          =======          ========          ========


                           (See accompanying Notes)

                                 BANCTEC, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                   FOR THE THREE MONTHS ENDED JUNE 25, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         BANCTEC        RECOGNITION       PRO FORMA      PRO FORMA
                                      JUNE 25,1995     APRIL 30,1995     ADJUSTMENTS      COMBINED
                                      ------------     -------------     -----------     ---------
Revenue...........................     $    73,152        $   55,451        $  ---       $ 128,603

Cost of Sales.....................          52,090            38,675           ---          90,765
                                       -----------        ----------        -------      ---------
  Gross Profit....................          21,062            16,776           ---          37,838
                                       -----------        ----------        -------      ---------
Operating Expenses

  Product Development and
   Engineering....................           1,981             2,603           ---           4,584

  SG&A............................          10,247            11,006           ---          21,253

  Restructuring...................            ---                733           ---             733

  Other...........................             996               851           ---           1,847
                                       -----------        ----------        -------      ---------

     Operating Expenses...........          13,224            15,193           ---          28,417
                                       -----------        ----------        -------      ---------

Income From Operations............           7,838             1,583           ---           9,421
                                       -----------        ----------        -------      ---------

Other Income/(Expense)

  Interest Income.................              95               676           ---             771

  Interest Expense................          (1,505)           (1,082)          ---          (2,587)

  Sundry .........................             167             1,148           ---           1,315
                                       -----------        ----------        -------      ---------

     Other Income/(Expense).......          (1,243)              742           ---            (501)
                                       -----------        ----------        -------      ---------

Income before
 Income Taxes and
 Minority Interest................           6,595             2,325           ---           8,920

Income Tax Provision..............           2,770             1,708           ---           4,478

Minority Interest.................             ---              ---            ---             ---
                                       -----------        ----------        -------      ---------

Income From Continuing
 Operations.......................     $     3,825        $      617        $   ---      $   4,442
                                        ==========         =========         ======       ========

Income From Continuing
 Operations Per Share.............     $      0.35        $     0.04                     $    0.22
                                        ==========         =========                      ========
Weighted Average Shares...........          10,934            15,454         (6,336)(B)     20,052

                           (See accompanying Notes)

                                 BANCTEC, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                   FOR THE THREE MONTHS ENDED JUNE 26, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         BANCTEC        RECOGNITION       PRO FORMA      PRO FORMA
                                      JUNE 26,1994     APRIL 30,1994     ADJUSTMENTS      COMBINED
                                      ------------     --------------    -----------     ---------
Revenue...........................     $    69,466        $   62,577        $  ---       $ 132,043

Cost of Sales.....................          48,684            44,483           ---          93,167
                                       -----------        ----------        -------      ---------
  Gross Profit....................          20,782            18,094           ---          38,876
                                       -----------        ----------        -------      ---------
Operating Expenses

  Product Development and
   Engineering....................           2,759             4,094           ---           6,853

  SG&A............................          10,854            12,414           ---          23,268

  Restructuring...................            ---                ---           ---             ---

  Other...........................           1,074               856           ---           1,930
                                       -----------        ----------        -------      ---------

     Operating Expenses...........          14,687            17,364           ---          32,051
                                       -----------        ----------        -------      ---------

Income From Operations............           6,095               730           ---           6,825
                                       -----------        ----------        -------      ---------

Other Income/(Expense)

  Interest Income.................              37               586           ---             623

  Interest Expense................          (1,064)           (1,071)          ---          (2,135)

  Sundry .........................             559                74           ---             633
                                       -----------        ----------        -------      ---------

     Other Income/(Expense).......            (468)             (411)          ---            (879)
                                       -----------        ----------        -------      ---------

Income before
 Income Taxes and
 Minority Interest................           5,627               319           ---           5,946

Income Tax Provision..............           2,364             1,710           ---           4,074

Minority Interest.................             439              ---            ---             439
                                       -----------        ----------        -------      ---------

Income (Loss) From Continuing
 Operations.......................     $     3,702        $   (1,391)       $   ---      $   2,311
                                        ==========         =========         ======       ========

Income (Loss) From Continuing
 Operations Per Share.............     $      0.33        $    (0.09)                    $    0.11
                                        ==========         =========                      ========
Weighted Average Shares...........          11,227            15,725         (6,447)(B)     20,505

                           (See accompanying Notes)

                                 BANCTEC, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                       FOR THE YEAR ENDED MARCH 26, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         BANCTEC         RECOGNITION       PRO FORMA     PRO FORMA
                                      MARCH 26,1995     APRIL 30,1995     ADJUSTMENTS     COMBINED
                                      -------------     -------------     -----------    ---------
Revenue...........................     $   297,539        $  215,320        $  ---       $ 512,859

Cost of Sales.....................         210,695           152,338           ---         363,033
                                       -----------        ----------        -------      ---------
  Gross Profit....................          86,844            62,982           ---         149,826
                                       -----------        ----------        -------      ---------
Operating Expenses

  Product Development and
   Engineering....................           9,590            15,122           ---          24,712

  SG&A............................          49,560            44,771           ---          94,331

  Restructuring...................            ---             21,036           ---          21,036

  Other...........................           4,010             4,760           ---           8,770
                                       -----------        ----------        -------      ---------

     Operating Expenses...........          63,160            85,689           ---         148,849
                                       -----------        ----------        -------      ---------

Income (Loss) From Operations.....          23,684           (22,707)          ---             977
                                       -----------        ----------        -------      ---------

Other Income/(Expense)

  Interest Income.................             252             2,519           ---           2,771

  Interest Expense................          (5,679)           (4,344)          ---         (10,023)

  Sundry .........................           1,523             1,496           ---           3,019
                                       -----------        ----------        -------      ---------

     Other Income/(Expense).......          (3,904)             (329)          ---          (4,233)
                                       -----------        ----------        -------      ---------

Income (Loss) before
 Income Taxes and
 Minority Interest................          19,780           (23,036)          ---          (3,256)

Income Tax Provision..............           8,481             2,663        (10,000)(A)      1,144

Minority Interest.................           1,210              ---            ---           1,210
                                       -----------        ----------        -------      ---------

Income (Loss) From Continuing
 Operations.......................     $    12,509        $  (25,699)       $10,000      $  (3,190)
                                        ==========         =========         ======       ========

Income (Loss) From Continuing
 Operations Per Share.............     $      1.12        $    (1.66)                    $   (0.16)
                                        ==========         =========                      ========
Weighted Average Shares...........          11,128            15,466         (6,341)(B)     20,253

                           (See accompanying Notes)

                                 BANCTEC, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                       FOR THE YEAR ENDED MARCH 27, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         BANCTEC         RECOGNITION       PRO FORMA     PRO FORMA
                                      MARCH 27,1994    OCTOBER 31,1993    ADJUSTMENTS    COMBINED
                                      -------------    ---------------    -----------    --------
Revenue...........................     $   247,538        $  230,578        $  ---       $ 478,116

Cost of Sales.....................         177,886           146,652           ---         324,538
                                       -----------        ----------        -------      ---------

  Gross Profit....................          69,652            83,926           ---         153,578
                                       -----------        ----------        -------      ---------
Operating Expenses

  Product Development
    and Engineering...............           9,515            16,585           ---          26,100

  SG&A............................          34,701            48,258           ---          82,959

  Restructuring...................            ---               ---            ---            ---

  Other...........................           1,834             3,972           ---           5,806
                                       -----------        ----------        -------      ---------

     Operating Expenses...........          46,050            68,815           ---         114,865
                                       -----------        ----------        -------      ---------

Income From Operations                      23,602            15,111           ---          38,713
                                       -----------        ----------        -------      ---------

Other Income/(Expense)

  Interest Income.................             422             2,676           ---           3,098

  Interest Expense................          (1,846)           (5,340)          ---          (7,186)

  Sundry..........................             685              (619)          ---              66
                                       -----------        ----------        -------      ---------

     Other Income/(Expense)                   (739)           (3,283)          ---          (4,022)
                                       -----------        ----------        -------      ---------

  Income before
    Income Taxes and
    Minority Interest.............          22,863            11,828           ---          34,691

Income Tax Provision..............           9,145             3,892           ---          13,037

Minority Interest.................           2,625              ---            ---           2,625
                                       -----------        ----------        -------      ---------

Income from Continuing
   Operations.....................     $    16,343        $    7,936        $  ---       $  24,279
                                        ==========         =========         ======       ========
Income from continuing operations
   per share......................     $      1.45        $     0.55                     $    1.22
                                        ==========         =========                      ========

Weighted Average Shares...........          11,294            14,496         (5,943)(B)     19,847

                           (See accompanying Notes)

                                 BANCTEC, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                       FOR THE YEAR ENDED MARCH 28, 1993
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                          BANCTEC        RECOGNITION       PRO FORMA     PRO FORMA
                                       MARCH 28, 1993  OCTOBER 31, 1992   ADJUSTMENTS    COMBINED
                                       --------------  ----------------   -----------    ----------
Revenue...........................     $  233,885       $  199,186         $ -           $  433,071

Cost of Sales.....................        167,285          128,007           -              295,292
                                       ----------       ----------         ------        ----------

  Gross Profit....................         66,600           71,179           -              137,779
                                       ----------       ----------         ------        ----------

Operating Expenses

  Product Development
    and Engineering...............          8,490           14,168           -              22,658

  SG&A............................         32,007           39,594           -              71,601

  Restructuring...................            -              2,257           -               2,257

  Other...........................          1,666            3,030           -               4,696
                                       ----------       ----------         ------        ---------

     Operating Expenses...........         42,163           59,049           -             101,212
                                       ----------       ----------         ------        ---------

Income From Operations                     24,437           12,130           -              36,567
                                       ----------       ----------         ------        ---------

Other Income/(Expense)

  Interest Income.................            315            3,902           -               4,217

  Interest Expense................         (2,233)          (5,610)          -              (7,843)

  Sundry..........................         (1,418)          (1,099)          -              (2,517)
                                       ----------       ----------         ------        ---------

     Other Income/(Expense)                (3,336)          (2,807)          -              (6,143)
                                       ----------       ----------         ------        ---------

  Income before
    Income Taxes and
    Minority Interest.............         21,101            9,323           -              30,424

Income Tax Provision..............          8,425            5,271           -              13,696

Minority Interest.................          1,675              -             -               1,675
                                       ----------       ----------         ------        ---------

Income From
  Continuing Operations...........     $   14,351       $    4,052         $ -           $  18,403
                                       ==========       ==========          =====         ========

Income From Continuing
  Operations Per Share............     $     1.32       $     0.32                       $    1.00
                                       ==========       ==========                        ========
Weighted Average Shares...........         10,870           12,649         (5,186)(B)       18,333

                           (See accompanying Notes)

                                BANCTEC, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

   The unaudited pro forma condensed combined statements of income are based on the consolidated financial statements of BancTec for the three months ended June 25, 1995 and June 26, 1994, and the fiscal years ended March 26, 1995, March 27, 1994, and March 28, 1993, and the consolidated financial statements of Recognition for the three months ended April 30, 1995 and 1994, the twelve months ended April 30, 1995, and the fiscal years ended October 31, 1993 and 1992. The twelve months ended April 30, 1995 for Recognition were determined by subtracting the six months ended April 30, 1994 from the year ended October 31, 1994, and adding the six months ended April 30, 1995. Therefore, Recognition's results of operations for the three months ended April 30, 1995 have been included in the pro forma condensed combined financial data in both the three months ended April 30, 1995 and the twelve months ended April 30, 1995. Recognition's revenue and income from continuing operations for the three months ended April 30, 1995 were $55,451,000 and $617,000, respectively. As the six months ended April 30, 1994 have been subtracted out to arrive at the twelve months ended April 30, 1995, they are excluded from the pro forma condensed combined financial statements. Recognition's revenue and loss from continuing operations for the six months ended April 30, 1994 were $112,925,000 and $735,000, respectively. Intercompany sales between the two combining entities have been minimal and therefore no intercompany eliminations have been reflected.


   The pro forma condensed combined balance sheet is based on BancTec's and Recognition's balance sheets at June 25, 1995, and April 30, 1995, respectively, and upon the adjustments and assumptions described below.

   The unaudited pro forma condensed combined financial statements do not reflect expenses expected to be incurred by BancTec and Recognition in connection with the Merger or the effect of cost savings, if any, which may be realized after the consummation of the Merger.


NOTE 2 - PRO FORMA ADJUSTMENTS

   The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments:

   (A) The pro forma condensed combined statement of income of the combined company for the year ended March 26, 1995, includes an adjustment to the income tax provision of $10,000,000 to adjust for Recognition's historical tax provision, to reflect the expected future benefits associated with Recognition's federal net operating loss carryforwards and temporary differences.

   (B) The pro forma combined condensed financial statements reflect the issuance of 0.59 of a share of BancTec Common Stock for each share of Recognition Common Stock to effect the Merger. The impact of Recognition's convertible debt is anti-dilutive and therefore has been excluded from the computation of pro forma earnings per share.

   (C) BancTec expects to incur charges to operations currently estimated at approximately $65,000,000 to $75,000,000 in the quarters ended September 30, 1995, and December 31, 1995, the quarters which the Merger is expected to be consummated, to reflect costs associated with combining the operations of the two companies, primarily the closing of duplicate facilities of approximately $12,600,000, write-off of inventory related to duplicate product lines of approximately $10,000,000, write-off of goodwill and other intangible assets of approximately $18,000,000, write-off of other assets of approximately $9,700,000, severance of approximately $14,700,000, and transaction fees and costs incident to the Merger of approximately $5,000,000. The midpoint of the estimated charge after effecting for estimated tax benefits of $20,000,000, is reflected in the unaudited pro forma condensed combined balance sheet. The future cash requirements related to these charges are estimated to be in the range of $36,000,000 of which approximately $24,000,000 is expected to be expended in the first year following the consummation of the merger and the remainder is expected to be expended in future years. BancTec will utilize existing cash balances and post-merger cash flows from operations to meet the cash flow requirements of the merger charge. The existing cash balances earn interest of approximately five percent. These preliminary estimates are subject to change based upon additional information.

   (D) The unaudited pro forma condensed combined balance sheet reflects the issuance of 0.59 of a share of BancTec Common Stock for each share of Recognition Common Stock outstanding as of April 30, 1995, therefore, the historical combined common stock and paid-in capital account balances have been adjusted to reflect the number of shares assumed to be issued and for the differences in par value per common share of BancTec and Recognition. The impact of this adjustment does not result in a change to the total combined stockholders' equity.

                         DESCRIPTION OF CAPITAL STOCK


BANCTEC CAPITAL STOCK

      BancTec's authorized capital stock presently consists of 46,000,000 shares divided into two classes: (i) 45,000,000 shares of Common Stock, par value $.01 per share ("BancTec Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share ("BancTec Preferred Stock").

      BancTec Common Stock. Holders of BancTec Common Stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of stockholders. Cumulative voting for the election of Directors is not permitted, which means that the holders of a majority of the outstanding shares of BancTec Common Stock can elect all of the Directors. Subject to the prior payment of any dividends on any outstanding shares of BancTec Preferred Stock, sinking fund payments or any other requirements for the purchase or redemption of the Preferred Stock, the holders of BancTec Common Stock are entitled to receive ratably such dividends as may be declared by BancTec's Board out of funds legally available therefor. On any liquidation of BancTec, and after paying or adequately providing for the payment of all of its obligations and amounts to which the holders of any outstanding shares of Preferred Stock are entitled, the remainder of the assets of BancTec shall be distributed pro rata to the holders of BancTec Common Stock.

      BancTec Preferred Stock. The BancTec Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of Preferred Stock, par value $.01 per share. No BancTec Preferred Stock is currently outstanding and BancTec has no present plans to issue BancTec Preferred Stock. The BancTec Board has authority to issue the authorized BancTec Preferred Stock in one or more series, each series to have such designation and number of shares as the BancTec Board may fix prior to the issuance of any shares of such series. Each series may have such preferences and relative, participating, optional or other special rights, with such qualifications, limitations or restrictions of the preferential rights as are stated in the resolution or resolutions providing for the issue of the series of the Preferred Stock as may be adopted from time to time by the BancTec Board prior to the issuance of any shares of such series. Depending upon the terms established by the BancTec Board for any series of BancTec Preferred Stock, such BancTec Preferred Stock may limit the rights of holders of shares of BancTec Common Stock.

      BancTec Common Stock Rights. The BancTec Board has adopted a stockholders rights plan, pursuant to which one right (the "Right" or "Rights") is issued with respect to each share of BancTec Common Stock issued by BancTec. Each Right entitles the registered holder to purchase from BancTec one share of BancTec Common Stock at a purchase price of $35.00 per share of BancTec Common Stock, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of June 16, 1988 (the "BancTec Rights Agreement") between BancTec and First RepublicBank Dallas, N.A., as Rights Agent.

      Currently, the Rights are attached to all BancTec Common Stock certificates representing shares outstanding and are not represented by separate Rights certificates. Until the earlier to occur of (i) ten days following a public announcement (the "Shares Acquisition Date") that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of BancTec Common Stock, or (ii) ten business days following the commencement of a tender offer or exchange offer which would result in a person or group beneficially owning 30% or more of such outstanding shares of BancTec Common Stock, the Rights will separate from the BancTec Common Stock and a Distribution Date (the "Rights Distribution Date") will occur. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with BancTec Common Stock certificates. BancTec Common Stock certificates contain a notation incorporating the Rights Agreement by reference. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for BancTec Common Stock outstanding will also constitute the transfer of the Rights associated with the BancTec Common Stock represented by such certificate. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the BancTec Common Stock as of the close of business on the Rights Distribution Date, and the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the BancTec Board, and except in certain circumstances described in the Rights Agreement, only shares of BancTec Common Stock issued prior to the Rights Distribution Date will be issued with Rights.

      The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on May 24, 1998, unless earlier redeemed by BancTec as described below. As soon as practicable after the Rights Distribution Date, Rights Certificates will be mailed to holders of record of BancTec Common Stock as of the close of business on the Rights Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

      In the event that, at any time following the Rights Distribution Date, (i) BancTec is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of more than 35% of the then outstanding shares of BancTec Common Stock other than pursuant to an offer for all outstanding shares of BancTec Common Stock which the independent directors determine to be fair to, and otherwise in the best interest of stockholders, or (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, each holder of a Right will thereafter have the right to receive, upon exercise, BancTec Common Stock having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by BancTec as set forth below.

      In the event that, at any time following the Shares Acquisition Date, (i) BancTec is acquired in a merger or other business combination transaction in which BancTec is not the surviving corporation or (ii) 50% or more of BancTec's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

      The Purchase Price payable, and the number of shares of BancTec Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, BancTec Common Stock, (ii) if holders of BancTec Common Stock are granted certain rights or warrants to subscribe for BancTec Common Stock or convertible securities at less than the current market price of BancTec Common Stock, or
(iii) upon the distribution to holders of BancTec Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of BancTec Common Stock will be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of BancTec Common Stock on the last trading date prior to the date of exercise.

      At any time until fifteen days following the Shares Acquisition Date, BancTec may redeem the Rights in whole, but not in part, at a price of $.05 per Right, payable in cash. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. After the redemption period has expired, BancTec's right to redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of BancTec Common Stock in a transaction or series of transactions not involving BancTec. Immediately upon the action of the BancTec Board ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.05 redemption price.

      The term "Continuing Directors" means any member of BancTec Board who was a member of BancTec Board prior to the date of the Rights Agreements, and any person who is subsequently elected to the BancTec Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or any representative of, or person affiliated with, the foregoing entities.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of BancTec including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to BancTec, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for BancTec Common Stock (or other consideration) or for common stock of the acquiring company as set forth above.

      Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the BancTec Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the BancTec Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement.

      Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of BancTec including, without limitation, the right to vote or to receive dividends.

      The foregoing summary of certain terms of the Rights is qualified in its entirety by references to the Rights Agreement, a copy of which is incorporated herein by reference.

RECOGNITION CAPITAL STOCK

      Authorized Capital Stock. Recognition's authorized capital stock presently consists of 31,000,000 shares divided into two classes: (i) 30,000,000 shares of Common Stock, par value $.25 per share ("Recognition Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, no par value per share ("Recognition Preferred Stock").

      Recognition Common Stock. Pursuant to its Restated Certificate of Incorporation, Recognition is authorized to issue 30,000,000 shares of Recognition Common Stock, of which 15,355,740 shares were outstanding at June 15, 1995. Holders of Recognition Common Stock do not have any preemptive rights to subscribe for or to purchase additional securities of Recognition, nor do they have any right to convert Recognition Common Stock into other securities of Recognition. Each holder of Recognition Common Stock is entitled to cast one vote for each share held on all matters voted upon by stockholders and, in elections for directors, is entitled to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which he is entitled to vote, or to distribute his votes on the same principle among as many candidates as he thinks fit. Each holder of shares of Recognition Common Stock is entitled (subject to the rights of holders of any preferred stock which hereafter may be outstanding) to receive dividends when and as declared by the BancTec Board and to receive his ratable portion of assets available for distribution upon liquidation. The Recognition Common Stock is not subject to redemption or to liability for further calls.

      Recognition Preferred Stock. The Restated Certificate of Incorporation of Recognition authorizes the issuance of 1,000,000 shares of Recognition Preferred Stock, no par value. The Recognition Board has designated 200,000 shares of Recognition Preferred Stock as Series A Junior Participating Preferred Stock. No shares of Recognition Preferred Stock have been issued and Recognition presently has no plans to issue any shares of Recognition Preferred Stock. The Recognition Board is authorized, without further stockholder approval, to establish from time to time one or more series of Recognition Preferred Stock and to determine the series, including the rights, preferences and privileges of any such rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the name, description and number of shares constituting any such series. The Recognition Board, without stockholder approval, may issue Recognition Preferred Stock with voting and/or conversion rights, which could adversely affect the voting power of the holders of Recognition Common Stock and could be used as an anti-takeover measure by Recognition without any further action by the stockholders.

      Recognition Preferred Stock Purchase Rights. In September 1992, Recognition's Board declared a dividend distribution to stockholders of record on September 29, 1992, of one Preferred Stock Purchase Right (a "Preferred Right") for each outstanding share of Recognition Common Stock. Each share of Recognition Common Stock issued after September 1992 has an associated Preferred Right. A Preferred Right may be exercised to purchase one-hundredth of a share of Series A Junior Participating Preferred Stock of Recognition (a "Unit") at an exercise price of $60 per Unit. Recognition would register the Recognition Preferred Stock issuable on exercise of the Preferred Rights under the Securities Act at such time as may be required by law. The Preferred Rights are exercisable only if a person or group acquires beneficial ownership of 25% or more of the Recognition Common Stock. However, the Preferred Rights would not become exercisable if the Recognition Common Stock is acquired pursuant to an offer for all shares which a majority of Recognition's independent directors, excluding all officers, determines to be fair to, and otherwise in the best interests of, Recognition and its stockholders. The Preferred Rights are not exercisable in connection with the transactions contemplated by the Merger.

      If any person or group becomes the beneficial owner of 25% or more of the Recognition Common Stock other than pursuant to an offer for all shares as described above, or if a 25% or more stockholder engages in a merger with Recognition in which Recognition survives and shares of Recognition Common Stock are not changed or converted, each Preferred Right not owned by such person or group or related parties will entitle its holder to purchase, at the Preferred Right's then current exercise price, Recognition Common Stock (or, in certain circumstances as determined by Recognition's Board, cash, property, or other securities) having a value of twice the Preferred Right's exercise price. In addition, if any time after a person or group acquires beneficial ownership of 25% or more of the Recognition Common Stock, Recognition is involved in a merger or other business combination transaction with another person in which Recognition Common Stock is changed or converted or sells 50% or more of Recognition's assets or earning power to another person, each Preferred Right will entitle its holder to purchase, at the Preferred Right's then current exercise price, common stock of such other person having a value of twice the Preferred Right's exercise price.

      The Preferred Rights expire in 2002, and may be redeemed by Recognition for one cent per Right at any time before the tenth business day following the public announcement that a person or group has acquired 25% or more of the Recognition Common Stock.

      Until the Preferred Rights become exercisable, the Preferred Rights are attached to the shares of Recognition Common Stock and no separate certificates will be issued. Stockholders will exchange their Preferred Rights with shares of Recognition Common Stock in the Merger.

      The foregoing summary of certain terms of the Preferred Rights is qualified in its entirety by references to the Rights Agreement (the "Recognition Rights Agreement") dated as of September 18, 1992 between Recognition and Society National Bank, as Rights Agent.


                      COMPARATIVE RIGHTS OF STOCKHOLDERS


GENERAL

      As a result of the Merger, holders of Recognition Common Stock will become stockholders of BancTec and the rights of all such former Recognition stockholders will thereafter be governed by the BancTec Restated Certificate of Incorporation, as amended (the "BancTec Certificate of Incorporation") the BancTec Bylaws, BancTec Rights Agreement and the DGCL. The following is a summary comparison of the material differences between the rights of holders of BancTec Common Stock and holders of Recognition Common Stock. Because both BancTec and Recognition are organized and exist under Delaware law and are subject to the DGCL, these differences arise from various provisions of the certificates of incorporation and the bylaws of the two companies. This summary is qualified in its entirety by reference to the full text of the BancTec Certificate of Incorporation, the BancTec Bylaws, the BancTec Rights Agreement, the Recognition Certificate of Incorporation and the Recognition Bylaws. For information as to how to obtain copies of such documents, see "Incorporation of Certain Documents by Reference."

CLASSIFIED BOARD OF DIRECTORS

      The DGCL provides that a corporation's board of directors may be divided into various classes with staggered terms of office. The BancTec Certificate of Incorporation provides that the BancTec Board is divided into three classes of directors, as nearly equal in number as reasonably possible. One class of directors is elected each year for a three-year term.

      Classification of directors has the effect of making it more difficult for stockholders to change the composition of the BancTec Board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the BancTec Board. Such a delay may help ensure that BancTec's directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders.

      The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of BancTec, even though such a transaction could be beneficial to BancTec and its stockholders. The classification of the BancTec Board might also increase the likelihood that incumbent directors will retain their positions.

      The Recognition Bylaws contain a substantially identical classified board provision.

STOCKHOLDERS RIGHTS PLANS

      BancTec has adopted a stockholder rights plan that is designed to protect BancTec stockholders from coercive or unfair takeover tactics. To implement the plan, the BancTec Board declared a dividend distribution of one Right for each outstanding share of BancTec Common Stock and authorized the issuance of one Right for each share of BancTec Common Stock issued thereafter, but prior to the triggering of the plan. One Right will be issued with respect to each share of BancTec Common Stock issued pursuant to the Merger. Each Right entitles a registered holder to purchase, upon the occurrence of certain specified events, one share of BancTec Common Stock at a Purchase Price of $35.00 per share. The description and terms of the Rights are set forth in the BancTec Rights Agreement. In general, pursuant to the BancTec Rights Agreement, upon occurrence of specified triggering events, such as ten days following the public announcement (the "Shares Acquisition Date") of the acquisition by any person (other than BancTec or any of its subsidiaries) of the beneficial ownership of securities representing 20% or more of the outstanding shares of BancTec Common Stock or ten days following the commencement of a tender offer or exchange offer resulting in any person beneficially owning 30% or more of the outstanding shares of BancTec Common Stock, a Distribution Date will occur at which time BancTec's stockholders (except those stockholders whose Rights have been voided under the BancTec Rights Agreement as a result of a triggering event) may exercise their Rights.

      In the event that, at any time following a Distribution Date, BancTec is the surviving corporation in a merger with an Acquiring Person, BancTec's stock is not exchanged, and a person becomes the beneficial owner of more than 35% of the then outstanding shares of BancTec Common Stock, each holder of a Right will have the right to receive BancTec Common Stock having a value equal to two times the exercise price of the Right. In the event that, any time following the Shares Acquisition Date, BancTec is acquired in a merger or other business combination transaction in which BancTec is not the surviving corporation or 50% or more of BancTec's assets or earning power is sold or transferred, each holder of a Right (except those stockholders whose Rights have been voided under the BancTec Rights Agreement as a result of a triggering event) will have the right to receive common stock of the acquiring company having a value equal to two times the exercise price of the Right. Under certain circumstances, BancTec may redeem the Rights, which will otherwise expire on the close of business on May 24, 1998. See "Description of Capital Stock-BancTec Common Stock Rights." The effect of the BancTec Rights Agreement may be to render more difficult a change in control of BancTec.

      Recognition has adopted a stockholder rights plan that is similarly designed to protect Recognition stockholders from coercive or unfair takeover tactics, but which has certain differences from the BancTec Rights Agreement. To implement the plan, on September 29, 1992, the Recognition Board declared a dividend distribution of one Preferred Stock Purchase Right (a "Preferred Right") for each outstanding share of Recognition Common Stock and authorized the issuance of one Preferred Stock Purchase Right for each share of Recognition Common Stock issued thereafter, but prior to the triggering of the plan. Each Preferred Stock Purchase Right entitles a registered holder to purchase, upon the occurrence of certain specified events, one-hundredth of a share of Series A Junior Participating Preferred Stock of Recognition (a "Unit") at a Purchase Price of $60.00 per unit. The description and terms of the Rights are set forth in the Recognition Rights Agreement. In general, pursuant to the Recognition Rights Agreement, Preferred Rights are exercisable only if a person or group acquires beneficial ownership of 25% or more of the Recognition Common Stock. If a person or group acquires beneficial ownership of 25% or more of the Recognition Common Stock or if a 25% or more stockholder engages in a merger with Recognition in which Recognition survives and shares of Recognition Common Stock are not changed, each Preferred Right not owned by such person or group will entitle its holder to purchase Recognition Common Stock having a value of twice the Preferred Right's exercise price. In addition, if Recognition is involved in a merger or other business combination transaction with another person in which the Recognition Common Stock is changed or 50% or more of Recognition's assets or earning power is sold, each Preferred Right will entitle its holder to purchase the common stock of such other person having a value of twice the Preferred Right's exercise price.

      The Preferred Rights are not exercisable if the Recognition Common Stock is acquired pursuant to an offer for all shares which a majority of Recognition's independent directors determines to be fair to Recognition and its stockholders. The Preferred Rights expire in 2002 and may be redeemed by Recognition at any time prior to the tenth business day following the public announcement that a person or group has acquired 25% or more of Recognition Common Stock.


NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

      The BancTec Certificate of Incorporation and Bylaws provides that the number of directors and the number of directors in each class will be fixed from time to time by resolution of the BancTec Board or by resolution of the stockholders at the annual meeting of stockholders or at a special meeting of stockholders called for that purpose, but in no event shall the number of directors be less than three nor more than fifteen. In addition, the BancTec Certificate of Incorporation provides that any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum. Directors appointed to fill vacancies will serve the remainder of the term of the resigning or terminated director. Accordingly, the BancTec Board could prevent any stockholder from enlarging the BancTec Board and filling the new directorships with such stockholder's own nominees.

      Under the Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. The BancTec Certificate of Incorporation provides that directors may be removed only for cause and only upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, subject to any rights of holders of BancTec Preferred Stock.

      The Recognition Restated Certificate of Incorporation provides that the number of directors constituting the Recognition Board shall be determined by or pursuant to the Recognition Bylaws, and shall not be less than six. Pursuant to the Recognition Bylaws, the Board of Directors of Recognition currently consists of eight directors.

      Under the Recognition Bylaws, subject to the rights of any holders of Recognition Preferred Stock, any vacancy in the Recognition Board and any newly created directorship resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director chosen to fill a vacancy shall serve for the unexpired term of his predecessor. A director chosen to fill a newly created directorship shall serve until the next annual meeting of stockholders.

STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

      The BancTec Certificate of Incorporation and the BancTec Bylaws do not contain any provisions restricting the taking of any action without a meeting. The BancTec Bylaws provide that special meetings of the stockholders for any purpose or purposes may be called by (i) the Chairman of BancTec, (ii) the President of BancTec, (iii) the BancTec Board, (iv) the holders of not less than 10% of all shares entitled to vote at such meeting, or (v) as otherwise provided in the BancTec Certificate of Incorporation.

      The Recognition Restated Certificate of Incorporation and the Recognition Bylaws do not contain any provisions restricting the taking of any action by stockholders without a meeting. The Recognition Bylaws provide that special meetings of the stockholders for any purpose or purposes may be called by (i) the President of Recognition, (ii) the Recognition Board, or (iii) the President or Secretary of Recognition at the written request of a majority of the Recognition directors.

FAIR PRICE PROVISIONS

      The BancTec Certificate of Incorporation contains a "fair price" provision, requiring that, in addition to any other vote required by the BancTec Certificate of Incorporation or the Delaware Law, certain "Business Combination" transactions with a "Related Person" will be subject to the affirmative vote of the holders of not less than 75% of the outstanding voting stock held by stockholders other than the Related Person.

      For the purposes of this provision, certain terms are defined as follows:

      "Business Combination" means (a) any merger or consolidation of BancTec or a subsidiary with a Related Person or any other corporation which is, on or after such merger or consolidation, or would be an Affiliate or Associate of a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person or any Affiliate or Associate of any Related Person of any assets of BancTec or of a subsidiary of BancTec having an aggregate Fair Market Value of 10% or more of the total consolidated assets of BancTec and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made; (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, to BancTec or a subsidiary of BancTec of any assets of a Related Person or any Affiliate or Associate of any Related Person having an aggregate Fair Market Value of 10% or more of the total consolidated assets of BancTec and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made; (d) any issuance, pledge or transfer of securities of BancTec or a subsidiary of BancTec to or with a Related person or any Affiliate or Associate or any Related Person; (e) any reclassification of securities (including any reverse stock split) or recapitalization of BancTec, or any merger or consolidation of BancTec with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person or any Affiliate or Associate of any Related Person) that would have the effect, of increasing the proportionate share of any class of equity or convertible securities of BancTec or any subsidiary of BancTec which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related person; (f) the adoption of any plan or proposal for the liquidation or dissolution of BancTec proposed by or on behalf of a Related Person or any Affiliate or Associate thereof; or (g) any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

      The term "Disinterested Director" means any member of the BancTec Board who, while such person is a member of the BancTec Board, is not an Affiliate, Associate or a representative of the Related Person involved in a proposed Business Combination and was a member of the BancTec Board prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director who, while such successor is a member of the BancTec Board, is not an Affiliate, Associate or a representative of the Related Person and is recommended or elected to succeed a Disinterested Director by the BancTec Board without counting the vote of any director who is not Disinterested Director.

      The term "Fair Market Value" means: (i) in case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on The Nasdaq National Market System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the BancTec Board without counting the vote of any director who is not a Disinterested Director; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the BancTec Board without counting the vote of any director who is not a Disinterested Director.

      The term "Related Person" shall mean any person (other than BancTec, or any subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of BancTec or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which: (a) is the beneficial owner (as hereinafter defined) of 20 percent (20%) or more of the voting stock of BancTec; (b) is an Affiliate or Associate of BancTec and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 20 percent (20%) or more of the then outstanding voting stock of BancTec; or (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock of BancTec which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

      The 75% voting requirement will not be applicable and a Business Combination with a Related Person may be approved by the vote (if any) required by law or by any other provision of the BancTec Certificate of Incorporation if;

            (1) The Business Combination shall have been approved by the BancTec Board without counting the vote of any director who is not a "Disinterested Director"; or

            (2)   All of the following conditions are met:

                  (i) The aggregate amount of cash or the "Fair Market Value" as of the date of the consummation of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of BancTec in the Business Combination is not less than the highest of: (a) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of BancTec (A) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or
            (b) the Fair Market Value per share of the shares of capital stock being acquired in the Business Combination as of (A) the Announcement Date or (B) the date on which the Related Person became a Related Person, whichever is higher; or (c) in the case of shares of BancTec Common Stock, the per share book value of BancTec Common Stock as reported at the end of the fiscal quarter immediately prior to the Announcement Date, and in the case of shares of BancTec Preferred Stock, the highest preferential amount per share to which the holders of shares of such class or series of BancTec Preferred Stock would be entitled as of the Combination Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of BancTec, regardless of whether the Business Combination to be consummated constitutes such an event; and

                  (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such shares varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

                  (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by the BancTec Board without counting the vote of any director who is not a Disinterested Director, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding BancTec Preferred Stock; (b) there shall have been (A) no reduction in the annual rate of dividends paid on BancTec Common Stock (except as necessary to reflect any subdivision of BancTec Common Stock), except as approved by the BancTec Board without counting the vote of any director who is not a Disinterested Director, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of BancTec Common Stock, unless the failure so to increase such annual rate is approved by the BancTec Board without counting the vote of any director who is not a Disinterested Director; and (c) such Related Person shall not have become the beneficial owner of any additional shares of voting stock except as part of the transaction which results in such Related Person becoming a Related person; and

                  (iv) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by BancTec, whether in anticipation of or in connection with such Business Combination or otherwise; and

                  (v) A proxy information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder shall be mailed to all stockholders of BancTec at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions).

      The "fair price" provision is intended to ensure that all stockholders receive equal treatment in the event of a tender or exchange offer and to protect stockholders against coercive or two-tiered takeover bids. Notwithstanding the foregoing, the provision could also have the effect of discouraging a third party from making a tender or exchange offer for BancTec, event though such an offer might be beneficial to BancTec and its stockholders.

      The Recognition Restated Certificate of Incorporation and the Recognition Bylaws do not contain any "fair price" provisions. However, any sale, lease or exchange of all of Recognition's property and assets requires the affirmative vote of the holders of 62.5% of its outstanding voting stock pursuant to the Recognition Restated Certificate of Incorporation.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

      The affirmative vote of the holders of at least two-thirds of the total voting power of all outstanding voting shares of BancTec is required to amend, alter, change or repeal the provisions in the Restated Certificate of Incorporation of BancTec relating to the classification of the Board of Directors or to impose a provision providing for cumulative voting in the election of directors. The amendment, alteration, change or repeal of any other provision of the Restated Certificate of Incorporation of BancTec requires the affirmative vote of the holders of at least a majority of all outstanding shares entitled to vote at a meeting of stockholders.

      The affirmative vote of holders of at least 80% of the issued and outstanding shares of stock entitled to vote is required to amend, alter, change or repeal the provisions in the Restated Certificate of Incorporation of Recognition relating to cumulative voting for the election of directors or the method for determining the number of directors or their term of office or the minimum number of directors. The amendment, alteration, change or repeal of any other provision of the Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 62.5% of the issued and outstanding shares of stock entitled to vote thereon.

LIMITATION OF LIABILITY OF DIRECTORS

      The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Each of the BancTec Certificate of Incorporation and the Recognition Certificate includes such a provision, as set forth below, to the maximum extent permitted by law.

      Each of the BancTec Certificate and the Recognition Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

      While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expense of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that a person is entitled to indemnity for such expenses as the court deems proper.

      The Restated Certificate of Incorporation of Recognition provides that any person made a party to any civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of Recognition or any corporation that he or she served as such at the request of Recognition shall be indemnified by Recognition against the reasonable expenses, including attorneys' fees, and amounts paid in satisfaction of judgment or in settlement, other than amounts paid to Recognition by him or her, actually and necessarily incurred by such person or imposed in connection with or resulting from the defense of any such action, suit or proceeding or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged that such officer, director or employee is liable for negligence or misconduct in the performance of his or her duties. Neither a conviction in any criminal action, suit or proceeding, nor a settlement in any civil action, suit or proceeding shall itself be deemed an adjudication that such officer, director or employee is liable for negligence or misconduct in the performance of his or her duties to Recognition. The foregoing rights of indemnification conferred by the Restated Certificate of Incorporation are stated to be nonexclusive of any other rights that such officers, directors and employees of Recognition and the other persons above mentioned may have or hereafter acquire.

      The Recognition Bylaws provide that Recognition shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Recognition) by reason of the fact that he or she is or was a director or officer of Recognition, or (while a director or officer of Recognition) is or was an employee or agent of Recognition or is or was serving at the request of Recognition as a director, officer, employee or agent of another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of Recognition and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Recognition shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Recognition to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Recognition, or (while a director or officer of Recognition) is or was serving in the capacities set forth in the preceding sentence against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Recognition; provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been determined to be liable to Recognition unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that notwithstanding the determination of liability and in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Under the Recognition Bylaws, the determination of indemnification is made (i) by the Recognition Board by majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent counsel in a written opinion, or (iii) by the Recognition stockholders. The indemnification rights conferred by the Recognition Bylaws are not exclusive of any other right to which persons seeking indemnification may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or otherwise.

      Recognition is authorized to purchase and maintain and Recognition maintains insurance on behalf of its directors, officers, employees and agents.

DELAWARE ANTI-TAKEOVER STATUTE

      Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

      Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder.

      Both the Restated Certificate of Incorporation of BancTec and the Restated Certificate of Incorporation of Recognition do not exclude either company from the restrictions imposed under Section 203 of the DGCL.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

      The Recognition Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors and to bring other business before an annual meeting of stockholders (the "Stockholder Notice Procedure").

      The Stockholder Notice Procedure provides that only persons who are nominated at a meeting of stockholders (i) by or at the direction of the Recognition Board, (ii) by a nominating committee or person appointed by the Recognition Board or (iii) by any stockholder of Recognition entitled to vote for the election of directors at the meeting who complies with the applicable notice procedures. Under the Stockholder Notice Procedure, to be timely, notice of stockholder nominations must be delivered to or mailed and received at Recognition's principal executive offices not less than 50 days nor more than 75 days before the meeting (in the event less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which notice of the date of the meeting was first mailed or given to stockholders or such public disclosure was made).

      Under the Stockholder Notice Procedure, a stockholder's notice to Recognition must be made to the Secretary of Recognition and contain certain information concerning the nominee, including (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of Recognition that are beneficially owned by the nominee, and (d) any other information relating to the person that is required to be disclosed and solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The nominating stockholder's notice must also provide
(i) the name and record address of the nominating stockholder and (ii) the class and number of shares of capital stock of Recognition that are beneficially owned by the nominating stockholder.

      To be properly brought before an annual meeting of stockholders, business must be specified in the notice of meeting given at the direction of the Recognition Board, otherwise brought before the meeting by or at the direction of the Recognition Board, or otherwise properly brought before the meeting by a stockholder. Under the Stockholder Notice Procedure, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Recognition not less than 50 days nor more than 75 days prior to the meeting (in the event less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was first mailed or given to stockholders or such public disclosure was made). A stockholder's notice must be given to the Secretary of Recognition and set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of Recognition that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

      By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure affords the Recognition Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Recognition Board, to inform its stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure also provides a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Recognition Board, provides the Recognition Board with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the Recognition Board's position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

      Although the Recognition Bylaws do not give the Recognition Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and in discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Recognition and its stockholders.

                         ELECTION OF BANCTEC DIRECTORS


      The directors of BancTec have been divided into three classes. The members of each class serve for three years. Pursuant to BancTec's bylaws, the BancTec Board has fixed the number of directors at eight. Three of the eight BancTec directors' terms expire this year. The term of office for each BancTec director shall be until the year following each nominee's name below or until a successor is elected and qualified. BancTec directors are elected by a plurality of the votes of shares of BancTec Common Stock present in person or by proxy and entitled to vote at the Meeting.

      The BancTec Board recommends a vote FOR the election of the following nominees to be elected for a term expiring in 1998:

      Name                             Age                 Position
      ----                             ---          ----------------------

      Rawles Fulgham                   67           Director
      Thomas G. Kamp                   69           Director
      Norton A. Stuart, Jr.            60           President and Director

      The following directors are presently serving unexpired terms, ending the year following such director's name:

      Name                             Age                Position
      ----                             ---         -----------------------

      Grahame N. Clark, Jr. (1996)     52          Chairman and Chief Executive
                                                    Officer and Director
      Michael E. Faherty (1997)        60          Director
      Paul J. Ferri (1997)             56          Director
      Michael A. Stone (1996)          58          Director
      Merle J. Volding (1997)          71          Director

      Mr. Fulgham has been a director of BancTec since June 1982. Since September 1989, Mr. Fulgham has served as senior advisor of Merrill Lynch. From August 1982 to September 1989, Mr. Fulgham was executive director of Merrill Lynch Private Capital Inc. In addition, Mr. Fulgham presently serves as a director of Dresser Industries, Inc. (a supplier to energy-related companies), NCH Corporation (a manufacturer of products used in maintenance applications), Republic Financial Services, Inc. (a provider of casualty life insurance and consumer finance) and INDRESCO, Inc. (a provider of products for industrial production and infrastructure development).

      Mr. Kamp has been a director of BancTec since June 1982. Mr. Kamp served as chairman of the board of Premier Computer Corporation (a disk drive remanufacturer) from 1985 to 1990, and also served as chairman of the board of Rodime, Inc. (a disk drive manufacturer) from 1989 to 1991. Mr. Kamp was vice chairman of Control Data Corporation until December 1984 and chairman of Centronics Data Computer Corporation (a holding company) from January 1985 until January 1988.

      Mr. Stuart has been a director of BancTec since February 1986. Mr. Stuart has been President of BancTec since April 1987.

      Mr. Faherty has been a director of BancTec since September 1984. Since 1977, Mr. Faherty has been president of MICO, Inc., a family-owned consulting and contract executive business. As part of the contract executive business, Mr. Faherty from time to time serves as a corporate officer of companies. Currently, he is serving as chairman and CEO of eccs inc. (a manufacturer of mass storage subsystems and an integrator of systems utilizing such subsystems). Mr. Faherty also serves as a director of Biomagnetic Technologies Inc. (a manufacturer of magnetic imaging equipment), ALC Communications (a provider of long distance telecommunication services), and eccs inc.

      Mr. Ferri has been a director of BancTec since September 1978. Mr. Ferri has been managing general partner in Matrix Partners III, L.P. and Matrix Partners II, L.P. (venture capital investment partnerships) and Matrix Partners (a liquidating trust) since March 1990, August 1985, and January 1982, respectively. In addition, Mr. Ferri is a director of Stratus Computer, Inc. (a manufacturer of fault tolerant computer systems), Applix, Inc. (office automation software), Atria Software, Inc. (software CASE tool), Cascade Communications

Corp. (frame relay data communications products), Veritech Microwave, Inc. (microwave components and subsystems), and VideoServer Corp. (network system supplier to video conferencing market).

      Mr. Clark has been a director of BancTec since September 1985. Mr. Clark has been Chairman and Chief Executive Officer of BancTec since April 1987. Mr. Clark also serves as a director of El Chico Restaurants, Inc. (owner and franchiser of El Chico and other Tex-Mex style Mexican restaurants).

      Mr. Stone has been a director of BancTec since January 1979. Since March 1985, Mr. Stone has been general partner of Davis Venture Group, L.P., the general partner of Davis Venture Partners, L.P. (a venture capital partnership).

      Mr. Volding has been a director of BancTec since December 1971. From April 1987 to April 1989, Mr. Volding was Chairman of the Executive Committee of BancTec. From October 1985 to April 1987, Mr. Volding was Chairman of the Board of BancTec. Mr. Volding served as President and Chief Executive Officer of BancTec from March 1974 to October 1985. Mr. Volding also serves as a director of Computer Language Research, Inc. (a developer of proprietary software systems).

      Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person as the BancTec Board may recommend. The BancTec Board has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.


                 MEETINGS AND COMMITTEES OF THE BANCTEC BOARD


      The BancTec Board held seven meetings in Fiscal 1995, and each director attended at least 75% of the aggregate of (i) the total number of meetings of the BancTec Board held during the period for which he served as a director and
(ii) the total number of meetings held by all committees of the BancTec Board on which he served.

      The BancTec Board does not have a standing nominating committee or a committee performing similar functions. Nominees to the BancTec Board are selected by the entire BancTec Board.

      The Board has an Option Committee (the "BancTec Option Committee"), which is composed of Michael A. Stone, Michael E. Faherty, Paul J. Ferri, Rawles Fulgham, Thomas G. Kamp, and Merle J. Volding. The BancTec Option Committee administers the 1989 Plan and the 1994 Plan. The BancTec Option Committee held six meetings during Fiscal 1995.

      The Board has a Compensation Committee (the "BancTec Compensation Committee"), which is composed of Michael E. Faherty, Paul J. Ferri, and Rawles Fulgham. The BancTec Compensation Committee reviews and makes recommendations regarding compensation and other employment benefits of officers and employees of BancTec. The BancTec Compensation Committee held two meetings during Fiscal 1995.

      The Board has an Audit Committee (the "BancTec Audit Committee"), which is composed of Thomas G. Kamp, Michael A. Stone, and Merle J. Volding. The BancTec Audit Committee reviews BancTec's financial results, recommends the appointment of BancTec's outside auditors, reviews the scope and results of audits, and reviews internal accounting controls. The BancTec Audit Committee held three meetings during Fiscal 1995.


                        BANCTEC EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding compensation earned during Fiscal 1995 and the fiscal years ended March 27, 1994 ("Fiscal 1994") and March 27, 1993 ("Fiscal 1993"), by BancTec's Chief Executive Officer and each of BancTec's four other most highly compensated executive officers (based upon salary and bonus earned during Fiscal 1995). All information relating to shares of BancTec Common

Stock and options to purchase BancTec Common Stock contained herein have been adjusted to reflect the three-for-two stock split of BancTec Common Stock effected in February 1993.


                                                             Annual Compensation                 Long Term Compensation Awards
                                            ------------------------------------------------  ----------------------------------
                                               Fiscal                                         Restricted Stock
      Name and Principal Position(s)            Year          Salary ($)       Bonus($)(1)     Award(s) ($)        Options (#)(2)
      -----------------------------         ------------    --------------  ---------------- -----------------   ----------------
Grahame N. Clark, Jr.                           1995         256,877               -0-           35,035(3)             20,000
  Chairman and Chief Executive Officer          1994         256,849            198,645         392,364                40,000
                                                1993         255,615            181,059         229,361                60,000


Norton A. Stuart, Jr.                           1995         187,383               -0-           19,860(4)              5,000
  President                                     1994         186,924            112,651          19,703                10,000
                                                1993         185,038            111,757          44,873                15,000


William A. Feldman                              1995         165,083               -0-           13,968(5)              5,000
  Senior Vice President                         1994         164,336             79,167          13,582                10,000
                                                1993         159,810             77,074         137,284                22,500


William E. Bassett                              1995         171,083                -0-          14,674(6)              3,500
  Executive Vice President; President,          1994         169,337              83,261         12,224                15,000
  BancTec USA, Inc.                             1993         135,904              69,312        108,159                37,500


Jerome R. Brown                                 1995         136,459                -0-          11,193(7)              2,000
  Senior Vice President                         1994         135,754              63,428         11,095                 5,000
                                                1993         128,500              62,943        132,502                22,500

___________________________

(1) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the next fiscal year.

(2)   Options to acquire shares of BancTec Common Stock.

(3) On March 26, 1995, Mr. Clark held 33,844 shares of restricted BancTec Common Stock granted under BancTec's 1989 Stock Option Plan (the "1989 Plan") with a value of $575,348 based upon the last sales price of BancTec Common Stock reported on March 24, 1995, the last trading day of Fiscal 1995. Of these 33,844 shares of restricted stock, 8,239 shares vest, in whole or in part, within three years of the date of grant and the remaining shares of restricted stock will vest beyond three years from the date of grant. Of such 8,239 shares, 3,465 vested on April 1, 1995, 557 vested on May 27, 1995, 513 vested on May 17, 1995, 2,120 will vest on April 1, 1996, 557 will vest on May 27, 1996, 513 will vest on May 17, 1996, and 514 shares will vest on May 17, 1997. Dividends, if any, paid in respect of BancTec Common Stock will be paid in respect of BancTec Common Stock held as restricted stock.

(4) On March 26, 1995, Mr. Stuart held 2,525 shares of restricted BancTec Common Stock granted under BancTec's 1989 Plan with a value of $42,925 based upon the last sales price of Common Stock reported on The Nasdaq National Market System on March 24, 1995, the last trading day of Fiscal 1995. Of these 2,525 shares of restricted stock, 965 shares vested on April 1, 1995, 343 shares vested on May 27, 1995, 291 shares vested on May 17, 1995, and 344 shares will vest on May 27, 1996, and 291 shares will vest on each of May 17, 1996 and May 17, 1997. Dividends, if any, paid in respect of BancTec Common Stock will be paid in respect of BancTec Common Stock held as restricted stock.

(5) On March 26, 1995, Mr. Feldman held 8,336 shares of restricted BancTec Common Stock granted under the 1989 Plan with a value of $141,712 based upon the last sales price of BancTec Common Stock reported on The Nasdaq National Market System on March 24, 1995, the last trading day of Fiscal 1995. Of these 8,336 shares of restricted stock, 805 shares vested on April 1, 1995, 237 vested on May 27, 1995, 204 shares vested May 17, 1995, and 647 vested on June 1, 1995. On June 1, 1995, Mr. Feldman resigned his position as Senior Vice President. As a result of his resignation, the remaining 6,443 shares of restricted stock held by Mr. Feldman were forfeited.

(6) On March 26, 1995, Mr. Bassett held 6,655 shares of restricted BancTec Common Stock granted under the 1989 Plan with a value of $113,135 based upon the last sales price of BancTec Common Stock reported on The Nasdaq National Market System on March 24, 1995, the last trading day of Fiscal 1995. Of these 6,655 shares of restricted stock, 1,769 shares will vest, in whole or in part, within three years of the date of grant and the remaining shares of restricted stock will vest beyond three years from the date of grant. Of such 1,769 shares, 698 shares vested on April 1, 1995, 213 vested on May 27, 1995, 215 vested on May 17, 1995, 213 will vest on May 27, 1996, 215 will vest on each of May 17, 1996 and May 17, 1997. Dividends, if any, paid in respect of BancTec Common Stock will be paid in respect of BancTec Common Stock held as restricted stock.

(7) On March 26, 1995, Mr. Brown held 8,113 shares of restricted BancTec Common Stock granted under the 1989 Plan with a value of $137,921 based upon the last sales price of BancTec Common Stock reported on The Nasdaq National Market System on March 24, 1995, the last trading day of Fiscal 1995. Of these 8,113 shares of restricted stock, 657 shares vested on April 1, 1995, 193 vested on May 27, 1995, 164 vested on May 17, 1995, and 522 vested on June 1, 1995. On June 1, 1995, Mr. Brown resigned his position as Senior Vice President. As a result of his resignation, the remaining 6,577 shares of restricted stock held by Mr. Brown were forfeited.

BANCTEC OPTION GRANTS IN FISCAL 1995

      The following table sets forth information related to options granted to the named BancTec executive officers during Fiscal 1995.

                                                                                                 Potential Realizable Value at
                                                                                                    Assumed Annual Rates of
                                                                                                 Stock Price Appreciation for
                                               Individual Grants                                        Option Term(1)
------------------------------------------------------------------------------------------------ ----------------------------
                                       Percent of Total
                         Options      Options Granted to       Exercise or
                         Granted         Employees in           Base Price
     Name                 (#)(2)        Fiscal Year(%)          ($/Sh)(3)       Expiration Date      5% ($)     10% ($)
--------------       ---------------  ------------------      -------------    -----------------   ---------  -----------
Grahame N. Clark, Jr.    20,000              6.96                 18.00        January 24, 2001      122,434    277,762

Norton A. Stuart, Jr.     5,000              1.74                 18.00        January 24, 2001       30,609     69,440

William A. Feldman        5,000              1.74                 18.00        January 24, 2001       30,609     69,440

William E. Bassett        3,500              1.22                 18.00        January 24, 2001       21,426     48,608

Jerome R. Brown           2,000               .70                 18.00        January 24, 2001       12,243     27,776

_____________________

(1) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of the BancTec Common Stock over the term of the options. These amounts do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability, or vesting periods of up to five years. These amounts represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of the BancTec Common Stock and overall stock market conditions. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.

(2) Options to acquire shares of BancTec Common Stock, which were granted on January 24, 1995, under the 1989 Plan. The options will vest ratably over five years beginning one year after the date of grant.

(3) The option exercise price may be paid in shares of BancTec Common Stock owned by the executive officer, in cash, or a combination of either of the foregoing, as approved by the BancTec Option Committee in its discretion.

AGGREGATED OPTION EXERCISES IN FISCAL 1995
AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information related to the number of options exercised in Fiscal 1995 and the value realized by the named BancTec executive officers. Further, the table provides information related to the number and value of options held by the named BancTec executive officer at the end of Fiscal 1995.

                                                               Number of Unexercised Options at    Value of Unexercised In-the-Money
                                                                      Fiscal Year-End                Options at Fiscal Year-End(1)
                                                               --------------------------------    ---------------------------------
                       Shares Acquired          Value
      Name              on Exercise(#)      Realized($)(2)     Exercisable(#)   Unexercisable(#)   Exercisable($)  Unexercisable ($)
------------------     ---------------   -------------------   --------------   ----------------   --------------  -----------------

Grahame N. Clark, Jr.       11,250             177,352           99,500            124,750           562,770          279,645

Norton A. Stuart, Jr.         -0-                 -0-            45,235             31,000           382,821           67,740

William A. Feldman          28,500             324,960           18,500             44,500           102,480          135,480

William E. Bassett           7,800             125,234           49,650             50,150           303,807          104,217

Jerome R. Brown               -0-                 -0-            28,600             31,800           178,908          105,954

________________________________

(1) The last sales price of BancTec Common Stock as reported on The Nasdaq National Market System of NASDAQ on March 24, 1995, the last trading day of Fiscal 1995, was $17.00. Value is calculated on the basis of the remainder of $17.00 minus the exercise price multiplied by the number of shares of BancTec Common Stock underlying the option.

(2) Value is calculated based on the remainder of the closing market price of BancTec Common Stock on the date of the exercise minus the exercise price multiplied by the number of shares to which the exercise relates.

COMPENSATION OF BANCTEC DIRECTORS

      Each director who is not an employee of BancTec is entitled to receive compensation in the amount of $12,000 per year plus a fee of $1,000 for each day on which he attends a meeting of the BancTec Board or a meeting of a committee of the BancTec Board, if the committee meeting is not held on the same day as a BancTec Board meeting. Pursuant to the terms of a nondiscretionary formula in the 1989 Plan, each director who is not an employee of BancTec was granted options during Fiscal 1995 to purchase 5,000 shares of Common Stock at an exercise price of $18.00 per share.

BANCTEC EMPLOYMENT AGREEMENTS

      BancTec has entered into employment agreements (the "Agreements") with Grahame N. Clark, Jr., Norton A. Stuart, Jr., and Tod V. Mongan. Each of the Agreements provides for the payment of base salary amounts and the participation in any employee benefit or bonus plan or arrangement made available by BancTec on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. The term of each of the Agreements is five years from May 28, 1992, the date of each of the Agreements.

      Upon the death of an executive during the term of that executive's Agreement, BancTec is obligated to pay the executive's base salary for a period of months (not to exceed twelve months) determined by multiplying two times the number of complete twelve-month periods of employment of the executive with BancTec. Each Agreement provides that if the executive's employment is terminated (whether such termination is by the executive or by BancTec) within three years after a Triggering Event (which, generally speaking, is defined in the Agreement as a change in control of BancTec) for any reason other than (i) termination by BancTec for cause (as defined in the Agreement), (ii) the executive having reached the age of 65, or (iii) the executive's death, BancTec is obligated to make a lump sum cash payment equal to
2.99 times the average of the executive's annualized includable compensation (as defined in the Agreement) received from BancTec during the period consisting of the five full taxable years ending immediately preceding the Triggering Event. BancTec is obligated to transfer to an irrevocable trust upon the occurrence of a Triggering Event, or as soon thereafter as BancTec knows of the Triggering Event, the amount of cash that BancTec would be obligated to pay under the Agreement if such executive's employment were terminated on that date.

BANCTEC COMPENSATION COMMITTEE AND OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During Fiscal 1995, the BancTec Compensation Committee was composed of Michael E. Faherty, Paul J. Ferri and Rawles Fulgham and the BancTec Option Committee was composed of Michael A. Stone, Michael E. Faherty, Paul J. Ferri, Rawles Fulgham, Thomas G. Kamp, and Merle J. Volding. See "Election of Directors" and "Meetings and Committees of the Board." No member of the BancTec Compensation Committee or the BancTec Option Committee is an officer of BancTec. No member of the BancTec Compensation Committee or the BancTec Option Committee was formerly an officer of BancTec except for Mr. Volding, a member of the BancTec Option Committee, who was formerly an officer of BancTec.

BANCTEC COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The BancTec Compensation Committee of the BancTec Board is comprised of three nonemployee directors of BancTec, Michael E. Faherty, Paul J. Ferri, and Rawles Fulgham. The BancTec Compensation Committee members each serve for a term of three years. A new member is added each year with the then acting chairman stepping down from the BancTec Compensation Committee.

      The BancTec Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of BancTec. These policies are based upon the philosophy that BancTec's long-term success is best achieved through recruitment and retention of the best people in the industry. The BancTec Compensation Committee applies this philosophy in determining compensation for BancTec's executive officers in three areas: salary; bonuses; and stock options and awards.

      Base Salary. BancTec strives to offer salaries to its executive officers which are competitive in its industry for similar positions requiring similar qualifications. In determining executive officers' salaries, the BancTec Compensation Committee considers information provided by Hewitt Associates (independent consultants) and from published salary surveys specific to BancTec's industry, size, and geographic location.

      BancTec's executive officers' base salaries are targeted at slightly below the median as indicated in the salary surveys. Base salaries are reviewed bi-annually to determine if adjustments are necessary based upon competitive practices and economic conditions. In addition, executive officers' salaries are periodically adjusted based on individual performance and changes in job content and responsibilities.

      The BancTec Compensation Committee evaluates the performance and sets the salary of BancTec's Chairman and Chief Executive Officer, Grahame N. Clark, Jr. Mr. Clark does not participate in any discussions of the BancTec Compensation Committee regarding his salary or performance. Mr. Clark evaluates the performance of all other executive officers, and recommends salary adjustments which are reviewed and acted upon by the BancTec Compensation Committee. Performance evaluations for individual executive officers are based on achievement of predetermined individual goals. For Mr. Clark, these goals are set by the BancTec Compensation Committee, and for all other officers, these goals are set by Mr. Clark.

      Bonuses. BancTec seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to BancTec. For this reason, the BancTec Compensation Committee administers a bonus plan, which can comprise a substantial portion of the total compensation of executive officers when earned and paid. It is the intention of the BancTec Compensation Committee to weight the total compensation of the executive officers heavily in the area of incentive compensation. The BancTec Compensation Committee believes that optimal performance is encouraged through the use of incentive programs, furthering the goal of having performance compensation as an important component of total executive compensation.

      In consultation with the Chairman, the BancTec Compensation Committee determines annually the total amount of cash bonuses available for executive officers. Awards under the plan are contingent upon the performance of BancTec as a whole, based upon BancTec attaining certain financial and operational goals set by the BancTec Board annually in consultation with the Chairman. The target amounts of bonus available to each executive officer are set annually by the BancTec Compensation Committee with regard to Mr. Clark and by Mr. Clark, subject to review and approval by the BancTec Compensation Committee, with regard to executive officers other than Mr. Clark. In all cases the target amounts for individual officers are based upon such officer's individual goals and objectives and the goals and objectives established for the particular operating unit such officer is responsible for managing. Executive officers earn a percentage of the target amounts under the bonus plan based on the achievement of these performance goals and objectives as determined annually by the BancTec Compensation Committee and a percentage based on BancTec's attainment of the pre-tax goals. Awards are weighted so that proportionately higher awards are received when BancTec's performance exceeds targets and proportionately smaller or no awards are made when BancTec does not meet targets.

       Stock Options. The BancTec Compensation Committee believes that employee equity participation provides significant additional motivation to executive officers to maximize value for BancTec's stockholders, and therefore recommends to the BancTec Option Committee periodic grants of stock options under the 1989 Stock Option Plan. Stock options are approved by the BancTec Option Committee, based on the recommendation of the BancTec Compensation Committee, with exercise prices at the prevailing market price at date of grant. The stock options will have value only if BancTec's stock price increases over the exercise price. Therefore, the BancTec Compensation Committee believes that stock options serve to align the interest of executive officers closely with the other stockholders because of the direct benefit executive officers receive through improved stock performance.

      The BancTec Compensation Committee makes recommendations to the BancTec Option Committee concerning the size and frequency of option grants for executive officers, after consideration of recommendations from the Chairman. Recommendations for options are based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer to BancTec, and previous option grants to such executive officers within BancTec. Generally, option grants vest over five years and expire six years from date of grant. Option grants for Fiscal 1995 are set forth in the table entitled "Option Grants in Fiscal 1995."

      Restricted Stock. BancTec has implemented the use of restricted stock in order to further the goal of having its executive officers maintain a "stake" in the long-term success of BancTec, through equity ownership, as well as encouraging long-term employment with BancTec. Restricted awards are given to executive officers in lieu of base salary increases and in lieu of a fixed percentage of the available bonus for each fiscal year.

      Each time an executive officer's base salary is increased such executive officer must take a minimum of 50% of such increase as a restricted stock award. It is such officer's option to take up to the entire amount of such increase as a restricted stock award but in no event can the percentage fall below 50%. The amount of restricted stock awarded is based on the base salary increase, the percentage to be taken in stock, the number of years remaining until such officer reaches sixty years of age, and the closing price of BancTec's Common Stock on the day of the award. This restricted stock award vests in equal annual installments over the number of years remaining until such officer attains the age of sixty.

      Executive officers are required to take 15% of their annual incentive bonus, if any, in the form of a restricted stock award. The number of shares of restricted stock awarded is based upon the closing price of BancTec's Common Stock on the date the incentive bonus is approved by the BancTec Compensation Committee. The restricted stock awarded to each executive officer vests over a period of three years.

                                          BANCTEC COMPENSATION COMMITTEE


                                          Michael E. Faherty
                                          Paul J. Ferri
                                          Rawles Fulgham

PERFORMANCE GRAPH

      The following chart compares the yearly percentage change in the cumulative total stockholder return of BancTec's Common Stock during the five fiscal years ended March 26, 1995, with the yearly change in cumulative total return of The Nasdaq National Market System Total Market Index and Standard and Poors (S&P) Computer Software and Services Industry Group Index. The comparison assumes that $100 was invested on March 30, 1990, in BancTec's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


     BANCTEC VS NASDAQ TOTAL MARKET AND S&P SOFTWARE AND SERVICES INDICES
                                   1990-1995
                                 -------------

                                                               S&P
                                       NASDAQ                Software
  Date             BancTec             Stock Mkt             and Svc
  ----             -------             ---------             -------
31-Mar-90           100.000              100.000              100.000
31-Mar-91            73.103              113.830               91.309
29-Mar-92           128.279              145.110              123.554
28-Mar-93           138.625              166.534              155.336
27-Mar-94           194.488              180.652              173.798
26-Mar-95           140.694              197.945              238.146

         PROPOSAL TO AMEND BANCTEC'S 1990 EMPLOYEE STOCK PURCHASE PLAN
                      TO INCREASE THE NUMBER OF SHARES OF
                  BANCTEC COMMON STOCK RESERVED FOR ISSUANCE


GENERAL

      On January 22, 1990, the BancTec Board adopted the 1990 Stock Purchase Plan (the "1990 Plan"). The stockholders of BancTec approved the 1990 Plan on September 5, 1990. The BancTec Board has directed that an amendment to the 1990 Plan be submitted to the stockholders of BancTec at the next annual meeting of the stockholders for the ratification and approval of the 1990 Plan by a majority of the stockholders present in person, or represented by proxy, and entitled to vote at the meeting, as required to qualify the 1990 Plan as an "employee stock purchase plan" pursuant to the provisions of Section 423 of the Code. If the amendment to the 1990 Plan is not so approved by the stockholders of BancTec within the 12 month period immediately subsequent to the adoption of the amendment to the 1990 Plan by the BancTec Board, the 1990 Plan will not qualify for special tax treatment as an employee stock purchase plan, and participating employees will realize income upon the receipt of BancTec Common Stock after the exercise of an option granted under the 1990 Plan. The description in this Proxy Statement of the 1990 Plan is intended solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the 1990 Plan attached hereto as Appendix D.

THE AMENDMENT

      The proposed amendment to the 1990 Plan (the "Amendment") would increase the aggregate number of shares of BancTec Common Stock that may be issued upon the exercise of options under the 1990 Plan from 300,000 shares to 500,000 shares.

REASONS FOR THE 1990 PLAN

      The 1990 Plan is an arrangement which provides all eligible employees of BancTec and of its subsidiaries the opportunity to acquire a proprietary interest in BancTec, increasing their interest in BancTec's welfare, and encouraging them to remain in the employ of BancTec or of its subsidiaries.

      The 1990 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

      Participation in the 1990 Plan is entirely voluntary. While an individual who buys BancTec Common Stock has an opportunity for profit, he also takes the risk of loss. Not all eligible employees are necessarily in the financial position to take the risk associated with the ownership of BancTec Common Stock.

ADMINISTRATION OF THE 1990 PLAN

      The 1990 Plan is administered by the BancTec Option Committee, which consists of all nonemployee members of the Board. The BancTec Option Committee has full power and authority to construe, interpret and administer the 1990 Plan and has the full and exclusive right to establish the terms of each offering of BancTec Common Stock pursuant to the provisions of the 1990 Plan. All actions taken and determinations made by the BancTec Option Committee pursuant to the provisions of the 1990 Plan shall be made by a majority of the members of the BancTec Option Committee and shall be conclusive. No member of the BancTec Option Committee shall be liable for any action taken or determination made in good faith. No member of the BancTec Option Committee is eligible to participate in the 1990 Plan.

ELIGIBILITY

      Participation in the 1990 Plan is available to all employees of BancTec or any of its subsidiaries, who have completed 90 continuous days of employment with BancTec or its subsidiaries by the first day of the Payroll Deduction Period (hereinafter defined). Notwithstanding the foregoing, officers and directors of BancTec are not eligible to participate in the 1990 Plan except to the extent that any such person cannot be excluded from eligibility under the 1990 Plan without the 1990 Plan failing to satisfy the requirements of Section 423 of the Code. In the event that the 1990 Plan is approved by the stockholders of BancTec, officers of BancTec, who are otherwise eligible to participate in the 1990 Plan, will at that time become eligible to participate in, and be granted options under, the 1990 Plan.

      As of June 6, 1995, approximately 2,000 employees of BancTec and its subsidiaries were eligible to participate in the 1990 Plan.

STOCK OFFERINGS

      The fiscal year of the 1990 Plan is the twelve-month period ending December 31. Each year on the first day of the first payroll period ending in January and July, unless the BancTec Board determines otherwise, BancTec will offer to each eligible employee the opportunity to purchase BancTec Common Stock through voluntary payroll deductions. Each eligible employee will be entitled to purchase up to that number of full shares which could be purchased at the option price determined as of the date of grant of the options, with an amount equal to such percentage as the BancTec Board may determine for any semiannual offering (but not to exceed 10%) of the eligible compensation which the eligible employee receives from BancTec during the six-month period during which deductions are made from his pay ("Payroll Deduction Period").

      The option price for each semiannual offering will be the lesser of 85% of the fair market value of BancTec Common Stock on the date the option to purchase such stock under the 1990 Plan is granted or 85% of the fair market value of the BancTec Common Stock on the date the right to purchase such stock is exercised. Fair market value, as of any applicable date, is the simple average of the closing bid and asked prices of the BancTec Common Stock as quoted by the National Association of Securities Dealers' Automated Quotations ("Nasdaq") System or the closing price of the BancTec Common Stock, as reported on a national securities exchange or as quoted on the National Market System.

      Subject to the terms and conditions and within the limitations of the 1990 Plan and Section 423 of the Code, the BancTec Option Committee may modify, extend or renew outstanding options granted under the 1990 Plan or accept the surrender of options outstanding under the 1990 Plan (to the extent not theretofore exercised) and authorize the granting of a new option under the 1990 Plan in substitution for an old option (to the extent not theretofore exercised). In addition, the BancTec Option Committee may authorize and direct the substitution of a new option or the assumption of an old option, granted by BancTec to an eligible employee under another employee stock purchase plan of BancTec, to the extent such option has not been exercised or terminated and other eligible employees of BancTec are granted similar rights and privileges.

ELECTION TO PARTICIPATE

      Eligible employees who wish to participate must elect to do so by the end of the offering period (the "Offering Period"), which is the ten day period beginning on the first day of the Payroll Deduction Period. Each eligible employee's election will indicate the percentage of his compensation with respect to which he wishes to participate and will authorize payroll deductions, to be made over the Payroll Deduction Period. A participant may authorize payroll deductions in an amount of not less than one percent nor more than ten percent (in multiples of one percent) of his compensation for the Payroll Deduction Period. A participant may not alter his payroll deduction authorization during the Payroll Deduction Period in order to authorize a greater or lesser payroll deduction than he originally elected during the Offering Period. However, he may cancel his payroll deduction authorization and participate only to the extent of the number of shares for which options could be exercised with the amount of payroll deductions previously made. In addition, at the end of the Payroll Deduction Period, he may elect to exercise only part of the options previously granted to him and receive a refund for the excess amounts deducted from his pay.

      An employee who is otherwise eligible to participate in the 1990 Plan may waive such right to participate by declining, in writing, to authorize a payroll deduction. This declination results in an irrevocable waiver of participation only for the specific Payroll Deduction Period to which it relates but shall not, in and of itself, adversely impact the right of the eligible employee to participate in the 1990 Plan during any subsequent Payroll Deduction Period in which he has not filed a written declination.

RESTRICTIONS ON OPTIONS

      Under the 1990 Plan, options may be granted only on shares of BancTec Common Stock, and, under the Plan as amended, no more than 500,000 shares of BancTec Common Stock, may be sold pursuant to the exercise of options granted under the 1990 Plan, subject to appropriate adjustments as described below. No fractional shares shall be issued under the 1990 Plan.

      No eligible employee will be granted an option to purchase shares of BancTec Common Stock under the 1990 Plan if such employee, immediately after the grant of the option, owns stock equal to five percent or more of the total combined voting power or value of all classes of stock of BancTec, including the stock of BancTec he has been granted options to purchase. For purposes of determining the stock of BancTec owned by an eligible employee, such employee is deemed to own BancTec stock owned by such persons and entities described in
Section 425(d) of the Code. No eligible employee will be granted options to purchase BancTec Common Stock under the 1990 Plan which permits him to accrue rights to purchase stock under all employee stock purchase plans of BancTec at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such stock (determined at the time of the grant) for each calendar year in which such rights are outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

AMENDMENT AND TERMINATION OF THE 1990 PLAN

      BancTEc may amend, alter, suspend or terminate the 1990 Plan at any time and in any manner, except in any way that would adversely affect a participant's rights under an option previously granted to a participant. With respect to certain amendments to the 1990 Plan, approval by the stockholders of BancTec of any such amendment to the 1990 Plan may be necessary in order to satisfy the requirements of Section 423 of the Code and certain rules and regulations promulgated thereunder. In the event that such approval by the stockholders of BancTec for any such amendment is not obtained, the 1990 Plan will not qualify for special tax treatment as an employee stock purchase plan, and participating employees will realize income upon the receipt of BancTec Common Stock after the exercise of an option granted under the 1990 Plan. The 1990 Plan has no termination date.

TAX CONSIDERATIONS

      The 1990 Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, which, in part, requires approval of the amendment to the 1990 Plan within 12 months immediately subsequent to the adoption of the amendment to the 1990 Plan. As of the date of this Prospectus, however, the amendment to the 1990 Plan had not been approved by the stockholders of BancTec. If the amendment to the 1990 Plan is not approved by the stockholders of BancTec within the 12 month period immediately subsequent to the adoption of the amendment to the 1990 Plan by the BancTec Board on January 24, 1995, the 1990 Plan will not qualify for special tax treatment as an employee stock purchase plan, and participating employees will realize income upon the receipt of BancTec Common Stock after the exercise of an option granted under the 1990 Plan.

      The following discussion of certain tax considerations related to the 1990 Plan assumes that the necessary approval of the amendment to the 1990 Plan by the stockholders of BancTec is obtained. Under the 1990 Plan, an employee will not recognize any gain upon receipt of a share of stock if (a) he holds such stock for two years after the date he was first granted the option to purchase such share and for one year after the transfer of such share to him, and (b) the employee is employed by BancTec (or a parent or subsidiary corporation or a corporation ("successor corporation"), or a parent or subsidiary corporation of such successor corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies (merger, consolidation, acquisition, separation, reorganization, liquidation, etc.)) at all times during the period beginning with the date he is granted the option and ending on the day three months before the date he exercises the option.

      The employee will, however, recognize gain when he thereafter disposes of the stock, or dies still owning the stock. If an employee (a) disposes of shares purchased under an option more than two years after the grant of the option and one year after the transfer of such shares to him or (b) dies while owning such shares, he will recognize ordinary income (compensation income) in the year of the disposition or death in an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition or death over the amount paid for the shares under the option, or
(2) the excess of the fair market value of the shares at the time the option was granted over the option exercise price. In the event that the option exercise price is not fixed or determinable at the time the option is granted, then for purposes of this rule, the option exercise price shall be determined as if the option was exercised at such time. Any remaining gain resulting from such disposition will constitute capital gain, and any loss will constitute capital loss, if the shares am held as capital assets. The employee's basis in the shares, for purposes of computing capital gain or loss on the disposition of such shares, will be the exercise price plus any amount of ordinary income recognized by him on the disposition of the shares. In general, if the employee dies while owning such shares, his basis in the shares, for purposes of computing capital gain or loss on the ultimate disposition of such shares by his beneficiary, will be the fair market value of such shares on the date of the employee's death (without regard to any amount includable in the decedent's gross income).

      If the employee disposes of the shares acquired pursuant to the option within two years of the date of the grant of the option or within one year after the transfer of such shares to him, he will recognize ordinary income (taxable as compensation) in the year of disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, regardless of whether such excess is greater than the gain realized on the disposition. In addition, if such shares are held as capital assets, the employee will realize (a) capital gain equal to the excess of the sales price over the fair market value of the shares on the date the option was exercised or
(b) capital loss equal to the excess of the fair market value of the shares on the date the option was exercised over the sales price. The basis in such shares of stock, for purposes of computing such gain, will be the exercise price of the shares plus the amount of ordinary income recognized by the employee on the disposition of the shares. Such capital gain will be long-term if the shares have been held more than one year at the time of disposition.

      BancTec is not entitled to any deduction for federal income tax purposes in connection with the issuance or exercise of an option under the 1990 Plan unless the employee makes a disposition of the shares purchased pursuant to the exercise of the option within two years after the date of the grant of the option or within one year after the transfer of such shares to him. If the employee disposes of the shares within such period, BancTec will be entitled to a deduction equal to the amount recognized by the employee as ordinary income. Any disposition of the shares after the end of such period does not entitle BancTec to any deduction for federal income tax purposes.

      Under the Code, an employee, upon the exercise of a right to purchase stock under the 1990 Plan, will not be in receipt of an item of "tax preference" as described in Section 57 of the Code.

VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1990 PLAN

      To be approved by the stockholders, the Amendment must receive the approval of stockholders holding at least a majority of the outstanding shares of BancTec Common Stock. The enclosed form of proxy provides a means for stockholders to vote for the Amendment, to vote against the Amendment, or to abstain from voting with respect to the Amendment. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted "FOR" the amendment.

      THE BANCTEC BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT.

                             CERTAIN STOCKHOLDERS


      The following table sets forth certain information as of June 6, 1995, regarding the ownership of Common Stock of: (i) each person who is known by BancTec to be the beneficial owner of more than five percent of the outstanding shares of BancTec Common Stock; (ii) each director of BancTec; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors of BancTec as a group. Included in the "Number of Shares of Common Stock" are shares attributable to options that are exercisable as of, or will be exercisable within 60 days after, June 6, 1995.

                                      NUMBER OF               PERCENT OF
                                      SHARES OF              OUTSTANDING
NAME OF BENEFICIAL OWNER(1)          COMMON STOCK            COMMON STOCK
---------------------------          ------------            ------------
FMR Corp.(2)..................
 82 Devonshire Street
 Boston, Massachusetts 02109         1,247,050                   %

Oppenheimer Group, Inc.(4)....         576,100                   %
 Oppenheimer Tower
 World Financial Center
 New York, New York 10281

Grahame N. Clark, Jr.(5)......         168,607                   %

Paul J. Ferri(6)..............         117,062                   %

Norton A. Stuart, Jr.(7)......          77,685                   *

William A. Feldman(8).........          74,368                   *

Jerome R. Brown(9)............          71,460                   *

William E. Bassett(10)........          69,957                   *

Michael E. Faherty(11)........          52,042                   *

Michael A. Stone(12)..........          48,250                   *

Rawles Fulgham(13)............          44,500                   *

Merle J. Volding(14)..........          43,577                   *

Thomas G. Kamp(15)............          22,750                   *

All executive officers and
directors as a group (22
persons)(16)..................       1,082,458                   %

________________________

*     Less than one percent.

(1) Except as otherwise indicated, each stockholder has sole investment and sole voting power with respect to the shares of BancTec Common Stock shown.

(2) As of May 31, 1995, FMR Corp. beneficially owned 1,247,050 shares of the BancTec Common Stock. This number includes 508,850 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 and serving as investment advisor to certain other funds which are generally offered to limited groups of investors; and 709,400 shares beneficially owned by Fidelity

      Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and serves as investment advisor to certain other funds which are generally offered to limited groups of investors; and 28,800 shares beneficially owned by Fidelity International Limited, as a result of its serving as investment advisor to various non-U.S. investment companies.

(3) These shares are owned by a variety of investment advisory clients of Oppenheimer Group, Inc., which clients receive dividends and the proceeds from the sale of such shares. In addition, no individual client is known to have such interest with respect to more than 5% of the shares outstanding.

(4) Includes 99,500 shares that Mr. Clark may acquire pursuant to stock options and 29,309 shares of unreleased BancTec restricted stock.

(5) Includes 28,750 shares that Mr. Ferri may acquire pursuant to BancTec stock options.

(6) Includes 42,235 shares that Mr. Stuart may acquire pursuant to BancTec stock options and 926 shares of unreleased BancTec restricted stock.

(7) Includes 63,000 shares that Mr. Feldman may acquire pursuant to BancTec stock options.

(8) Includes 60,400 shares that Mr. Brown may acquire pursuant to BancTec stock options.

(9) Includes 49,650 shares that Mr. Bassett may acquire pursuant to BancTec stock options and 5,529 shares of unreleased BancTec restricted stock.

(10) Includes 28,750 shares that Mr. Faherty may acquire pursuant to BancTec stock options.

(11) Includes 29,500 shares that Mr. Stone may acquire pursuant to BancTec stock options.

(12) Includes 28,750 shares that Mr. Fulgham may acquire pursuant to BancTec stock options.

(13) Includes 43,202 shares that Mr. Volding may acquire pursuant to BancTec stock options.

(14) Includes 22,750 shares that Mr. Kamp may acquire pursuant to BancTec stock options.

(15) Also includes 712,080 shares subject to stock options and 51,940 shares of unreleased BancTec restricted stock.

                                 LEGAL MATTERS

      The validity of the shares of BancTec Common Stock issuable in the Merger and the federal income tax consequences in connection with the Merger will be passed upon for BancTec by Vinson & Elkins L.L.P., Dallas, Texas. The federal income tax consequences in connection with the Merger will be passed upon for Recognition by Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas.


                                    EXPERTS

      The consolidated financial statements and schedules of BancTec, incorporated by reference in this Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. Such financial statements and schedules audited by Arthur Andersen LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

      The consolidated financial statements and schedules of Recognition incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             STOCKHOLDER PROPOSALS

      Any proposals that stockholders of BancTec desire to have presented at the 1996 Annual Meeting of Stockholders must have been received by BancTec at its principal executive offices no later than April 1, 1996, for inclusion in BancTec's 1996 Proxy Materials unless BancTec notifies the Stockholders otherwise.

      In order for proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy for the next annual meeting of stockholders of Recognition (if the Merger is not consummated), such proposals must be received by the Secretary of Recognition by September 22, 1995. The By-Laws of Recognition require stockholders who wish to make proposals or nominate directors at an annual meeting to give written notice to the Secretary of Recognition at its principal executive offices not less than 50 days nor more than 75 days prior to the meeting or, if Recognition gives less than 60 days notice of the date of the meeting, then not later than the 15th day after the notice of the date of the meeting was given.


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The BancTec Board, upon the recommendation of the BancTec Audit Committee, has selected Arthur Andersen LLP to act as independent public accountants for the fiscal year ending in March 1996.

      Arthur Andersen LLP has advised BancTec that it will have a representative in attendance at the BancTec Meeting with the opportunity to make a statement, if such representative desires to do so, and to respond to appropriate questions presented at the BancTec Meeting.

      Price Waterhouse LLP has advised Recognition that it will have a representative in attendance at the Recognition Meeting with the opportunity to make a statement, if such representative desires to do so, and to respond to appropriate questions presented at the Recognition Meeting.


                                 OTHER MATTERS

      The BancTec Board does not intend to bring any other matters before the BancTec Meeting and does not know of any matters which will be brought before the BancTec Meeting by others. However, if any other matters properly come before the BancTec Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                                                      APPENDIX A


--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 BANCTEC, INC.

                          BTEC MERGER SUBSIDIARY, INC.


                                      AND

                         RECOGNITION INTERNATIONAL INC.


                            DATED AS OF MAY 19, 1995

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                   ARTICLE I
                                   THE MERGER

     Section 1.1   The Merger............................................     2
     Section 1.2   Effective Time of the Merger..........................     2

                                   ARTICLE II
                           THE SURVIVING CORPORATION

     Section 2.1   Certificate of Incorporation..........................     2
     Section 2.2   By-Laws...............................................     2
     Section 2.3   Directors and Officers of Surviving Corporation.......     3

                                  ARTICLE III
                              CONVERSION OF SHARES

     Section 3.1   Exchange Ratio........................................     3
     Section 3.2   Exchange of Shares....................................     4
     Section 3.3   Dividends; Transfer Taxes.............................     4
     Section 3.4   No Fractional Securities..............................     5
     Section 3.5   Closing of Company Transfer Books.....................     6
     Section 3.6   Closing...............................................     6

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Section 4.1   Organization..........................................     6
     Section 4.2   Capitalization........................................     7
     Section 4.3   Subsidiaries..........................................     7
     Section 4.4   Authority Relative to this Agreement..................     9
     Section 4.5   Consents and Approvals; No Violations.................     9
     Section 4.6   Reports and Financial Statements......................    10
     Section 4.7   Absence of Certain Changes or Events..................    11
     Section 4.8   Litigation............................................    11
     Section 4.9   Information in Disclosure Documents and Registration
                   Statement.............................................    11
     Section 4.10  Absence of Undisclosed Liabilities....................    12
     Section 4.11  No Default............................................    12
     Section 4.12  Taxes.................................................    13
     Section 4.13  Title to Properties; Encumbrances.....................    14
     Section 4.14  Trademarks, Patents and Copyrights....................    15
     Section 4.15  Compliance with Applicable Law........................    16



     Section 4.16  Labor Matters.........................................    16
     Section 4.17  Employee Benefit Plans................................    16
     Section 4.18  Opinion of Financial Advisor..........................    19
     Section 4.19  Environment Matters...................................    20

                                  ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 5.1   Organization..........................................    20
     Section 5.2   Capitalization........................................    21
     Section 5.3   Company Subsidiaries..................................    22
     Section 5.4   Authority Relative to this Agreement..................    23
     Section 5.5   Consents and Approvals; No Violations.................    23
     Section 5.6   Reports and Financial Statements......................    24
     Section 5.7   Absence of Certain Changes or Events..................    25
     Section 5.8   Litigation............................................    25
     Section 5.9   Absence of Undisclosed Liabilities....................    25
     Section 5.10  No Default............................................    26
     Section 5.11  Taxes.................................................    26
     Section 5.12  Employee Benefit Plans................................    28
     Section 5.13  Title to Properties; Encumbrances.....................    31
     Section 5.14  Compliance with Applicable Law........................    32
     Section 5.15  Information in Disclosure Documents and Registration
                   Statement.............................................    32
     Section 5.16  Opinion of Financial Advisor..........................    32
     Section 5.17  Trademarks, Patents and Copyrights....................    33
     Section 5.18  Labor Matters.........................................    33

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1   Conduct of Business by the Company Pending the Merger.    35
     Section 6.2   Conduct of Business by Parent Pending the Merger......    37
     Section 6.3   Conduct of Business of Parent Subsidiary..............    38

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     Section 7.1   Access and Information................................    38
     Section 7.2   Acquisition Proposals.................................    39
     Section 7.3   Registration Statement................................    40
     Section 7.4   Proxy Statements; Stockholder Approvals...............    41
     Section 7.5   Compliance with the Securities Act....................    42
     Section 7.6   Antitrust Laws........................................    42
     Section 7.7   Employee Stock Options and Convertible Debentures.....    43
     Section 7.8   Public Announcements..................................    44



     Section 7.9   By-Law Indemnification Provision......................    44
     Section 7.10  Expenses..............................................    45
     Section 7.12  Additional Agreements.................................    46

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.1   Conditions to Each Party's Obligation to Effect the
                   Merger................................................    46
     Section 8.2   Conditions to Obligation of the Company to Effect the
                   Merger................................................    47
     Section 8.3   Conditions to Obligations of Parent and Parent
                   Subsidiary to Effect the Merger.......................    49

                                   ARTICLE IX
                                  TERMINATION

     Section 9.1   Termination by Mutual Consent.........................    51
     Section 9.2   Termination by Either Parent or the Company...........    51
     Section 9.3   Termination by the Company............................    52
     Section 9.4   Effect of Termination and Abandonment.................    53
     Section 9.5   Extension; Waiver.....................................    54

                                   ARTICLE X
                               GENERAL PROVISIONS

     Section 10.1  Survival of Representations, Warranties and Agreements    54
     Section 10.2  Brokers...............................................    54
     Section 10.3  Notices...............................................    55
     Section 10.4  Descriptive Headings..................................    56
     Section 10.5  Entire Agreement; Assignment..........................    56
     Section 10.6  Governing Law.........................................    56
     Section 10.7  Specific Performance..................................    56
     Section 10.8  Counterparts..........................................    57

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of May 19, 1995, (the "Agreement") by and among BancTec, Inc., a Delaware corporation ("Parent"), BTECMerger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Parent Subsidiary"), and Recognition International Inc., a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent and Parent Subsidiary and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company, and such Boards of Directors have approved the merger (the "Merger") of Parent Subsidiary with and into the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests:

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof), Parent Subsidiary shall be merged with and into the Company and the separate existence of Parent Subsidiary shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be "BTEC Merger Subsidiary, Inc." The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "GCL").

     Section 1.2 Effective Time of the Merger. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6 hereof. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate is so filed.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

     Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company, except as amended to change the name to BTEC Merger Subsidiary, Inc.

     Section 2.2 By-Laws. The By-Laws of Parent Subsidiary as in effect at the Effective Time shall be the By-Laws of the Company.

     Section 2.3  Directors and Officers of Surviving Corporation.

          (a) The directors of Parent Subsidiary at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

          (b) The officers of the Parent at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III
                              CONVERSION OF SHARES

     Section 3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Each unit consisting of a share of Common Stock, par value $.25 per share, of the Company together with each Preferred Stock Purchase Right associated therewith (issued in accordance with the Rights Agreement dated September 29, 1992 between the Company and Society National Bank) (each such unit a "Share" and multiple units the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent or any subsidiary of Parent) shall be converted into the right to receive .59 (the "Exchange Ratio") of a share of Parent Common Stock ("Parent Common Stock" and "Parent Shares"), payable upon the surrender of the certificate formerly representing such Share. Holders of shares of the Company Common Stock shall also have the right to receive together with each share of Parent Common Stock issued in the Merger, one associated stock purchase right (a "Right") in accordance with the Rights Agreement dated June 16, 1988 between Parent and First Republic Bank, Dallas, as amended. References herein to the shares of Parent Common Stock issuable in the Merger shall be deemed to include the associated Rights.

          (b) Each Share held in the treasury of the Company and each Share held by Parent or Parent Subsidiary immediately prior to the Effective Time shall be cancelled and retired and cease to exist;

          (c) Each share of Common Stock, par value $.01 per share, of Parent Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one share of Common Stock of the Surviving Corporation.

     Section 3.2  Exchange of Shares.  Parent shall authorize one or more
persons to act as exchange agent hereunder (the "Exchange Agent").   As soon as
practicable after the Effective Time, Parent shall make available, and each holder of Shares will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Shares for cancellation, certificates representing the number of Parent Shares into which such Shares are converted in the Merger. The Parent Shares into which the Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

     Section 3.3 Dividends; Transfer Taxes. No dividends that are declared on Parent Shares will be paid to persons entitled to receive certificates representing Parent Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent

Shares shall be issued, any dividends which shall have become payable with respect to such Parent Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Parent Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat laws.

     Section 3.4 No Fractional Securities. No certificates or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III and no dividend, stock split-up or other change in the capital structure of the Company shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of Parent Shares on the National Association of Securities Dealers Automated Quotations

National Market System (the "NASDAQ") on the day of the Effective Time, or, if the Parent Shares are not so traded on such day, the closing sale price on the next preceding day on which such stock was traded on the NASDAQ.

     Section 3.5 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing Parent Shares.

     Section 3.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, at 10:00 a.m., local time, on the later of (a) the date of the stockholders' meetings referred to in
Section 7.4 hereof or (b) the day on which all of the conditions set forth in
Article VIII hereof are satisfied or waived, or at such other date, time and place as Parent and the Company shall agree.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     The Parent represents and warrants to the Company and its subsidiaries as follows:

     Section 4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Parent and its subsidiaries taken as a whole. Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent Subsidiary has not engaged in any business since the date of its incorporation.

     Section 4.2 Capitalization. The authorized capital stock of Parent consists of 45,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. As of December 25, 1994, (a) 10,614,667 Parent Shares were issued and outstanding, (b) no shares of Parent Preferred Stock were issued and outstanding, (c) employee stock options to acquire 1,728,170 Parent Shares (the "Parent Employee Stock Options") were outstanding under all stock option plans of Parent and (d) 2,817,155 Parent Shares were reserved for issuance pursuant to all employee benefit plans of Parent. All of the issued and outstanding Parent Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All of the Parent Shares issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Parent Subsidiary consists of 1,000 shares of Common Stock, par value $.01 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent.

     Section 4.3 Subsidiaries. Except as set forth on Schedule 4.3 hereto, the Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. Such corporations, partnerships, joint ventures or other business entities of which the Parent or any of its other subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are herein after referred to as the "subsidiaries". Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each subsidiary has the corporate power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on the Parent and its subsidiaries taken as whole. Each subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on Parent and its subsidiaries taken as a
whole.   All of the outstanding shares of capital stock of the subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3 hereto, all of the outstanding shares of capital stock of, or other ownership interests in, each of the subsidiaries are owned by Parent or by a subsidiary of Parent free and clear of any liens, claims, charges or encumbrances. Except as set forth in Schedule 4.3 hereto, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent or any subsidiary to issue, transfer or sell any securities of any such subsidiary. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Parent or any of the its subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any its subsidiaries.

     Section 4.4 Authority Relative to this Agreement. Each of Parent and Parent Subsidiary has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Parent Subsidiary and the consummation by Parent and Parent Subsidiary of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Parent Subsidiary, and by Parent as the sole stockholder of Parent Subsidiary, and, except for the approvals of Parent's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b) hereof, no other corporate proceedings on the part of Parent or Parent Subsidiary are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Parent Subsidiary and constitutes a valid and binding agreement of each of Parent and Parent Subsidiary, enforceable against Parent and Parent Subsidiary in accordance with its terms.

     Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent and Parent Subsidiary of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Parent or Parent Subsidiary nor the consummation by Parent or Parent Subsidiary of the transactions contemplated hereby, nor compliance by Parent or Parent Subsidiary with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Parent or of Parent Subsidiary, (b) except as set forth on Schedule 4.5 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which are not in the aggregate material to Parent and its subsidiaries taken as a whole.

     Section 4.6 Reports and Financial Statements. Parent has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1992 (collectively, the "SEC Reports"), and has previously furnished the Company with true and complete copies of all such SEC Reports. None of such SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports presents fairly in all material respects the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof, and the other related statements

(including the related notes) included therein present fairly in all material respects the results of operations and the changes in financial position of Parent and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

     Section 4.7  Absence of Certain Changes or Events.  Except as set forth in
Schedule 4.7 hereto or in the SEC Reports, since December 25, 1994, Parent and its subsidiaries have not: (a) taken any of the actions set forth in Sections 6.2(b) or 6.2(c) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Parent and its subsidiaries taken as a whole; or (c) conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 4.8 Litigation. Except for litigation disclosed in the notes to the financial statements included in Parent's Annual Report to Stockholders for the year ended March 27, 1994 or in the SEC Reports there is no suit, action or proceeding pending or, to the best knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries, the outcome of which, in the reasonable judgment of Parent, is likely to materially and adversely affect the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent nor any of its subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     Section 4.9 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Parent or Parent Subsidiary for inclusion in

(a) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the Parent Shares to be issued in the Merger (the "Registration Statement") and (b) the joint proxy statement to be distributed in connection with the Parent's and the Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder.

     Section 4.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports or which were incurred after December 25, 1994 in the ordinary course of business and consistent with past practices, Parent and its subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet (or reflected in the notes thereto).

     Section 4.11 No Default. Neither Parent nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provisions of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Parent or any of the its subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a material adverse effect on Parent and its subsidiaries, taken as a whole.

     Section 4.12  Taxes.

     (a) Parent has heretofore delivered or will make available to the Company true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise, sales and use and other Tax Returns (as hereinafter defined) filed by Parent and its subsidiaries for each of the Parent's years ended March 31, 1990, 1991, 1992, 1993 and 1994 inclusive. Parent has duly filed, and each of its subsidiaries has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by Parent or subsidiaries. All such Tax Returns are true, correct and complete, in all material respects, and Parent and its subsidiaries have duly paid, all Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and have paid or made adequate provisions for payment of all accrued but unpaid Taxes in respect of all periods since the periods covered by such Tax Returns. Except as set forth in Schedule 4.12 hereof, there are no material tax liens on the assets of Parent or its subsidiaries. Except as set forth in Schedule 4.12 hereof, no deficiencies have been assessed as a result of any examination of Tax Returns of Parent or its subsidiaries by federal, state, local or foreign tax authorities, and no deficiencies for Taxes have been proposed or asserted against Parent and its subsidiaries. Except as disclosed in Schedule 4.12 hereof, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any period not so examined, could reasonably be expected to result in a proposed deficiency for any period not so examined. Except as disclosed in Schedule 4.12 hereof, neither Parent nor any of its subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for Taxes. Parent and each of its subsidiaries have complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049 of the Code (or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

     (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales and use, transfer, license, payroll, disability, unemployment, estimated, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

     Section 4.13 Title to Properties; Encumbrances. Except as described in the following sentence, each of Parent and its subsidiaries has good, valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Parent and its subsidiaries as of December 25, 1994 included in Parent's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 25, 1994). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except (i) as set forth in
Schedule 4.13 hereto, and (ii) imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Parent and the its subsidiaries.

     Section 4.14 Trademarks, Patents and Copyrights. Parent and its subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Parent and its subsidiaries as currently conducted or as contemplated to be conducted, and Parent, except as set forth in Schedule 4.14 hereof, is unaware of any assertion or claim challenging the validity of any of the foregoing. To the best knowledge of the Parent, the conduct of the business of Parent and the subsidiaries as currently conducted does not conflict in any way with any patent, patent rights, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except as set forth in
Schedule 4.14 hereof. To the best knowledge of Parent there are no infringements of any proprietary rights owned by or licensed by or to Parent or any of its subsidiaries.

     Section 4.15 Compliance with Applicable Law. Each of Parent and its subsidiary is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise), where the failure to be in such compliance would have a material adverse effect on Parent and its subsidiaries, taken as a whole.

     Section 4.16 Labor Matters. Neither Parent nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent or its subsidiaries relating to their business, except for any such preceding pending which would not have a material adverse effect on Parent and its subsidiaries, taken as a whole. To the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its subsidiaries.

     Section 4.17  Employee Benefit Plans.

     (a) Schedule 4.17 hereto sets forth a true and complete list of all the following: each "employee benefit plan," as such term is defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), pursuant to which the Parent or any of its subsidiaries has (A) any liability with respect to current or former employees, agents, directors, or independent contractors of the Parent or its subsidiaries ("Employees") or (B) any obligation to issue capital stock of the Parent or any of its subsidiaries (each, an "Employee Plan"), and each other plan, program, policy, contract or arrangement providing for bonuses, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, life insurance or other employee benefits, or compensation to or for any Employees or any beneficiaries or dependents of any Employees (other than directors' and officers' liability policies), whether or not insured or funded, (A) pursuant to which the Parent or any of its subsidiaries has any liability or (B) constituting an employment or severance agreement or arrangement with any officer or director of the Parent or any subsidiary (each, a "Benefit Arrangement"). Parent has provided Company with respect to each Employee Plan and Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Employee Plan or Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Employee Plan or Benefit Arrangement; (ii) Form 5500 or similar form (including all schedules thereto), if applicable; for the last two years; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any.

     (b) Each Employee Plan and Benefit Arrangement has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, including, but not limited to, ERISA and the Code. Neither the Parent nor any of its subsidiaries nor any of their respective current or former directors, officers, or employees, nor, to the best knowledge of the Parent, any other disqualified person or party-in-interest with respect to any Employee Plan, have engaged directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or section 406 of ERISA, with respect to which the Parent or its subsidiaries could have or has any material liability. All contributions required to be made to the Employee Plans and Benefit Arrangements have been made in a timely fashion. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and each related trust is exempt from taxation under Section 501(a) of the Code.

     (c) No Employee Plan is subject to Title IV of ERISA or Section 412 of the Code.

     (d) No Employee Plan is a "multiemployer plan" as that term is defined in
Section 3(37) of ERISA or a "multiple employer plan" described in Section 4063(a) of ERISA, nor has the Parent or any ERISA Affiliate at any time since September 2, 1974, contributed to or been obligated to contribute to such a multiemployer plan or multiple employer plan. "ERISA Affiliate" means any entity that is required to be aggregated with Parent or any of its subsidiaries under Sections 414(b),(c),(m) or (o) of the Code.

     (e) Except with respect to an Employee Plan, neither the Parent nor any ERISA Affiliate has any Controlled Group Liability, nor do any circumstances exist that could result in any of them having any Controlled Group Liability. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code and
(iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code.

     (f) Except as provided on Schedule 4.17 hereto, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, constitutes an event under any Employee Plan, Benefit Arrangement, loan to, or individual agreement or contract with, an Employee that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Arrangement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, the forgiveness of any loan or other commitment of any Employees, or result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

     (g) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the Parent's knowledge, threatened, with respect to any Employee Plan or Benefit Arrangement.

     (h) Except as provided on schedule 4.17 hereto, no amounts paid or payable by the Parent or any subsidiary to or with respect to any Employee will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

     (i) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including without limitation death or medical benefits, other than coverage mandated by Section 4980B of the Code.

     (j) Neither Parent, any subsidiary or any ERISA Affiliate, nor any of the Employee Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction with any of the Employee Plans in connection with which Parent, any subsidiary or any ERISA Affiliate, any of the Employee Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Employee Plans or any such trust could be subject to either a material civil liability under section 409 of ERISA or
Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

     Section 4.18 Opinion of Financial Advisor. The Board of Directors of Parent (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the Common Stock. Parent has received the opinion of Merrill Lynch & Co., Parent's financial advisor, substantially to the effect that the Exchange Ratio and the Merger is fair to Parent from a financial point of view.

       Section 4.19 Environment Matters. Except as set forth on Schedule 4.19, neither the Parent nor any of its subsidiaries is in violation of any laws, regulations, or ordinances whose primary purpose is the protection of the environment or human health, the Parent and each subsidiary possesses all permits and authorizations required for its operations under such laws, and the Parent has filed or submitted all notifications and reports required under such laws. The Parent and each subsidiary has disposed of all of its hazardous wastes, hazardous substances, solid wastes, and any other pollutants or contaminants only at facilities authorized to receive such wastes. Neither the parent nor any of it subsidiaries has received notice of any actual or potential liability arising from the disposal or release of hazardous wastes, hazardous substances, solid wastes, or any other pollutant or contaminant (a) generated by the Parent or any subsidiary, (b) transported to a disposal facility by the Parent or any subsidiary, (c) at a facility owned or operated by the Parent or any subsidiary or (d) where such disposal or release was arranged for by the Parent and each subsidiary within the meaning of 42 U.S.C. Section 9607(a)(3) or any analogous state or local law.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent, and Parent Subsidiary as follows:

     Section 5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     Section 5.2 Capitalization. The authorized capital stock of the Company consists of (a) 30,000,000 shares of Common Stock, par value $.25 per share, (b) 800,000 shares of Preferred Stock, no par value, (c) 200,000 shares of Series A Junior Participating Preferred Stock, (d) 7 1/4% Convertible Subordinated Debentures Due 2011, (the "Convertible Debentures") and (e) Preferred Stock Purchase Rights. As of the date hereof, (a) 15,355,740 Shares were issued and outstanding, (b) no shares of preferred stock were outstanding, (c) employee and director stock options to acquire 2,528,136 Shares (the "Employee Stock Options") were outstanding under all stock option plans and agreements of the Company (d) 3,087,882 shares were reserved for issuance under the Convertible Debentures, and (e) 15,355,740 Preferred Stock Purchase Rights were issued and outstanding. All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above and as otherwise provided for in this Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement, after the Effective Time, the Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

     Section 5.3 Company Subsidiaries. Except as set forth on Schedule 5.3 hereto, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. Such corporations, partnerships, joint ventures or other business entities of which the Company or any of its other subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Subsidiaries". Except as set forth in Schedule 5.3 hereto, each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Except as set forth on Schedule 5.3 hereof, all of the outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable and are owned by the Company or by a Subsidiary free and clear of any liens, claims, charges and encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or other commitments obligating the Company or any Subsidiary to issue, transfer or sell any securities of any Subsidiary. There are not now, and at the Effective

Time there will not be, any voting trusts or other agreements or understandings to which the Company or any of the Subsidiary is a party or is bound with respect to the voting of the capital stock of the Company or any of the Subsidiary.

     Section 5.4 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by
Section 7.4 hereof, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, and state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws and the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of the Company or any Subsidiary, (b) except as set forth on Schedule 5.5, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to the Company and Subsidiaries taken as a whole.

     Section 5.6 Reports and Financial Statements. The Company has filed all reports required to be filed with the SEC pursuant to the Exchange Act since January 1, 1992 (such reports, and its Prospectus dated April 20, 1993 relating to its Common Stock, being hereinafter collectively referred to as the "Company SEC Reports"), and has previously furnished Parent with true and complete copies of all such Company SEC Reports. None of such Company SEC Reports, as of their respective dates, contained any untrue statement or a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Reports presents fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly in all material respects the results of operations and the changes in financial position of the Company and the Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

     Section 5.7  Absence of Certain Changes or Events.  Except as set forth in
Schedule 5.7 hereto or in the Company SEC Reports, since January 31, 1995, neither the Company nor any of the Subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b), except in the ordinary course of business and consistent with past practices, Section 6.1(c) or except in the ordinary course of business and consistent with past practices Section 6.1(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of the Company and the Subsidiaries taken as a whole; or (c) conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 5.8 Litigation. Except for litigation disclosed in the Company SEC Reports or in Schedule 5.8 there is no suit, action or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the outcome of which, in the reasonable judgment of the Company, may materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company nor any of its Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     Section 5.9 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or which were incurred after January 31, 1995 in the ordinary course of business and consistent with past practices, the

Company and the Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet (or reflected in the notes thereto).

     Section 5.10 No Default. Neither the Company nor any of the Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provisions of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which the Company or any Subsidiary is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Subsidiary, except in the case of clauses (b) and (c) above for defaults or violations which would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

     Section 5.11  Taxes.

     (a) The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise, sales and other Tax Returns filed by the Company and Subsidiaries for each of the Company's years ended October 31, 1990, 1991, 1992, 1993 and 1994 inclusive. The Company has duly filed, and each Subsidiary has duly filed, all material federal, state, local and foreign income, franchise, sales and use and other Tax Returns required to be filed by the Company or the Subsidiary. All such Tax Returns are true, correct and complete, in all material respects, and the Company and the Subsidiaries have duly paid all Taxes required to be paid in respect of the periods shown as due in such returns and have made adequate provision for payment of all accrued but unpaid Taxes anticipated in respect of all periods since the periods covered by such Tax Returns except as set forth in
Schedule 5.11 hereof. Except as set forth in Schedule 5.11 hereof, there are no material tax liens on the assets of the Company and the Subsidiaries. Except as set forth in Schedule 5.11 hereof, no deficiencies have been assessed as a result of any examination of Tax Returns of the Company or the Subsidiaries by federal, state, local or foreign tax authorities, and no deficiencies for Taxes have been proposed or asserted against the Company and the Subsidiaries. Except as disclosed in Schedule 5.11 hereof, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any period not so examined, could reasonably be expected to result in a proposed deficiency for any period not so examined. Except as disclosed in Schedule 5.11 hereof, neither the Company nor any of the Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for Taxes. Except as set forth on Schedule
5.11 hereof, neither the Company nor any of the Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company and each of the Subsidiaries have complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes including the reporting and withholding requirements under Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

     Section 5.12  Employee Benefit Plans; ERISA.

     (a) Schedule 5.12 hereto sets forth a true and complete list of all the following: each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), other than any plans or arrangements required by local law, pursuant to which the Company or any Subsidiary has (A) any liability with respect to current or former employees, agents, directors, or independent contractors of the Company or any Subsidiary ("Company Employees") or (B) any obligation to issue capital stock of the Company or any Subsidiaries (each, a "Company Employee Plan"), and each other plan, program, policy, contract or arrangement providing for bonuses, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, life insurance or other employee benefits, or compensation to or for any Company Employees or any beneficiaries or dependents of any Company Employees (other than directors' and officers' liability policies), whether or not insured or funded, (A) pursuant to which the Company or any Subsidiary has any liability or (B) constituting an employment or severance agreement or arrangement with any officer or director of the Company or any Subsidiary (each, a "Benefit Arrangement"). The Company has provided, or will provide, Parent with respect to each Company Employee Plan and Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Company Employee Plan or Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Company Employee Plan or Benefit Arrangement; (ii) the most recent Form 5500 or similar form (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any.

     (b) Each Company Employee Plan and Benefit Arrangement has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, including, but not limited to, ERISA and the Code. Neither the Company nor any Subsidiaries nor any of their respective current or former directors, officers, or employees, nor, to the best knowledge of the Company, any other disqualified person or party-in-interest with respect to any Company Employee Plan, have engaged directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or section 406 of ERISA, with respect to which the Company or its Subsidiaries could have or has any material liability. All contributions required to be made to the Company Employee Plans and Benefit Arrangements have been made in a timely fashion. Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and each related trust is exempt from taxation under Section 501(a) of the Code.

     (c) No Company Employee Plan is subject to Title IV of ERISA or Section 412 of the Code.

     (d) No Company Employee Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA or a "multiple employer plan" described in
Section 4063(a) of ERISA, nor has the Company or any ERISA Affiliate of the Company at any time since September 2, 1974, contributed to or been obligated to contribute to such a multiemployer plan or multiple employer plan. "ERISA Affiliate" means any entity that is required to be aggregated with the Company or any Subsidiary under Sections 414(b),(c),(m) or (o) of the Code.

     (e) Except with respect to a Company Employee Plan, neither the Company nor any ERISA Affiliate has any Controlled Group Liability, nor do any circumstances exist that could result in any of them having any Controlled Group Liability. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code and
(iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code.

     (f) Except as provided on Schedule 5.12, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, constitutes an event under any Company Employee Plan, Benefit Arrangement, loan to, or individual agreement or contract with, a Company Employee that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Company Employee Plan or Benefit Arrangement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Company Employee, the forgiveness of any loan or other commitment of any Company Employees, or resulting any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

     (g) Except as provided in Exhibit 5.12 hereto, there are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company's knowledge, threatened, with respect to any Company Employee Plan or Benefit Arrangement.

     (h) Except as provided in Schedule 5.12 hereto, no amounts paid or payable by the Company or any Subsidiary to or with respect to any Company Employee will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

     (i) No Company Employees and no beneficiaries or dependents of Company Employees are or may become entitled under any Company Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including without limitation death or medical benefits, other than coverage mandated by Section 4980B of the Code.

     (j) Neither the Company, any Subsidiary or any ERISA Affiliate, nor any of the Company Employee Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction with any of the Employee Plans in connection with which the Company, and Subsidiary or any ERISA Affiliate, any of the Company Employee Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Company Employee Plans or any such trust could be subject to either a material civil liability under section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to section 4975 or 4976 of the Code.

     Section 5.13 Title to Properties; Encumbrances. Except as described in the following sentence, each of the Company and the Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of the Company and the Subsidiaries as of January 31, 1995 included in the Company's Quarterly Report on Form 10-Q for the period ended on such date (except as set forth in Schedule 5.13 hereof and except for properties and assets disposed of in the ordinary course of business and consistent with past practices since January 31, 1995). None of such properties or assets is subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind
(whether absolute, accrued, contingent or otherwise), except (i) as set forth in
Schedule 5.13 hereto, and (ii) imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of the Company and the Subsidiaries.

     Section 5.14 Compliance with Applicable Law. Each of the Company and the Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, the "Laws"), where the failure to be in such compliance would have a material adverse effect of the Company and the Subsidiaries, taken as a whole.

     Section 5.15 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

     Section 5.16 Opinion of Financial Advisor. The Board of Directors of the Company (at meetings duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the Shares. The

Company has received the written opinion of Bear, Stearns & Co., Inc., the Company's financial advisor, substantially to the effect that the consideration to be received in the Merger by the holders of the Shares is fair to such stockholders from a financial point of view.

     Section 5.17 Trademarks, Patents and Copyrights. The Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries as currently conducted or as contemplated to be conducted, and the Company except as set forth in Schedule 5.17 hereof, is unaware of any assertion or claim challenging the validity of any of the foregoing. To the best knowledge of the Company, the conduct of the business of the Company and the Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third parties except as set forth in Schedule 5.17 hereof. To the best knowledge of the Company there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Subsidiary, except as set forth in Schedule 5.17 hereof.

     Section 5.18 Labor Matters. Except as set forth on Schedule 5.18, neither the Company nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries relating to their business, except for any such preceding which would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Subsidiaries.

     Section 5.19 Environmental Matters. Except as set forth on Schedule 5.19, and notwithstanding the materiality qualification in Sections 5.10 and 5.14, neither the Company nor a Subsidiary is in violation of any laws, regulations, or ordinances whose primary purpose is the protection of the environment or human health, the Company and its Subsidiaries possess all permit and authorizations required for its operations under such laws, and the Company and its Subsidiaries have filed or submitted all notifications and reports required under such laws. The Company and its Subsidiaries have disposed of all of its hazardous wastes, hazardous substances, solid wastes, and any other pollutants or contaminants only at facilities authorized to receive such wastes. Except as set forth in Schedule 5.19, the Company and its Subsidiaries have not received notice of any actual or potential liability arising from the disposal or release of hazardous wastes, hazardous substances, solid wastes, or any other pollutant or contaminant (a) generated by the Company or any Subsidiary or any of their operations, (b) transported to a disposal facility by the Company or any Subsidiary, (c) at a facility owned or operated by the Company or (d) where such disposal or release was arranged for by the Company or any Subsidiary, within the meaning of 42 U.S.C. Section 9607(a)(3) or any analogous state or local law.

                                 ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

          Section 6.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise contemplated by this Agreement:

          (a) the respective businesses of the Company and the Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the Company's and the Subsidiaries' operations;

          (b) the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Subsidiaries; (ii) amend its Certificate of Incorporation or By-laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Subsidiaries;

          (c) neither the Company nor any of the Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued Shares reserved for issuance upon the exercise of currently outstanding Employee Stock Options; (ii) except for product sales, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and in any event, in amounts greater than $1,500,000 in the aggregate for the Company and the Subsidiaries collectively; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to a Subsidiary in the ordinary course of business; (vi) authorize capital expenditures in excess of $250,000 per expenditure and $6,000,000 in the aggregate for the Company and the Subsidiaries collectively; (vii) permit any insurance policy naming the Company or any Subsidiary as a beneficiary or a loss payee to be cancelled or terminated by failure to pay premiums; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) the Company shall use its best efforts to preserve intact the business organization of the Company and the Subsidiaries, to keep available the services of their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Subsidiaries;

          (e) neither the Company nor any of the Subsidiaries will enter into any new agreements with any of their respective officers, directors or employees or grant any increases in the compensation of their respective officers, directors and employees, or enter into, adopt or amend any employee compensation or benefit plans or any Plan (as that term is defined in Schedule 5.12 hereto); and

          (f) neither the Company nor any of the Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of the Company as a pooling of interests for accounting purposes; or

(ii) knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 386(a) of the Code.

          Section 6.2 Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise contemplated by this Agreement:

          (a) the respective businesses of Parent and its subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of Parent's operations;

          (b) Parent shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its subsidiaries;

          (c) neither Parent nor any of the its subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares of Parent Common Stock granted or reserved for issuance upon the exercise of Parent Employee Stock Options and except for grants of options under the Parent Employee Stock Option Plan, in the ordinary course of business; (ii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than its subsidiary in the ordinary course of business.

          (d) Parent shall use its best efforts to preserve intact the business organization of the Parent and its subsidiaries, to keep available the services of their present officers and key employees, and to preserve the goodwill of those having business relationships with it and its subsidiaries; and

          (e) neither Parent nor any of its subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of Parent's acquisition of the Company as a pooling of interests for accounting purposes; or (ii) knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          Section 6.3 Conduct of Business of Parent Subsidiary. During the period from the date of this Agreement to the Effective Time, Parent Subsidiary shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

          Section 7.1 Access and Information. Except for information relating to any claims either party may have against the other, the Company and Parent shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

          Section 7.2 Acquisition Proposals. Company agrees (a) that, neither it nor its Subsidiaries shall, and that it and they will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, engage in negotiations concerning, provide any confidential information or data to or have any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in such party or any subsidiary of such party (an "Acquisition Proposal"), other than the Merger, (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing, and (c) that it will notify the other party immediately in writing if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.2 shall prohibit the Board of Directors of the Company from (i) furnishing information or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire such party pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if and only to the extent that, (1) the Board of Directors of the Company determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (2) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (3) subject to any confidentiality agreement with such person or entity (which the Company determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law), the Company keeps the Parent informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 7.2 shall
(1) permit the Company to terminate this Agreement (except as specifically provided in Article IX hereof), (2) permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form), or (3) affect any other obligation of any party under this Agreement.

          Section 7.3 Registration Statement. As promptly as practicable, Parent and the Company shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its best efforts to have the Registration Statement declared effective. Parent will also use its best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent Shares pursuant hereto. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with such Registration Statement and issuance of Parent Shares.

           Section 7.4  Proxy Statements; Stockholder Approvals.

          (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

               (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its best efforts to obtain such stockholder approval; and

               (ii) recommend approval and adoption of this Agreement by the stockholders of the Company and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

          (b) Parent, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

               (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its best efforts to obtain such stockholder approval; and

               (ii) recommend approval and adoption of this Agreement by the stockholders of Parent and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

          (c) Parent and the Company, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to their stockholders. At the stockholders' meetings, each of Parent and the Company shall vote or cause to be voted in favor of approval and adoption of this Agreement all Shares as to which it holds proxies at such time.

     Section 7.5  Compliance with the Securities Act.

          (a) Prior to the Effective Time the Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, upon consultation with Locke Purnell Rain Harrell, at the record date for the Company stockholders' meeting convened in accordance with Section 7.4 hereof, "affiliates" of the Company as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act (the "Affiliates").

          (b) The Company shall use its best efforts to cause each person who is identified as an Affiliate in the list referred to in (a) above to deliver to Parent at or prior to the Effective Time a written agreement in the form attached hereto as Exhibit A (the "Affiliate Letters").

     Section 7.6 Antitrust Laws. As promptly as practicable, the Company, Parent and Parent Subsidiary shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, the Company will furnish to Parent and Parent Subsidiary, and Parent and Parent Subsidiary will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, the Company will provide Parent and Parent Subsidiary, and Parent and Parent Subsidiary will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

     Section 7.7 Employee Stock Options and Convertible Debentures. The Company has not since December 1994 accelerated the vesting or exercisability of or otherwise modified and, except as provided in this Section 7.7, from the date hereof the Company will not accelerate the vesting or exercisability of or otherwise modify, the terms and conditions applicable to the Employee Stock Options whether set forth in the governing stock option plans of the Company (the "Company Stock Option Plans"), the option agreement with the employee or otherwise. At the Effective Time, each of the Employee Stock Options which is outstanding and unexercised both as of the date hereof and at the Effective Time shall continue and be assumed by the Surviving Corporation and any successor corporation and shares of Parent Common Stock in such number as determined pursuant to the Exchange Ratio shall be substituted for the Shares for which
such options are or will be exercisable.    In accordance with the requirements
of Section 14.07 of that certain Indenture (the "Indenture") dated as of April 3, 1986 between the Company and the trustee thereof relating to $51,750,000 of 7 1/4% Convertible Subordinated Debentures due 2011 (the "Debentures"),

Company shall cause to be filed with the Trustee at each office or agency maintained for the purpose of conversion of the Debentures and shall cause to be mailed to the holders of the Debentures a notice stating the date on which the Merger is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Company Common Stock of record shall be entitled to exchange their shares of Company Common Stock for Parent Common Stock. Such notice shall be mailed at least 20 days prior to the date set forth in the notice and shall otherwise comply with the requirements of Section 14.07 of the Indenture.

     Section 7.8 Public Announcements. Parent and Parent Subsidiary, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by law.

     Section 7.9  By-Law Indemnification Provision.

          (a) Parent shall cause the Surviving Corporation and any successor of the Surviving corporation to keep in effect in its By-Laws a provision for a period of not less than five years from the Effective Time which provides for mandatory indemnification of the past and present officers and directors of the Company and each other person who has been afforded indemnification by the Company as of the date of this Agreement to the fullest extent permitted by the GCL.

          (b) Parent shall cause to be maintained in effect for a period ending not sooner than the fifth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to the Company's officers and directors and each other person who has been insured by the Company as of the date of this

Agreement as afforded under policies maintained by the Company with respect to its directors and officers prior to the Effective Time which insurance if available within the price Cap as described below shall provide coverage for alleged wrongful acts or omissions occurring with respect to the transactions contemplated by this Agreement and alleged wrongful acts or omissions occurring prior to the Effective Time; provided, however, that Parent shall not be required in order to maintain or procure such coverage to pay annual premiums in excess of two hundred percent (200%) of the current annual premiums paid by the Company for its existing coverage (the "Cap"); and provided, further, that if such coverage cannot be obtained, or can be obtained only by paying annual premiums in excess of the Cap, Parent shall only be required to obtain as much coverage as can be obtained by paying annual premiums equal to the Cap.

     Section 7.10 Expenses. Whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses except that the filing fees in connection with the HSR Act filing and those expenses incurred in connection with printing the Registration Statement and the related Proxy Statement, as well as the filing fee relating to the Registration Statement will be shared equally by Parent and the Company.

     Section 7.11 Employment Agreements. Without limiting any other contractual obligations of the Surviving Corporation, Parent expressly shall cause the Surviving Corporation and any successor to comply with the provisions of the employment agreements set forth at Schedule 7.11.

     Section 7.12 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulation to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Parent Subsidiary and the Company shall take all such necessary action.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

          (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and shall have provided for the Merger to be accounted for on a pooling of interest basis.

          (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of each of the Company and Parent in accordance with applicable law.

          (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

          (e) Each of the Company and Parent shall have received an opinion from its financial advisors that the merger is fair from a financial point of view to such entity and its shareholders and such opinion shall not be withdrawn or modified on or before the Effective Time.

     Section 8.2 Conditions to Obligation of the Company to Effect the Merger. In addition to the conditions on 8.1 hereof, the obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) Each of Parent and Parent Subsidiary shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Parent Subsidiary contained in this Agreement shall have been true and correct in all material respects at the time made.

          (b) There shall have not have been a Parent Material Adverse Change since the date of this Agreement. For the purposes of this Agreement, a Parent Material Adverse Change shall mean an event, change or development that individually or in the aggregate with other such events, changes or developments materially and adversely affects the business, financial condition or results of operations of the Parent and its subsidiaries taken as a whole. Any adverse impact on the revenues, income, balance sheet, or operations of the Parent or its subsidiaries caused by adverse changes in orders, backlog, bidding qualifications, relations with resellers, integrators, OEM customers, cancellations and rescheduling of orders, or the ability to retain agreed upon employees or attract new employees, will be presumed, unless there is clear evidence to the contrary, to have occurred as a result of the transaction contemplated by this Agreement or the announcement thereof and in any such event will not be deemed to be an event, change or development which is or will be material and adverse for purposes of this definition.

          (c) The Company shall have received an opinion of Locke Purnell Rain Harrell counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that accordingly:

               (i) No gain or loss will be recognized by the stockholders of the Company who exchange their Shares solely for Parent Shares pursuant to the Merger (except to the extent that cash is received in lieu of a fractional share interest);

               (ii) The aggregate basis of the Parent Shares received by stockholders in the Merger will be the same as the aggregate basis of the Shares surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

               (iii) The holding period of the Parent Shares received by stockholders in the Merger will include the period during which the Shares surrendered in exchange therefor were held, provided such Shares were held as a capital asset at the Effective Time.

          In rendering such opinion counsel may require and rely upon representations contained in certificates of officers of Parent, Parent Subsidiary, Company and others as well as certificates of shareholders who beneficially own five percent or more of the votes or value of any class of stock of Parent, Parent Subsidiary, Company and others.

          (d) In accordance with the requirements of Section 14.06 of the Indenture, Parent and Parent Subsidiary shall have executed and delivered to Trustee a supplemental indenture providing that the holder of each Debenture then outstanding shall have the right to convert such Debenture into the amount of Parent Common Stock and other securities and property (including cash) receivable after the Effective Time by a holder of the number of shares of Company Common Stock deliverable upon conversion of such Debenture immediately prior to the Effective Time. Such supplemental indenture shall provide for adjustments of the Conversion Price (as such term is defined in the Indenture) which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in Article XIV of the Indenture.

     Section 8.3 Conditions to Obligations of Parent and Parent Subsidiary to Effect the Merger. The obligations of Parent and Parent Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at the time made. Based upon its review of the matters described in that certain disclosure letter referencing this section dated the date of this Agreement, the Parent shall not have determined in its reasonable judgment that such matters are likely to have a material and adverse affect upon the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

          (b) There shall have not have been a Company Material Adverse Change since the date of this Agreement. For the purposes of this Agreement, a Company Material Adverse Change shall mean an event, change or development that individually or in the aggregate with other such events, changes or developments materially and adversely affects the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Any adverse impact on the revenues, income, balance sheet, or operation of the Company caused by adverse changes in orders, backlog, bidding qualifications, relations with resellers, integrators, OEM customers, cancellations and rescheduling of orders, or the ability to retain agreed upon employees or attract new employees, will be presumed, unless there is clear evidence to the contrary, to have occurred as a result of the transaction contemplated by this Agreement or the announcement thereof and in any such event will not be deemed to be an event, change or development which is or will be material and adverse for purposes of this definition.

          (c) Parent shall have received an opinion of Vinson & Elkins L.L.P., in the form of substance reasonably satisfactory to Parent, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that accordingly for federal income tax purposes:

               (i) No gain or loss will be recognized by the stockholders of the Company who exchange their Shares solely for Parent Shares pursuant to the Merger (except to the extent that cash is received in lieu of a fractional share interest);

               (ii) The aggregate basis of the Parent Shares received by stockholders in the Merger will be the same as the aggregate basis of the Shares surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

               (iii) The holding period of the Parent Shares received by stockholders in the Merger will include the period during which the Shares surrendered in exchange therefor were held, provided such Shares were held as a capital asset at the Effective Time; and

               (iv) No gain or loss will be recognized by the Company, Parent or Parent Subsidiary as a result of the Merger.

In rendering such opinion, Vinson & Elkins may require and rely upon representations contained in certificates of officers of Parent, Parent Subsidiary, Company and others as well as certificates of shareholders who beneficially own five percent or more of the votes or value of any class of stock of Parent, Parent Subsidiary, Company and others.

                                   ARTICLE IX
                                  TERMINATION

     Section 9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company or Parent, by the mutual consent of Parent and the Company.

     Section 9.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by

December 31, 1995, or (b) the approval of the Company's stockholders required by
Section 8.1(c) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) the approval of Parent's stockholders required by Section 8.1(c) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree, and, provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

     Section 9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the Stockholders of the Company if (i) the Board of Directors receives a written opinion from the Company's financial advisors that an Acquisition Proposal is superior to the Merger, and (ii) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, the Board of Directors of the Company determines, after receipt of a written opinion of Locke Purnell Rain & Harrell, that such termination is required by its fiduciary duties by reason of an Acquisition Proposal being made.

     Section 9.4  Effect of Termination and Abandonment.

          (a) If the Company terminates this Agreement pursuant to Section 9.3 or either Parent or the Company terminates this Agreement pursuant to Section 9.2(b) and prior to the meeting of the Company's stockholders a competing Acquisition Proposal was received by the Company then, upon such termination, the Company (or the successor thereto) shall pay Parent a fee (the "Alternative Proposal Fee") in cash of $5,500,000.

          (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.4 and Section 7.1 and except for the provisions of Sections 7.10 and 10.2. Moreover, in the event of termination of this Agreement pursuant to Section 9.2 or 9.3, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity; and provided further, that in the event Parent has received the Alternative Proposal Fee, it shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Acquisition Proposal or (ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation, or approval of an Acquisition Proposal of the company's exercise of its right of termination under
Section 9.3. Notwithstanding the foregoing, in the event the Parent is required to file suit to seek such Alternative Proposal Fee, and it ultimately succeeds on the merits, it shall be entitled to all expenses, including attorneys' fees, which it has incurred in enforcing its rights hereunder.

     Section 9.5 Extension; Waiver. At any time prior to the effective time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                              GENERAL PROVISIONS

          Section 10.1 Survival of Representations, Warranties and Agreements. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that the agreements contained in the Confidentiality Letter between the Company and Parent dated April 29, 1995 and executed by Parent on May 2, 1995, and the agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 7.8, 7.9, 7.10, 7.12 and 10.2 hereof shall survive beyond the Effective Time.

          Section 10.2 Brokers. The Company represents and warrants that, (a) except for its financial advisors, Bear, Stearns & Co. Inc., no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and
(b) the Company's fee arrangements with Bear, Stearns &

Co. Inc., have been disclosed to Parent. Parent represents and warrants that, except for its financial advisor, Merrill Lynch & Co., (c) no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Parent Subsidiary and (d) Parent's fee arrangements with Merrill Lynch & Co., have been disclosed to the Company.

          Section 10.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telegram or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Parent or Parent Subsidiary, to:

                                 Grahame N. Clark, Jr.
                                 BancTec, Inc.
                                 4435 Spring Valley Road
                                 Dallas, Texas  75244

    with a copy to:              Jim A. Watson
                                 Vinson & Elkins L.L.P.
                                 3700 Trammell Crow Center
                                 2001 Ross Avenue
                                 Dallas, Texas  75201-2975


    (b)  if to the Company, to:

                                 Robert A. Vanourek
                                 Recognition International Inc.
                                 2701 E. Grauwyler Road
                                 Irving, Texas  75061
     with a copy to:

                                 Don M. Glendenning.
                                 Locke Purnell Rain Harrell
                                 (A Professional Corporation)
                                 2200 Ross Avenue, Suite 2200
                                 Dallas, TX  75201


          Section 10.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 10.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral among the parties or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Parent or Parent Subsidiary may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Parent Subsidiary, as the case may be, of its obligations hereunder.

          Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

          Section 10.7 Specific Performance. The parties hereto agree that irreparable damages would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREFORE, each of Parent, Parent Subsidiary and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                 BancTec, Inc.



                                 By:  /s/ Grahame N. Clark, Jr.
                                    --------------------------------------------
                                    Name: Grahame N. Clark, Jr.
                                    Title: President and Chief Executive Officer


                                 BTEC Merger Subsidiary, Inc.



                                 By:  /s/ Grahame N. Clark, Jr.
                                    -------------------------------------------
                                    Name: Grahame N. Clark, Jr.
                                    Title: President and Chief Executive Officer


                                 Recognition International Inc.



                                 By:  /s/ Robert A. Vanourek
                                    -------------------------------------------
                                    Name: Robert A. Vanourek
                                    Title: President and Chief Executive Officer

                                                                      APPENDIX B

                           [MERRILL LYNCH LETTERHEAD]



                                 _______, 1995

Board of Directors
BancTec, Inc.
4435 Spring Valley Road
Dallas, Texas  75244

Attention:  Grahame N. Clark, Jr.

Gentlemen:

      BancTec, Inc. (the "Company"), BTEC Merger Subsidiary, Inc., a wholly owned subsidiary of the Company (the "Purchaser"), and Recognition International Inc. (the "Subject Company") propose to enter into an agreement (the "Agreement") pursuant to which the Subject Company will be merged with the Purchaser in a transaction (the "Merger") in which each share of the Subject Company's common stock, par value $0.25 per share (the "Shares"), will be converted into the right to receive 0.59 shares (the "Exchange Ratio") of the common stock, par value $.01 per share, of the Company (the "Company Shares"). The Merger is expected to be considered by the shareholders of the Company and the Subject Company at special shareholders' meetings and consummated on or shortly after the date of such meetings.

     You have asked us whether, in our opinion, the proposed Exchange Ratio pursuant to the Merger, is fair to the Company from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed the Subject Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended October 31, 1994 and the Subject Company's Form 10-Q and the related unaudited financial information for the quarterly period ending January 31, 1995;

     (2) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended March 27, 1994 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending June 26, 1994, September 25, 1994 and December 25, 1994;

     (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Subject Company and the Company, furnished to us by the Subject Company and the Company;

     (4) Conducted discussions with members of senior management of the Subject Company and the Company concerning their respective businesses and prospects;

     (5) Reviewed certain information furnished to us by the Company and conducted discussions with members of senior management of the Company concerning the potential combination effects resulting from the Merger on the operations of the combined entity;

     (6) Reviewed the historical market prices and trading activity for the Shares and the Company Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Subject Company and the Company, respectively;

     (7) Compared the results of operations of the Subject Company and the Company with that of certain companies which we deemed to be reasonably similar to the Subject Company and the Company, respectively;

     (8) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

     (9) Considered the pro forma effect of the Merger on the Company's capitalization ratios and earnings, cash flow and book value per share;

     (10)  Reviewed a draft of the Agreement dated May 15, 1995, and

     (11) Reviewed such other financial studies and information, performed such other analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions as they exist as of this date.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Subject Company and the Company, and we have not independently verified such information or undertaken an independent appraisal of the assets or the liabilities, contingent or otherwise, of the Subject Company or the Company. We have not visited any of the facilities of the Subject Company or the Company. With respect to the financial forecasts furnished by the Subject Company and the Company, including forecasts regarding the timing, nature and magnitude of potential combination effects resulting from the Merger which have been furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Subject Company's or the Company's management as to the expected future financial performance of the Subject Company or the Company, either on a stand-alone basis or giving effect for the Merger, as the case may be. Furthermore, in rendering the opinion, we have assumed that the Merger will be accounted for as a pooling-of-interests transaction.

     In the ordinary course of business, we may actively trade the securities of both the Company and the Subject Company for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of the Company and the Subject Company.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the proposed Exchange Ratio is fair to the Company from a financial point of view.

                                                Very truly yours,


                                                MERRILL LYNCH, PIERCE, FENNER &
                                                       SMITH INCORPORATED

                          [BEAR, STEARNS LETTERHEAD]

                                                                      APPENDIX C




August 7, 1995


Board of Directors
Recognition International Inc.
2701 Grauwyler Road
Irving, Texas  75061

Dear Sirs and Madam:

      Recognition International Inc. ("REC") has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated May 19, 1995 with BancTec, Inc. ("BTEC"), pursuant to which REC will be merged (the "Merger") into a newly formed, wholly owned subsidiary of BancTec, Inc. ("BTEC"). As a result of the Merger, each share of common stock of Recognition will be converted into 0.59 of a share of common stock of BTEC. You have provided us with a copy of the Joint Proxy Statement and Prospectus of REC and BTEC, which includes the Merger Agreement, in substantially the form to be sent to the stockholders of Recognition (the "Proxy Statement").

      You have asked us to render our opinion as to whether the Merger is fair, from a financial point of view, to the stockholders of REC.

      In the course of our analyses for rendering this opinion, we have:

            1.    reviewed the Proxy Statement;

            2.    reviewed REC's Annual Reports to Shareholders, Annual
      Reports on Form 10-K and Proxy Statements for the fiscal years ended October 31, 1991 through 1994, and its Quarterly Reports on Form 10-Q for the fiscal periods ended January 31 and April 30, 1995 and reviewed BTEC's Annual Reports to Shareholders, Annual Reports on Form 10-K and Proxy Statements for the fiscal years ended March 1991 through March 1995;

            3. reviewed certain operating and financial information, including projections, provided to us by REC's and BTEC's managements relating to their respective businesses and prospects;

            4. met with certain members of REC's and BTEC's senior managements to discuss their operations, historical financial statements and future prospects and their views of the business, operational and strategic benefits, potential synergies and other implications of the Merger;

            5. reviewed the pro forma financial impact of the Merger on REC stockholders;

            6. reviewed the historical stock prices and trading volumes of the common stock of REC and of BTEC;

            7. reviewed publicly available financial information and stock market performance data of other publicly-held companies which we deemed generally comparable to REC and to BTEC;

            8. reviewed the financial terms of certain other recent acquisitions of companies which we deemed generally comparable to REC and to BTEC; and

            9. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

      In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by REC and BTEC. With respect to REC's and BTEC's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of REC and BTEC as to the expected future performance of REC and BTEC, respectively. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the managements of REC and BTEC that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of REC or BTEC. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

      Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger is fair, from a financial point of view, to the stockholders of REC.

      We have acted as financial advisor to REC in connection with the Merger and will receive a fee for such advisory services, including the rendering of this opinion, payment of a significant portion of which is contingent upon the consummation of the Merger.


                                                Very truly yours,

                                                BEAR, STEARNS & CO. INC.



                                                By: ____________________________
                                                      Managing Director

                                                                      APPENDIX D
                                                                      ----------

                                 BANCTEC, INC.
                       1990 EMPLOYEE STOCK PURCHASE PLAN
                           (amended January 24, 1995)


                                   ARTICLE I
                                 NATURE OF PLAN


     This employee stock purchase plan is hereby established for the purpose of providing all eligible employees of BancTec, Inc. (the "Company") and of its parent and subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code) with the opportunity to acquire a proprietary interest in the Company, increasing their interest in the Company's welfare, and encouraging them to remain in the employ of the Company or of its parent or subsidiary corporations.


                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION


Section 2.1 Definitions.    For the purpose of this Plan, the following
definitions shall apply unless the context requires otherwise:

     (a) "Administration Committee" shall mean the Plan Administration Committee as from time to time constituted pursuant to Section 6.1.

     (b) "Board of Directors" shall mean the Board of Directors of the Company unless otherwise indicated or the context otherwise requires.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Company" shall mean BancTec, Inc. or any successor thereto which shall adopt this Plan.

     (e) "Compensation" shall mean an Employee's total compensation received for personal services rendered to the Employer as an Employee which are actually paid during the Plan Year and which are subject to withholding for Federal income tax purposes. Compensation shall not include bonuses, overtime pay or commissions based on sales.

     (f) "Effective Date" shall mean January 22, 1990, the date as of which the Board of Directors adopted the Plan; provided, however, that if the Plan is not approved by the stockholders of the Company within the twelve month period immediately subsequent to the date the Plan was adopted by the Board of Directors, the Plan shall not be qualified as an "employee stock purchase plan" under the provisions of Section 423 of the Code.

     (g) "Employee" shall mean any person who, on or after the Effective Date, is an employee (within the meaning of Sections 423 and 3401(c) of the Code) of the Company or of its parent or subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code). Notwithstanding the foregoing, officers and directors of the Company are not eligible to participate in the Plan, except to the extent that any such person cannot be excluded from eligibility under the Plan without the Plan failing to satisfy the requirements of Section 423 of the Code. Further, notwithstanding the foregoing, in the event that the Plan is approved by the affirmative votes of a majority of the stockholders of the Company present in person, or represented by proxy, and entitled to vote at a meeting thereof, then from and after the time of such approval officers of the Company, who are otherwise eligible to participate in the Plan, shall be deemed to be eligible to participate in, and be granted options under, the Plan.

     (h) "Employer" shall mean the Company and, if any, its parent or subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code).

     (i) "Exercise Period" shall mean (i) the month of June, with respect to the Payroll Deduction Period beginning on January 1st, and (ii) the month of December, with respect to the Payroll Deduction Period beginning on July 1st. The Exercise Period shall be the period during which Participants may exercise their options, in whole or in part.

     (j) "1981 Plan" shall mean the BancTec, Inc. 1981 Employee Stock Purchase Plan, as amended on April 3, 1986.

     (k) "Offering Period" shall mean (i) the first 15 days of the month of December immediately preceding the Payroll Deduction Period beginning on January 1st and (ii) the first 15 days of the month of June immediately preceding the Payroll Deduction Period beginning on July 1st. The Offering Period shall be the period during which each eligible Employee shall determine whether and to what extent he desires to participate in the Plan by electing to authorize payroll deductions to be effective during the Payroll Deduction Period immediately subsequent to the Offering Period.

     (l) "Participant" shall mean an Employee or former Employee to whom an option has been granted hereunder and who has elected to participate herein by authorizing payroll deductions.

     (m) "Payroll Deduction Account" shall mean that separate account maintained hereunder to record the amount of a Participant's wages that have been withheld hereunder.

     (n) "Payroll Deduction Period" shall mean, for the respective half of the Plan Year, the period January 1st through June 30th or July 1st through December 31st. Notwithstanding the foregoing, the Payroll Deduction Period with respect to a given Participant shall end on the date that the Participant receives his last paycheck from the Employer after his employment with the Employer terminates.

     (o) "Plan" shall mean the BancTec, Inc. 1990 Employee Stock Purchase Plan, as embodied herein and as amended from time to time.

     (p) "Plan Year" shall mean each calendar year, which calendar year shall be the Plan's fiscal year.

     Section 2.2 Word Usage. Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the singular shall also include the plural, and vice versa. The words "hereof", "herein" and "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. All references to Sections or Articles shall mean and refer to Sections and Articles contained in this Plan unless otherwise indicated.

     Section 2.3 Construction. It is the intention of the Company that the Plan be qualified as an employee stock purchase plan under the provisions of Section 423 of the Code, and all provisions shall be construed to that result.
Moreover, the provisions of the Plan shall apply only to an Employee who is in the employ of the Company or of its parent or subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code) on or after the Effective Date.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION


     Section 3.1 Eligibility. Options may be granted under the Plan only to Employees. Subject to the restrictions of Section 5.3, each Employee may become a Participant in the Plan during the Offering Period if he has or will have completed ninety (90) continuous days of employment with the Company or its parent or subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code) by the first day of the Payroll Deduction Period.

     Section 3.2 Election to Participate. Any Employee who is eligible to participate herein may become a Participant by filing a written election to participate with the Administration Committee and by authorizing payroll deductions during the Offering Period under Section 4.1. An Employee may elect to participate for less than the maximum number of shares to which he is entitled by authorizing a payroll deduction under Section 4.1 of a percentage of Compensation less than the percentage determined by the Board of Directors under Section 5.1(b).

     Section 3.3 Waiver of Participation. An Employee who is otherwise eligible to participate herein may waive his right to participate for any Payroll Deduction by declining to authorize a payroll deduction. Such declination must be filed in writing with the Administration Committee in the time and manner specified thereby. The filing of a written declination shall result in the Employee's waiver of participation only for the Payroll Deduction Period to which it relates and shall be irrevocable with respect to such Payroll Deduction Period. An Employee's waiver of participation for a specified Payroll Deduction Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Payroll Deduction Period except those with respect to which he files additional written declinations with the Administration Committee in accordance with the provisions of this Section 3.3.


                                   ARTICLE IV
                        PAYROLL DEDUCTION AUTHORIZATION


     Section 4.1 Payroll Deductions. Each Employee who is eligible and elects, pursuant to Article III, to participate herein and who is granted options pursuant to Section 5.1 shall authorize the making of payroll deductions to fund the purchase of the stock he may purchase pursuant to the option granted to him hereunder. Deductions shall be made at the regular payroll periods applicable to the Participant and shall be credited to the Participant's Payroll Deduction Account.

     (a) Amount of Payroll Deductions. Subject to the restrictions of Section 5.3, a Participant may authorize payroll deductions in an amount of not less than one percent (1%) nor more than ten percent (10%) (in multiples of one percent (1%)) of his Compensation for the Payroll Deduction Period.

     (b) Change in Authorization. Except to the extent provided in Section 4.1(c), a Participant may not vary the amount of his payroll deduction for any Payroll Deduction Period. He may, by notice to the Administration Committee, elect to change his payroll deduction rate, within the limits specified in subsection (a) of this Section 4.1, during the immediately following Offering Period, effective for the immediately following Payroll Deduction Period.

     (c) Discontinuance of Payroll Deductions. A Participant may revoke his payroll deduction authorization effective on the first day of any pay period by filing a notice thereof with the Administration Committee at least twenty (20) days in advance of the effective date of such revocation. Upon discontinuance of payroll deductions, a Participant may withdraw the total amount credited to his Payroll Deduction Account in accordance with the provisions of Sections 4.2 and 4.3, or he may file written notice of his intent to allow the funds in his Payroll Deduction Account to remain in such Account until the Exercise Period, at which time he may elect to exercise the option in whole or in part, in accordance with Section 5.6.

     (d) Automatic Change or Discontinuance of Payroll Deductions. The Administration Committee may unilaterally change or discontinue a Participant's payroll deduction authorization if necessary to satisfy the restrictions of
Section 5.3 or otherwise to satisfy the requirements of Section 423 of the Code.

     Section 4.2 Withdrawal of Payroll Deduction Account.

     (a) As of the effective date that a Participant discontinues his payroll deduction he may withdraw the balance credited to his Payroll Deduction Account by filing a written request therefor with the Administration Committee.

     (b) Notwithstanding anything contained herein to the contrary, any amounts remaining credited to a Participant's Payroll Deduction Account on the last day of the Payroll Deduction Period, after taking into account the exercise of an option, in whole or in part, if any, shall be refunded to the Participant.

     (c) Notwithstanding anything contained herein to the contrary, any amounts remaining credited to a Participant's Payroll Deduction Account on the day a Participant's employment with the Company terminates for reason other than death, disability or retirement, as provided in Section 5.6(b), shall be refunded to the Participant.

     (d) Each Employee shall have the option of transferring his Payroll Deduction Account from the BancTec, Inc. 1981 Employee Stock Purchase Plan (as amended on April 3, 1986) to this Plan, or having such amounts refunded to him.

     Section 4.3 Forfeiture of Right to Deduct. In the event a Participant revokes his payroll deduction authorization and withdraws the amount credited to his Payroll Deduction Account, he shall not be permitted to redeposit such sum at a later date, nor shall he be permitted to resume payroll deductions until the first day of the immediately following Payroll Deduction Period.

     Section 4.4 Forfeiture of Right to Exercise Options. In the event of a withdrawal by a Participant of the amount credited to his Payroll Deduction Account, the Participant shall forfeit all rights to any option granted to him with respect to the withdrawn amounts.


                                   ARTICLE V
                                    OPTIONS


     Section 5.1 Grant of Options. Two times during each Plan Year, unless the Board of Directors determines otherwise, the Administration Committee shall make an offering under which options to purchase Company stock are granted to all Employees eligible to participate in the Plan pursuant to Section 3.1. Except as provided in Sections 5.1(b) and 5.3 of the Plan, all Employees granted options under the Plan shall have the same rights and privileges.

     (a) Date of Grant. All options granted hereunder shall be granted on the same date, which date shall be the first day of the Offering Period.

     (b) Amount of Grant. Subject to the restrictions of Section 5.3, each Employee who is eligible to participate herein and to whom the offering is to be made shall be granted an option to purchase up to that number of whole shares of Company stock which could be purchased at the option price (determined as of the date of grant, without regard to any lower price which may become applicable on the date of exercise) with an amount equal to such percentage of an Employee's Compensation as the Board of Directors determines for the annual offering, but not to exceed ten percent (10%) of an Employee's Compensation for the Plan Year beginning prior to or coincident with the Offering Period.

     Section 5.2 Limitation on Options Granted. Options may not be granted hereunder pursuant to which more than 500,000 shares of Company stock may be purchased. Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by the Company may be made subject to option under the Plan. Further, if for any reason any option granted under the Plan terminates, in whole or in part, without being exercised in full, shares subject to such terminated option which has not been exercised may be subjected to a new option under the Plan.

     Notwithstanding the foregoing provision, in the event of any change in the number or kind of outstanding shares of Company stock subject to options hereunder effected without receipt of consideration therefor by the Company, by reason of a stock dividend, stock split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which options are or may be granted hereunder. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, in the outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment, if appropriate, in the price for each share of stock covered by the option. In the event of a dispute concerning such adjustment, the decision of the Administration Committee shall be conclusive. The number of shares subject to any option granted hereunder shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Section 5.2.

     Further, in the event of a sale of all or substantially all of the assets of the Company; a merger or consolidation (other than a merger effecting a reincorporation of the Company in another state or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation; or any other transaction or series of transactions resulting in a person or entity becoming the owner of 50% or more of the total combined voting power of all classes of stock of the Company, then the Company shall, at its option, either
(i) substitute for the shares subject to the unexercised portions of such outstanding options an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the stockholders of the Company with respect to such shares (or, as appropriate, in the case of an acquisition of the Company by another corporation, substitute the shares of the acquiring corporation for the shares of the Company), or (ii) cancel all such options as of the effective date of any such transaction by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the exercise of all such outstanding options, without regard to any other provisions of the Plan, during the 30-day period immediately preceding such effective date, or (iii) allow the options granted under the Plan to remain outstanding without any modifications or amendments.

     Section 5.3 Limitations on Grant of Options. Notwithstanding any provision contained herein to the contrary,

     (a) No option shall be granted to an Employee hereunder if, immediately after such option is granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer or of any of its parent or subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code), computed in accordance with
Section 423(b)(3) of the Code, and

     (b) No Employee shall be granted an option hereunder which permits his rights to purchase stock under the Plan and under all other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or of any of its parent or subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 (or such other rate as may be prescribed from time to time by the Code) of fair market value of Company stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

     Section 5.4 Expiration of Options. The expiration date of options granted hereunder shall be the last day of the Payroll Deduction Period with respect to which the options are granted hereunder.

     Section 5.5 Option Price. A Participant who exercises, in whole or in part, the option granted to him hereunder may acquire Company stock with respect to which the option was granted at a cost which is the lesser of:

     (a) Eighty-five percent (85%) of the fair market value of the stock on the date the option was granted, the first day of the Offering Period, or

     (b) Eighty-five percent (85%) of the fair market value of the stock on the date the option is exercised, the last day of the Exercise Period.

     For the purposes of this Section 5.5, the fair market value of the stock on any given date shall be determined by taking the simple average of the closing bid and asked prices on such date of such stock as quoted by the National Association of Securities Dealers' Automated Quotations ("NASDAQ") System or the closing price on such date of such stock, as reported on a national securities exchange or as quoted on the National Market System of NASDAQ (or if there shall be no trading on such date, then on the first previous date on which there is such trading).

     Section 5.6 Exercise of Options. The option granted to a Participant may be exercised in accordance with the following:

     (a) By Participant While Employed. At any time during the Exercise Period, a Participant may exercise his option, in whole or in part, by delivering written notice of exercise to the Administration Committee or its agent, in such form and in such manner as the Administration Committee shall prescribe. If a Participant exercises his option in part, his option shall thereupon terminate and become void to the extent of the part not exercised.

     If, on the last day of the Exercise Period, a Participant has not exercised his option in whole or in part and has not filed a written notice of election not to exercise with the Administration Committee or its agent, such Participant shall be deemed to have exercised his option in full on the last day of the Exercise Period.

     The balance credited to a Participant's Payroll Deduction Account, after exercising his option, or after electing not to exercise such option, shall be paid to him in cash.

     (b) By Participant After Termination of Employment. If a Participant's employment with the Employer terminates for any reason other than death, disability or retirement, his option hereunder shall immediately terminate and become void, and the amount credited to such Participant's Payroll Deduction Account shall be paid to him in cash.

     (c) By a Retired or Disabled Participant. If a Participant's employment with the Employer terminates on account of the Participant's disability or retirement, such Participant shall have the right to exercise his option during the period beginning on the date his employment terminates and ending ninety
(90) days following such date. The exercise price shall be the price at which the Participant could have exercised the option if he had remained in the employ of the Employer through the end of the Payroll Deduction Period. In the event the Participant elects not to exercise his option during such period, the balance credited to such Participant's Payroll Deduction Account shall be paid to him in cash.

     For purposes of this Section 5.6, a Participant shall be considered disabled if, by reason of physical or mental impairment, he is unable to perform the usual and customary duties of his employment.

     For the purposes of this Section 5.6, a Participant shall be considered to have retired if his employment with the Employer terminates after he attains age fifty-five (55) and with the consent of the Employer.

     (d) By a Deceased Participant's Representative. In the event a Participant's employment with the Employer terminates on account of the death of the Participant, his heirs, legatees, distributees or personal representative shall have the right to exercise such Participant's option during the period beginning on the date of his death and ending ninety (90) days following his date of death. The exercise price shall be the price at which the Participant could have exercised the option if he had remained a Participant throughout the
Payroll Deduction Period.   In the event the Participant's heirs, legatees,
distributees or personal representative elect not to exercise the options during such period, the balance credited to the deceased Participant's Payroll Deduction Account shall be paid to his heirs, legatees, distributees or personal representative, whichever is applicable, in cash.

     Section 5.7 Payment for Shares. Upon the exercise of an option, the shares of stock shall be paid for in full by the transfer of the purchase price from the amount credited to the Participant's Payroll Deduction Account to an account of the Employer, and any balance credited to such Participant's Payroll Deduction Account shall be paid to him in cash. The Participant, his personal representative, heirs, legatees or distributees may purchase all or a part of the number of full shares which the balance credited to the Participant's Payroll Deduction Account is sufficient to purchase and receive the balance credited to such account in cash.

     Section 5.8 Transfer of Shares Upon Exercise. The shares of Company stock purchased by a Participant pursuant to the exercise of an option hereunder shall be issued or transferred to him on the books of the Company on the last day of the Exercise Period. Until such time, the Participant shall have none of the rights and privileges of a stockholder in the Company with respect to shares of stock subject to an option under the Plan. Stock certificates shall be delivered to the Participant within forty-five (45) days of such date.

     Section 5.9 Transfer of Options. No option granted under the Plan may be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by such Participant.

     Section 5.10 Substitution and Assumption of Options. Subject to the terms and conditions and within the limitations of the Plan, the Administration Committee may authorize and direct a substitution of a new option, or an assumption of an old option, granted by the Company (to the extent not theretofore exercised or terminated) to an Employee under the 1981 Plan. Notwithstanding any other provision of this Plan or the 1981 Plan, an option granted to an Employee under the 1981 Plan and substituted or assumed hereunder may be exercised only within 30 days following the Effective Date. Further, any election to participate in the 1981 Plan by an Employee shall be deemed to be an election to participate in this Plan.

     The intent of this Section 5.10 is to provide that all Employees granted options under employee stock purchase plans of the Company shall have the same rights and privileges. In furtherance of the foregoing, the Administration Committee may authorize and direct that an Employee be permitted to apply sums which were withheld under the 1981 Plan towards the purchase of additional Company stock under the Plan; provided, however, that all other Employees shall be permitted to make payments in an amount not less than that which any such Employee is allowed to carry over, to be applied toward the purchase of additional Company stock under the Plan.

     Section 5.11 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan and Section 423 of the Code, the Administration Committee may modify, extend or renew outstanding options granted under the Plan or accept the surrender of options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of a new option hereunder in substitution for an old option (to the extent not theretofore exercised). However, no modification of an option granted hereunder shall, without the consent of the Participant, alter or impair any rights or obligations under any option theretofore granted hereunder to such Participant under the Plan.


                                   ARTICLE VI
                            ADMINISTRATION COMMITTEE


     Section 6.1 Appointment of Committee. The Administration Committee shall be comprised of all members of the Board of Directors who are not Employees of the Company.

     (a) Interested Member. Notwithstanding anything contained herein to the contrary, no member of the Administration Committee shall be eligible to participate in the Plan at any time during his term as a member of the Administration Committee.

     (b) Term. Each member of the Administration Committee shall serve until his successor is appointed. Any member of the Administration Committee may be removed by the Board of Directors, with or without cause, which shall have the power to fill any vacancy which may occur. A committee member may resign upon thirty (30) days written notice to the Company.

     (c) Compensation. The members of the Administration Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the Administration Committee.

     Section 6.2 Powers of Administration Committee. The Administration Committee shall have the following powers and duties:

     (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

     (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

     (c) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, rights of eligibility of an Employee to participate in the Plan and the amount of a Participant's option;

     (d) To enforce the terms of the Plan and the rules and regulations it adopts;

     (e) To direct the distribution of the shares of Company stock purchased pursuant to the exercise of an option granted hereunder;

     (f) To furnish the Employer with information which the Employer may require for tax or other purposes;

     (g) To engage the service of counsel (who may, if appropriate, be counsel for the Company) and agents whom it may deem advisable to assist it with the performance of its duties;

     (h) To prescribe procedures to be followed by Participants in exercising options;

     (i) To receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

     (j) To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan;

     (k) To select a secretary, who need not be a member of the Administration Committee; and

     (l) To interpret and construe the Plan.

     Section 6.3 Manner of Action. The decision of a majority of the members of the Administration Committee appointed and qualified shall control. In case of a vacancy in the membership of the Administration Committee, the remaining members of the Committee may exercise any and all of the powers, authorities, duties and discretion conferred upon the Administration Committee pending the filling of a vacancy. The Administration Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Administration Committee shall maintain adequate records of its decisions.

     Section 6.4 Authorized Representative. The Administration Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates,consents, approvals, waivers, letters or other documents.

     Section 6.5 Nondiscrimination. The Administration Committee shall administer the Plan in a uniform, nondiscriminatory manner.

     Section 6.6 Books and Records. The Administration Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the options which have been granted, to whom they have been granted, the status of the options and the number of shares of Company stock which are subject to options. The books, forms and methods of accounting shall be the responsibility of the Administration Committee.


                                  ARTICLE VII
                           AMENDMENT AND TERMINATION


     Section 7.1 Amendment. The Company shall have the right at any time and in any manner to amend, alter or suspend the Plan.

     Section 7.2 Termination. The Company shall have the right to terminate the Plan at any time.

Further, no offering shall be made hereunder after any day upon which Participants elect to participate herein for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which Employees elect to participate shall be greater than the shares remaining available, the shares available shall at the end of the Offering Period be allocated among such Participants pro rata on the basis of the number of shares for which each has elected to participate.

     Section 7.3 No Alteration of Rights. Notwithstanding the foregoing provisions of this Article VII, the Company shall not amend, alter, suspend or terminate the Plan in any way which would adversely affect any Participant's rights under any option then outstanding under the Plan.


                                  ARTICLE VIII
                                 MISCELLANEOUS


     Section 8.1 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Company stock to any Participant, or to his legal representative, heirs, legatee or distributee, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan. The Administration Committee may require such Participant, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

     Section 8.2 Plan Funds. To the extent permitted by law, all amounts held by the Company or an Employer in Payroll Deduction Accounts under the Plan may be used for any corporate purpose of the Company.

     Section 8.3 No Guarantee of Interests. Neither the Administration Committee nor the Employer guarantees the Company stock from loss or depreciation.

     Section 8.4 Payment of Expenses. All expenses incident to the design, establishment, administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or appropriate Employer.

     Section 8.5 Employer Records. Records of the Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and Compensation will be conclusive on all persons, unless determined to be incorrect.

     Section 8.6 Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Administration Committee's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

     Section 8.7 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

     Section 8.8 No Rights Implied. Nothing contained in the Plan or any modification or amendment to the Plan or in the creation of any Payroll Deduction Account, or the issuance of any option or shares of Company stock pursuant to such option, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Company, any other Employer, or any officer, director or Employee of the Company or any Employer, except as expressly provided by the Plan.

     Section 8.9 Information. The Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Administration Committee to perform its duties and functions under the Plan. The Employer's records as to the current information the Employer furnishes to the Administration Committee shall be conclusive as to all persons, unless determined to be incorrect.

     Section 8.10 No Liability. The Employer assumes no obligation or responsibility to any of the Employees, Participants, or personal representatives, heirs, legatees or distributees for any act of, or failure to act, on the part of the Administration Committee.

     Section 8. 11 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Administration Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it, and members of the Board of Directors and the Administrative Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     Section 8.12 Company Action. Any action required of the Company or any Employer shall be by resolution of its Board of Directors or by a person authorized to act by board resolution.

     Section 8. 13 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     Section 8.14 Notice. Any notice required to be given herein by the Employer or the Administration Committee shall be deemed delivered, when (a) personally delivered or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

     Section 8.15 Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

     Section 8.16 Successors. The Plan shall be binding upon all persons entitled to options under the Plan, their respective heirs, legatees and legal representatives, upon the Employer, its successors and assigns, and upon the Administration Committee and their successors.

     Section 8.17 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     Section 8.18 Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute. The obligation of the Company to sell and deliver stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such stock.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Article Tenth of the Restated Certificate of Incorporation of the registrant provides that the registrant must indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance liability insurance which indemnifies the directors and officers of the registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such. The registrant's Certificates of Incorporation eliminates the liability of the registrant's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (i) for any breach of the director,s duty loyalty to the registrant or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which a director derived an improper personal benefit.


ITEM 21 - EXHIBITS


       The following exhibits are included as part of this Registration
Statement

EXHIBIT NO.                           DESCRIPTION

     2.1 Agreement and Plan of Merger, dated May 19, 1995, between BancTec, Inc. ("BancTec") and Recognition International Inc. ("Recognition") (attached as Appendix A to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

     3.1 Restated Certificate of Incorporation of BancTec (incorporated by reference to Exhibit 3.1 to BancTec's Annual Report on Form 10-K dated June 16, 1995).

     3.2 Bylaws of BancTec (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K dated June 16, 1995).

    *5.1 Opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.

    *8.1 Opinion of Vinson & Elkins L.L.P. as to federal income tax consequences.

    10.1     BancTec, Inc. 1989 Stock Plan (incorporated by reference to Exhibit
             10.1 of the Annual Report on Form 10-K dated June 16, 1995).

    10.2 BancTec, Inc. Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 10.2 of the Annual Report on Form 10-K dated June 16, 1995).

     10.3 BancTec, Inc. 1982 Nonqualified Stock Option Plan, as amended (incorporated by reference to Exhibit 10.3 of the Annual Report on Form 10-K dated June 16, 1995).

     10.4    BancTec, Inc. 1994 Stock Plan (incorporated by reference to Exhibit
             10.4 of the Annual Report on Form 10-K dated June 16, 1995).

     10.5 BancTec, Inc. 1990 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-K dated June 16, 1995).

     10.6 BancTec,Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 of the Annual Report on Form 10-K dated June 16,
             1995).

     10.7 Employment Agreement dated May 28, 1992, between BancTec and Grahame N. Clark, Jr. (incorporated by reference to Exhibit 10.7 of the Annual Report on Form 10-K dated June 16, 1995).

     10.8    Employment Agreement dated May 28, 1992, between BancTec and Norton
             A. Stuart (incorporated by reference to Exhibit 10.8 of the Annual Report on Form 10-K dated June 16, 1995).

     10.9 Employment Agreement dated May 28, 1992, between BancTec and Tod V. Mongan (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K dated June 16, 1995).

     10.10 Rights Agreement dated June 16, 1988, between BancTec and First RepublicBank Dallas, N.A., as Rights Agent (incorporated by reference to Exhibit 10.10 of the Annual Report on Form 10-K dated June 16, 1995).

     10.11 Second Amended and Restated Credit Agreement dated December 28, 1994, among BancTec, its subsidiries and Texas Commerce Bank National Association, as Agent (incorporated by reference to Exhibit 10.11 of the Annual Report on Form 10-K dated June 16,
             1995).

     10.12 Form of Indemnification Agreement between BancTec and each of its Directors and Officers (incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K dated June 16, 1995).

     10.13 License Agreement dated April 1, 1986, between BancTec and TRW Financial Systems, Inc. (formerly Teknekron Financial Systems, Inc.), a TRW company (incorporated by reference to Exhibit 10.13 of the Annual Report on Form 10-K dated June 16, 1995).

      21.1 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Annual Report on Form 10-K dated
             June 16, 1995).

      23.1   Consent of Arthur Andersen LLP.

      23.2   Consent of Price Waterhouse LLP.

      23.3   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      23.4   Consent of Bear, Stearns & Co. Inc.

      23.5   Consent of Towers, Perrin, Forster & Crosby, Inc.

      24.1 The power of attorney of officers and directors of BancTec is set forth on the signature page of this Registration Statement.

      99.1 Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (attached as Appendix B to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

      99.2 Opinion of Bear, Stearns & Co. Inc. (attach as Appendix C to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

      99.3    Form of Proxy for Annual Meeting of Stockholders of BancTec, Inc.

      99.4 Form of Proxy for Special Meeting of Stockholders of Recognition International Inc.
_____________________

* To be filed by amendment


ITEM 22 - UNDERTAKINGS

       The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement:

                    (1)   To include any prospectus required by Section 10(a)
       (3) of the Securities Act;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

             (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes as follows:

             (a) That, prior to any public reoffering of the securities registered hereunder through-use of a prospectus which is a part of this Registration Statement, by any person who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by other items of the applicable form.

             (b) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 20 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities ct and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such directors, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to such request.

             The undersigned registrant herby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                  SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of August, 1995.

                                         BANCTEC, INC.

                                         By:      /s/ Graham N. Clark, Jr.
                                               ---------------------------------
                                               Grahame N. Clark, Jr.
                                               Chairman and Chief Executive
                                               Officer

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                            Capacity                                 Date
                      ---------                            --------                                 ----
                     *                        Chairman of the Board, Chief Executive       August 7, 1995
--------------------------------------------  Officer and Director (Principal
             Grahame N. Clark, Jr.            Executive Officer)


                     *                        President and Director                       August 7, 1995
--------------------------------------------
             Norton A. Stuart, Jr.


                     *                        Vice President, Controller and Assistant     August 7, 1995
--------------------------------------------  Treasurer (Principal Accounting Officer)
             Michael D. Kubic


                     *                        Director                                     August 7, 1995
--------------------------------------------
             Michael E. Faherty


                     *                        Director                                     August 7, 1995
--------------------------------------------
             Paul J. Ferri


                     *                        Director                                     August 7, 1995
--------------------------------------------
             Rawles Fulgham



                    *                         Director                                     August 7, 1995
--------------------------------------------
             Thomas G. Kamp


                    *                         Director                                     August 7, 1995
--------------------------------------------
             Michael A. Stone

                    *                         Director                                     August 7, 1995
--------------------------------------------
             Merle J. Volding

             /s/ Tod V. Mongan                                                             August 7, 1995
--------------------------------------------
             Tod V. Mongan
             Attorney-in-fact



                                 EXHIBIT INDEX



EXHIBIT NO.                           DESCRIPTION

     2.1 Agreement and Plan of Merger, dated May 19, 1995, between BancTec, Inc. ("BancTec") and Recognition International Inc. ("Recognition") (attached as Appendix A to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

     3.1 Restated Certificate of Incorporation of BancTec (incorporated by reference to Exhibit 3.1 to BancTec's Annual Report on Form 10-K dated June 16, 1995).

     3.2 Bylaws of BancTec (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K dated June 16, 1995).

    *5.1 Opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.

    *8.1 Opinion of Vinson & Elkins L.L.P. as to federal income tax consequences.

    10.1     BancTec, Inc. 1989 Stock Plan (incorporated by reference to Exhibit
             10.1 of the Annual Report on Form 10-K dated June 16, 1995).

    10.2 BancTec, Inc. Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 10.2 of the Annual Report on Form 10-K dated June 16, 1995).

     10.3 BancTec, Inc. 1982 Nonqualified Stock Option Plan, as amended (incorporated by reference to Exhibit 10.3 of the Annual Report on Form 10-K dated June 16, 1995).

     10.4    BancTec, Inc. 1994 Stock Plan (incorporated by reference to Exhibit
             10.4 of the Annual Report on Form 10-K dated June 16, 1995).

     10.5 BancTec, Inc. 1990 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-K dated June 16, 1995).

     10.6 BancTec,Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 of the Annual Report on Form 10-K dated June 16,
             1995).

     10.7 Employment Agreement dated May 28, 1992, between BancTec and Grahame N. Clark, Jr. (incorporated by reference to Exhibit 10.7 of the Annual Report on Form 10-K dated June 16, 1995).

     10.8    Employment Agreement dated May 28, 1992, between BancTec and Norton
             A. Stuart (incorporated by reference to Exhibit 10.8 of the Annual Report on Form 10-K dated June 16, 1995).

     10.9 Employment Agreement dated May 28, 1992, between BancTec and Tod V. Mongan (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K dated June 16, 1995).

     10.10 Rights Agreement dated June 16, 1988, between BancTec and First RepublicBank Dallas, N.A., as Rights Agent (incorporated by reference to Exhibit 10.10 of the Annual Report on Form 10-K dated June 16, 1995).

     10.11 Second Amended and Restated Credit Agreement dated December 28, 1994, among BancTec, its subsidiaries and Texas Commerce Bank National Association, as Agent (incorporated by reference to Exhibit 10.11 of the Annual Report on Form 10-K dated June 16,
             1995).

     10.12 Form of Indemnification Agreement between BancTec and each of its Directors and Officers (incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K dated June 16, 1995).

     10.13 License Agreement dated April 1, 1986, between BancTec and TRW Financial Systems, Inc. (formerly Teknekron Financial Systems, Inc.), a TRW company (incorporated by reference to Exhibit 10.13 of the Annual Report on Form 10-K dated June 16, 1995).

      21.1 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Annual Report on Form 10-K dated June 16,
             1995).

      23.1   Consent of Arthur Andersen LLP.

      23.2   Consent of Price Waterhouse LLP.

      23.3   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

      23.4   Consent of Bear, Stearns & Co. Inc.

      23.5   Consent of Towers, Perrin, Forster & Crosby, Inc.

      24.1 The power of attorney of officers and directors of BancTec is set forth on the signature page of this Registration Statement.

      99.1 Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (attached as Appendix B to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

      99.2 Opinion of Bear, Stearns & Co. Inc. (attach as Appendix C to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

      99.3    Form of Proxy for Annual Meeting of Stockholders of BancTec, Inc.

      99.4 Form of Proxy for Special Meeting of Stockholders of Recognition International Inc.

_____________________

* To be filed by amendment